Exhibit 10.2

ASSET PURCHASE AGREEMENT

by and between

INTERNET MEDIA SERVICES, INC.,

as Buyer,

and

LESTER LEVIN INC.,

as Seller

Dated October __, 2009

ARTICLE VI.	CERTAIN COVENANTS	19
6.1	Further Assurances	19
6.2	Board of Directors	19
6.3	Working Capital	19
6.4	Registration of Shares	20
6.5	Certain Employee Matters	20
6.6	Extension of Health and Dental Insurance	20
6.7	Non-Competition, Non-Disclosure, Non-Solictation	20
6.8	Corporate Existence	22
6.9	Certain Negative Covenants; Misc.	22
6.10	D&O Insurance	24
ARTICLE VII.	INDEMNIFICATION	24
7.1	Indemnification	24
7.2	Indemnification Procedures – Third Party Claims	24
7.3	Indemnification Procedures – Other Claims, Indemnification Generally	26
ARTICLE VIII.	MISCELLANEOUS	26
8.1	Publicity	26
8.2	Entire Agreement	26
8.3	Notices	27
8.4	Non-Assignable Assets	28
8.5	Waivers and Amendments	28
8.6	Survival	28
8.7	Counterparts	28
8.8	Governing Law; Severability	28
8.9	Assignment	28
8.10	Negotiated Agreement	29
8.11	Expenses; Taxes	29
8.12	Third Party Beneficiary	29
8.13	Headings	29

EXHIBITS

Exhibit A	Copyrights and Trademarks
Exhibit B	Form of Assignment of Domain Name
Exhibit C	Form Bill of Sale
Exhibit D	Form Registration Rights Agreement
Exhibit E	Form Voting Agreement
Exhibit F	Form Stock Pledge and Escrow Agreement
Exhibit G	Form Lock-Up Agreement
Exhibit H	Assignment and Assumption Agreement

SCHEDULES

Schedule 2.1(a)	Equipment
Schedule 2.1(b)	Inventory
Schedule 2.1(c)	Contracts
Schedule 2.1(e)	Proprietary Rights
Schedule 2.1 (f)	Trade Accounts Receivable
Schedule 2.1(h)	Cash and Cash Equivalents
Schedule 2.2	Excluded Assets
Schedule 2.3	Assumed Liabilities
Schedule 2.4(a)(v)	Closing Balance Sheet
Schedule 3.3	Purchase Price Allocation
Schedule 4.1	Shareholders of Seller
Schedule 4.2	Consent
Schedule 4.6	Litigation
Schedule 4.7	Intellectual Property
Schedule 4.8	Insurance
Schedule 4.11	Affiliate Interests
Schedule 5.6	IMS Stockholders

ASSET PURCHASE AGREEMENT

ASSET PURCHASE AGREEMENT (“Agreement”) dated October __, 2009 (the “Effective Date”), by and among Internet Media Services, Inc., a Delaware corporation (“Buyer”), and Lester Levin Inc., a New York corporation (“Seller”).

R E C I T A L S:

WHEREAS, Seller markets and sells legal supplies, legal forms and legal documents through the Internet Web site named LegalStore.com (the “Business”);

WHEREAS, Seller wishes to sell the certain assets of the LegalStore.com to the Buyer, and Buyer is willing to acquire certain assets of the LegalStore.com;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this Agreement and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

Article I.  Definitions

1.1           Definitions.  For purposes of this Agreement, the following terms shall have the respective meanings set forth below:

“Affiliate” of any specified Person means (i) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person and (ii) any 5% stockholder or member of such Person.  For purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Agreement and includes all of the schedules and exhibits annexed hereto.

“Allocation” has the meaning set forth in Section 3.3.

“Acquired Assets” has the meaning set forth in Section 2.1.

“Assignment and Assumption Agreement” has the meaning set forth in Section 2.4(b)(ix).

“Assumed Liabilities” has the meaning set forth in Section 2.3.

“Bill of Sale” means a Bill of Sale from Seller in the form of Exhibit C attached hereto and incorporated by this reference.

“Business” has the meaning set forth in the recitals to this Agreement.

“Business Books and Records” has the meaning set forth in Section 2.1(g).

“By-Laws” has the meaning set forth in Section 5.6.

“Certificate of Incorporation” has the meaning set forth in Section 5.6.

“Closing” means the closing of the purchase and sale of the Acquired Assets contemplated by this Agreement.

“Closing Balance Sheet” means the pro forma balance sheet of the Business dated as of the Closing Date.

“Closing Date” means the Effective Date or such other time as Buyer and Seller mutually agree.

“Code” means the Internal Revenue Code of 1986, as amended.

“Contracts” has the meaning set forth in Section 2.1(c).

“DSS” has the meaning set forth in Section 3.1.

“Effective Date” means the date hereof.

“Encumbrance” means any lien, charge, security interest, mortgage, pledge or other encumbrance of any nature whatsoever.

“Environmental Laws” has the meaning set forth in Section 4.9.

“Equipment” has the meaning set forth in Section 2.1 (a).

“Excluded Assets” means all of the other assets of Seller that are specifically set forth on Schedule 2.2, and are not part of the Acquired Assets.

“Excluded Liabilities” means all liabilities and obligations of Seller, except for Assumed Liabilities set forth in Section 2.3.

“Former Real Property” has the meaning set forth in Section 4.9.

“IMS Common Stock” has the meaning set forth in Section 3.1.

“Indemnification Acknowledgement” has the meaning set forth in Section 7.2(a)(ii).

“Indemnitee” has the meaning set forth in Section 7.2(a).

“Indemnitor” has the meaning set forth in Section 7.2(a).

 “Inventories” has the meaning set forth in Section 2.1(b).

“Lock-Up Agreement” has the meaning set forth in Section 2.4(b)(vii).

“Losses” means any and all out-of-pocket damages, costs, liabilities, losses (including consequential losses), judgments, penalties, fines, expenses or other costs, including reasonable attorney’s fees, incurred by an Indemnitee.

“Material Adverse Effect” means a material adverse effect on either (i) the assets, operations, personnel, condition (financial or otherwise) or prospects of  Seller, taken as a whole, or (ii) any of Seller’s or Buyer’s (as applicable) ability to consummate the transactions contemplated hereby.

“Notice of Claim” has the meaning set forth in Section 7.2(a)(i).

“Person” means any individual, partnership, limited liability company, limited liability partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization, governmental entity (or any department, agency or political subdivision thereof) or any other type of legal entity.

“Pledge Agreement” has the meaning set forth in Section 2.4(b)(vi).

“Proprietary Rights” has the meaning set forth in Section 2.1(e).

“Purchase Price” has the meaning set forth in Section 3.1.

“Permits” has the meaning set forth in Section 2.1(d).

“Real Property” has the meaning set forth in Section 4.9.

“Registration Statement” has the meaning set forth in Section 6.5.

“Securities Act” means the Securities Act of 1933, as amended.

“Tax” means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, capital gain, intangible, environmental (pursuant to Section 59A of the Code or otherwise), custom duties, capital stock, franchise, employee’s income withholding, foreign withholding, social security (or its equivalent), unemployment, disability, real property, personal property, sales, use, transfer, value added, registration, alternative or add-on minimum, estimated or other tax, including any interest, penalties or additions to tax in respect of the foregoing, whether disputed or not, and any obligation to indemnify, assume or succeed to the liability of any other Person in respect of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” means a claim or demand made by any Person who is not a party hereto against an Indemnitee.

“Voting Agreement” has the meaning set forth in Section 2.4(a)(iii).

“Whole Board” means the total number of directors which the Buyer’s Board of Directors would have if there were no vacancies.

Article II.  Purchase and Sale

2.1           Purchase and Sale.  Subject to Section 2.2, Seller agrees to sell, transfer, assign, convey and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all Encumbrances at the Closing for the consideration specified below in Article III,  all right, title and interest of Seller in and to the following properties, assets and rights primarily related to or used or held for use or sale by the Seller in connection with the Business as they exist on the Closing Date (collectively, the “Acquired Assets”):

(a)            All machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, and similar property listed on Schedule 2.1(a), which is attached and incorporated by reference (collectively, the “Equipment”);

(b)            All inventories of raw materials, work in process, finished products, goods, spare parts, replacement and component parts, and office and other supplies (collectively, the “Inventories”) wherever held or stored and as listed on Schedule 2.1(b) to be attached and incorporated by reference as of the close of business on the day immediately preceding the Closing Date;

(c)            All of Seller’s rights under all contracts, commitments, understandings, leases and agreements listed on Schedule 2.1(c) which is attached and incorporated by reference (collectively, the “Contracts”), including security deposits related thereto, Seller’s right to receive payment for products sold pursuant to, and to receive goods and services pursuant to, such contracts and to assert claims and take other rightful actions to enforce the Contracts;

(d)            To the extent permitted by law, all governmental licenses, permits, approvals, applications or registrations (collectively the “Permits”);

(e)            Any patents, trademarks, service marks or trade names, copyrights, websites, domain names, URL’s and customer lists and databases of Seller, together with all related applications or registrations listed on Schedule 2.1(e) which is attached and incorporated by reference (collectively, the “Proprietary Rights”);

(f)            All trade accounts receivable arising out of the conduct of the Business by the Seller prior to the Closing as listed on the Closing Balance Sheet;

(g)           All books, records, manuals and other materials related solely to the Acquired Assets and the operation of the Business, including sales and advertising materials, sales and purchase correspondence, and customer records and files (the “Business Books and Records”); and

(h)           All cash and cash equivalents in Seller’s account at Bank of America, Account No. 009442661376, as of the Closing Date, as adjusted in Seller’s sole discretion for (i) any uncleared checks and deposits in transit outstanding as of the Closing Date within five (5) business days after the Closing under customary bank reconciliation and (ii) such amounts to cover any bank or credit card fees.

Buyer acknowledges that it has fully inspected the Acquired Assets.  Except as set forth in Article IV, the tangible Assets are being sold to Buyer in their present physical condition, “AS IS,” “WHERE IS,” “WITH ALL FAULTS,” and WITH NO WARRANTIES, INCLUDING THE IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE with respect to the physical condition of the tangible Acquired Assets, and subject to normal wear and tear on the Acquired Assets up to the Closing Date.

2.2           Excluded Assets.  For the avoidance of doubt, the following are not included in the Acquired Assets and Seller is not selling and Buyer is not purchasing or assuming any obligations with respect to the following assets of Seller (the “Excluded Assets”), and following Closing, Buyer will not have any right, title, interest or obligation with respect to the Excluded Assets:

(a)            Cash or cash equivalents, except as provided in Section 2.1(h);

(b)            The corporate seals, certificates of incorporation, minute books, stock books, tax returns, books of account or other records having to do with the corporate organization of Seller and the remaining operations and businesses conducted by Seller;

(c)             The rights to any of Seller’s claims for any federal, state, local or foreign tax refunds; and

(d)            The assets, properties or rights relating to the remaining operations and businesses conducted by Seller and more fully set forth on Schedule 2.2 attached hereto and incorporated by reference.

2.3           Assumed Liabilities.  Buyer will not assume any liabilities of Seller, known or unknown, contingent or matured, except as described on Schedule 2.3 attached hereto and incorporated by this reference (the “Assumed Liabilities”).

2.4           Closing.  The Closing shall take place on the Closing Date at the offices of Seller, or at such other place or at such other time as Buyer and Seller shall agree.  The parties agree that in the event they do not meet physically to close this transaction that faxed and couriered executed documents shall be acceptable to close this transaction.

(a)            On the Closing Date Seller shall deliver to Buyer the following:

(i)           One or more instruments of assignment and bills of sale dated the Closing Date, in form and substance reasonably satisfactory to Buyer, conveying to Buyer all of Seller’s right, title and interest in and to the Acquired Assets.

(ii)           A Registration Rights Agreement, in the form attached hereto as Exhibit D, executed on behalf of DSS and Seller.

(iii)          A Voting Agreement, in the form attached hereto as Exhibit E, executed on behalf of DSS.

(iv)          Pledge Agreements, in the form attached hereto as Exhibit F, executed on behalf of DSS and Lester Levin Inc.

(v)           Closing Balance Sheet, attached hereto as Schedule 2.4(a)(v).

(b)           On the Closing Date Buyer shall deliver to Seller the following:

(i)            The Purchase Price specified in Section 3.1 below by delivery of certificates representing the IMS Common Stock (defined below) issuable to DSS hereunder.

(ii)           A certificate of an officer duly authorized to provide the same, together with true and correct copies of a resolution of the Board of Directors of Buyer authorizing Buyer to enter into and consummate the transactions contemplated by this Agreement and certified Certificate of Incorporation and By-Laws of Buyer, together with a Good Standing Certificate issued by the State of Delaware, and the names of the other officer or officers of Buyer authorized to sign this Agreement, together with a sample of the true signature of each such officer.

(iii)          An opinion of counsel to Buyer, dated the Closing Date and addressed to Seller, in form and substance satisfactory to Seller.

(iv)          A Registration Rights Agreement, in the form attached hereto as Exhibit D, executed on behalf of Buyer.

(v)           A Voting Agreement, in the form attached hereto as Exhibit E, executed on behalf of Buyer and the IMS Stockholders.

(vi)          Pledge Agreements, in the form attached hereto as Exhibit F, executed on behalf of the IMS Stockholders.

(vii)         A Lock-Up Agreement, in the form attached hereto as Exhibit G, executed on behalf of the IMS Stockholders.

(viii)        The original stock certificates issued to Buyer’s shareholders representing the IMS Common Stock shares pledged under the Pledge Agreements, to be held by an escrow agent of Seller’s choice.

(ix)          An assignment and assumption agreement with respect to the Assumed Liabilities, in the form attached hereto as Exhibit H.

(c)               On the Closing Date, Seller and Buyer shall deliver to each other the agreements which are required to be executed and delivered under the terms and conditions of this Agreement and in the form attached to this Agreement.

Article III.  Consideration

3.1           Purchase Price.  In consideration of the sale and transfer of the Acquired Assets, on the Closing Date, Buyer shall issue to Seller’s designee, Document Security Systems, Inc., a New York corporation (“DSS”), 7,500,000 shares of newly-issued common stock, par value $.001 per share, of Buyer (“IMS Common Stock”) (the “Purchase Price”), which DSS intends to distribute as part of this transaction in accordance with applicable securities laws.

3.2           Legend on IMS Common Stock Certificate.  Each certificate representing shares issued pursuant to this Agreement shall be endorsed with the following legend:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES, THE SALE IS MADE IN ACCORDANCE WITH RULE 144 OR ITS SUCCESSOR RULE UNDER THE ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT EXEMPTIONS FROM SUCH REGISTRATION ARE AVAILABLE.”

3.3           Allocation of Purchase Price.  The Purchase Price shall be allocated among the Acquired Assets in the manner set forth in Schedule 3.3.  The Purchase Price shall be deemed for all purposes (e.g., those relating to Taxes and tax returns of any kind whatsoever, including, without limitation, Internal Revenue Service Form 8594) to be allocated in accordance with the allocation schedule to be mutually prepared by Buyer and Seller and attached hereto as Schedule 3.3 within sixty (60) days after the Closing Date.  Neither Buyer, Seller nor any of their affiliates shall take any position (whether in audits, Tax Returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable law.

Article IV.  Representations and Warranties of Seller

As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, Seller represents and warrants to Buyer as follows:

4.1           Organization, Qualification and Authority.  The Seller is a corporation duly organized and validly existing under the laws of the State of New York, and is in good standing and duly qualified to do business as a foreign corporation in all jurisdictions where the operation of its respective business or the ownership of its respective properties make such qualification necessary.  Seller has full power and authority to own, lease and operate their facilities and assets as presently owned, leased and operated, and to carry on their business as they are now being conducted.  Seller owns no capital stock, security, interest or other right, or any option or warrant convertible into the same, of any Person.  The shareholders of Seller as of the date hereof are set forth on Schedule 4.1.  Seller has the full right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated hereby.  The execution, delivery and consummation of this Agreement, and all other agreements and documents executed in connection herewith by Seller, have been duly authorized by all necessary action on the part of Seller.  No other action, consent or approval on the part of Seller or any other Person or entity is necessary to authorize each of Seller’s due and valid execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith.  This Agreement and all other agreements and documents executed in connection herewith by Seller, upon due execution and delivery thereof, shall constitute the valid and binding obligations of Seller, enforceable in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.

4.2           No Violations.  Except as set forth on Schedule 4.2 attached hereto, the execution and delivery of this Agreement and the performance by Seller of their obligations hereunder, to the best knowledge of Seller (i) do not and will not conflict with or violate any provision of the articles of incorporation, bylaws, or similar organizational documents of Seller, and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the capital stock or assets of Seller pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration or governmental body or other third party pursuant to, any law, statute, rule or regulation or any contract, judgment or decree to which Seller is subject or by which any of its assets are bound.

4.3           Real Property.  Seller does not own any real property, but does lease real property located at 320 North Goodman Street, Suite 209, Rochester, New York 14607.

4.4           Personal Property.  Seller has good and marketable title to the Acquired Assets free and clear of all Encumbrances.

4.5           Contracts.  Except as set forth on Schedule 2.1, Seller is not a party to any contract in which the Acquired Assets are subject.

4.6           Litigation.  Except as set forth on Schedule 4.6 (for which Buyer assumes no liability), Seller has not received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to environmental protection, civil rights, public health and safety and occupational health).  Except as set forth on Schedule 4.6 (for which Buyer assumes no liability), there are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to each of the Seller’s knowledge, threatened involving Seller, any of the Acquired Assets or the Business, and no reasonable basis exists for the bringing of any such claim.  At Closing, Seller shall indemnify and hold Buyer harmless from any Losses incurred by Buyer as a result of the litigation described on Schedule  4.6.

4.7           Intellectual Property.  All Proprietary Rights owned by Seller, and used in connection with the Business are listed and described in Schedule 4.7.  No proceedings have been instituted or are pending or, to each of the Seller’s knowledge, threatened which challenge the validity of the ownership by Seller of any such Proprietary Rights.  Other than to Buyer, Seller has not licensed anyone to use any such Proprietary Rights and, to each of the Seller’s knowledge, there has been no use or infringement of any of such Proprietary Rights by any other person.

4.8           Insurance.  Seller has in effect and has continuously maintained insurance coverage for all of its operations, personnel and assets, and for the Acquired Assets and the Business.  A complete and accurate list of all such insurance policies is set forth in Schedule 4.8, which policies have previously been provided to Buyer.  Schedule 4.8 also sets forth a summary of Seller’s current insurance coverage (listing type, carrier and limits), and includes a list of any pending insurance claims relating to Seller.  Seller is not in default or breach with respect to any provision contained in any such insurance policies, nor has Seller failed to give any notice or to present any claim thereunder in due and timely fashion.

4.9           Environmental Laws.  All of the Permits required under Environmental Laws for the operation of the Business have been obtained and maintained in effect in good standing by Seller.  No material change in the facts or circumstances reported or assumed in the applications for such Permits exists. Seller is in compliance, and at all times has complied, with all Environmental Laws applicable to the operations associated with the Business and each of the properties currently owned, leased or operated by Seller (the “Real Property”) and each of the properties formerly owned, leased or operated by Seller (the “Former Real Property”) and with all of the Permits.  Seller is not aware of any violation with respect to any of the Permits, which violations are outstanding or uncured as of the date hereof, and no proceeding is pending, or to Seller’s knowledge, threatened, to revoke or limit any of the Permits.

Seller has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person, including itself, under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”) or any of the Environmental Laws, nor does Seller have notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any Governmental Authority nor provided information in response to a request for information pursuant to Section 104(e) of CERCLA or any analogous state or local information gathering authority.

Since November 2005, no Hazardous Substances has been released, placed, dumped, disposed of, manufactured, stored or otherwise come to be located in, on, at, beneath or near any of the Real Property or the Former Real Property or any surface waters or groundwaters thereon or thereunder in excess of the levels prescribed or permitted under Environmental Laws.

To Seller’s knowledge, there have been and are no aboveground or underground storage tanks, polychlorinated biphenyls or asbestos-containing materials located at or within the Real Property or the Former Real Property.

To Seller’s knowledge, none of the Real Property or the Former Real Property is identified or proposed for listing on the National Priorities List under 40 C.F.R. § 300 Appendix B, the Comprehensive Environmental Response Compensation and Liability Inventory System (“CERCLIS”) or any analogous list of any Government Authority and Seller is not aware of any conditions on such properties which, if known to a Governmental Authority, would qualify such properties for inclusion on any such list.

None of the Real Property or the Former Real Property, or any current or previous business operations conducted by Seller, is the subject of any pending or threatened investigation or judicial or administrative proceeding, notice, decree or settlement respecting any actual, potential or alleged violation of any Environmental Law, or any Releases of Hazardous Substances into any surface water, ground water, drinking water supply, soil, land surface or subsurface strata, or ambient air (the “Environment”). Seller has not received from any Governmental Authority, insurance company or other Person, any request for information that Seller is the subject of an investigation under Environmental Laws, notice of any potential or alleged violations of any Environmental Laws or of any proposed order under any Environmental Laws or any order or proposed order requiring any of such parties to prepare studies, action plans, or clean-up strategies in respect of an Environmental Condition on any of the Real Property or the Former Real Property.  Seller has not received notice of any inquiry or investigation by any Person concerning matters regulated by Environmental Laws.

Seller has not reported any violation of any applicable Environmental Laws to any Governmental Authority.  Since November 2005, no Releases have occurred on any of the Real Property or Former Real Property which would require reporting to any Governmental Authority under any Environmental Laws.

Seller has not sent, transported, or directly arranged for the transport of any garbage, solid waste or Hazardous Substances, whether generated by Seller or another Person, to any site listed on the National Priorities List or proposed for listing on the National Priorities List or to a site included on the CERCLIS list or any analogous state list of sites.

There is not now, nor to Seller’s knowledge has there ever been, on or in any Real Property or Former Real Property, any generation, treatment, recycling, storage or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state or foreign equivalent, except in accordance with Environmental Laws.

“Hazardous Substances” means and includes any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority including, but not limited to, asbestos, PCBs, petroleum products and by-products (including, but not limited to, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), substances defined or listed as “hazardous substances”, “hazardous materials”, ‘‘hazardous wastes”, “toxic substances”, “hazardous air pollutants” or ‘‘waste’’ or similarly identified in, pursuant to, or for purposes of, any Environmental Laws applicable to the operations of the Buyer or Seller’s respective businesses or real property, as applicable, and each of the properties formerly owned, leased or operated by Seller or Buyer, and with all associated permits, as applicable.

“Environmental Laws” means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules of common law or policies regulating Hazardous Substances, including, without limitation, those governing the generation, use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal of Hazardous Substances, to the extent such laws, ordinances, regulations, rules and policies may be in effect from time to time and be applicable to the operations of Buyer or Seller’s respective businesses, or Real Property, as applicable, and each of the properties formerly owned, leased or operated by Seller or Buyer, as applicable, and with all associated permits, including, without limitation, the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act, as now or hereafter amended (42 U.S.C. Section 6901, et seq.); the Toxic Substance Control Act of 1976, as now or hereafter amended (15 U.S.C. Section 2601 et seq.); the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq.); the Clean Air Act, as now or hereafter amended (42 U.S.C. Section 7901 et seq.); any so-called “Superfund” or “Superlien” law; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material.

4.10           Tax Returns; Taxes.  DSS, on behalf of the consolidated group of which Seller is a member, has filed or will timely file all federal, state and local Tax Returns and Tax reports required by such authorities to be filed through September 30, 2009.  DSS has paid all Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority through September 30, 2009.  There is no pending Tax examination or audit of, nor any action, suit, investigation or claim asserted or, to Seller’s knowledge, threatened against any Seller by any federal, state or local authority; and DSS has not been granted any extension of the limitation period applicable to any Tax claims.  All Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority prior to or after September 30, 2009 by Seller with respect to the operation of the Business prior to the Closing shall be the responsibility of Seller and shall be paid by Seller.

4.11           Affiliate Interests.  Except as set forth on Schedule 4.11, Seller is not a party to any transaction with any Person or Affiliate that establishes any right or interest in any of the Acquired Assets.

Article V.  Representations and Warranties of Buyer

As an inducement to Seller to enter into this Agreement and to consummate the transactions contemplated hereunder, Buyer hereby represents and warrants to Seller and DSS as follows:

5.1           Organization, Qualification and Authority.  Buyer, and its wholly-owned subsidiary Legal Store.Com, Inc., are each corporations duly formed, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the requisite corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted.  Buyer has the full corporate right, power and authority to execute, deliver and carry out the terms of this Agreement and all documents and agreements necessary to give effect to the provisions of this Agreement and to consummate the transactions contemplated on the part of Buyer hereby.  The execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith by Buyer has been duly authorized by all necessary corporate action on the part of Buyer.  No other action, consent or approval on the part of Buyer, any stockholder of Buyer, or any other person or entity is necessary to authorize the execution, delivery and consummation of this Agreement and all other agreements and documents executed in connection herewith.  This Agreement, and all other agreements and documents executed in connection herewith by Buyer, upon due execution and delivery thereof, shall constitute the valid binding obligations of Buyer, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general principles of equity.  Other than Legal Store.Com, Inc., Buyer does not own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.  Buyer is not a participant in any joint venture, partnership, or similar agreement.

5.2           No Violations.  The execution and delivery of this Agreement and the performance by Buyer of its obligations hereunder (i) do not and will not conflict with or violate any provision of the articles of incorporation or similar organizational documents of Buyer or its subsidiary, and (ii) do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any Encumbrance upon the membership interests of Buyer pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by or notice to any court or administrative, arbitration or governmental body or other third party pursuant to, any law, statute, rule or regulation or any contract, order, judgment or decree to which Buyer or its subsidiary is subject or by which any of its assets are bound.

5.3           Broker’s or Finder’s Fee.  Buyer has not employed nor is Buyer liable for the payment of any fee to, any finder, broker, consultant or similar person in connection with the transactions contemplated under this Agreement.

5.4           Working Capital. Buyer represents that it has access to sufficient working capital of at least $200,000 over the six (6) month period immediately following the Closing Date of this Agreement in order to execute the provisions of this Agreement.

5.5           IMS Common Stock.  Buyer represents and warrants that it will deliver to the Seller’s designee the IMS Common Stock free and clear of all mortgages, liens, liabilities, security interests, pledges, restrictions, prior assignments, leases, licenses, charges, claims, defects in title and title and encumbrances of any kind or type whatsoever. Upon issuance the IMS Common Stock will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances other than securities law restrictions and shall not be subject to preemptive rights or other similar rights of stockholders of IMS.

5.6           Capitalization.  The total authorized capital stock of Buyer consists of 25,000,000 shares of IMS Common Stock, of which 13,001,000 shares are outstanding as of the date hereof. The current stockholders of Buyer and the amount of IMS Common Stock held by each is set forth on Schedule 5.6 attached hereto. There are no outstanding securities which are convertible into shares of IMS Common Stock, whether such conversion is currently convertible or convertible only upon some future date or the occurrence of some event in the future.  All of such outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable.  No shares of capital stock of Buyer are subject to preemptive rights or any other similar rights of the stockholders of Buyer or any liens or encumbrances imposed through the actions or failure to act of Buyer. As of the Effective Date of this Agreement, (i) there are no outstanding options, warrants, scripts, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of Buyer or any of its subsidiaries, or arrangements by which Buyer or any of its subsidiaries is or may become bound to issue additional shares of capital stock of Buyer or any of its subsidiaries, (ii) there are no agreements or arrangements under which Buyer or any of its subsidiaries are obligated to register the sale of any of its or their securities under the Securities Act and (iii) there are no anti-dilution or price adjustment provisions contained in any security issued by Buyer (or in any agreement providing rights to security holders) that will be triggered by the issuance of the IMS Common Stock  Buyer has furnished to Seller and DSS true and correct copies of Buyer’s and its subsidiary’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), Buyer’s and its subsidiary’s By-laws, as in effect on the date hereof (the “By-Laws”), and the terms of all securities convertible into or exercisable for any capital stock of Buyer and the material rights of the buyers thereof in respect thereto. No further approval or authorization of any stockholder, the Board of Directors of Buyer or others is required for the issuance and sale of the IMS Common Stock.  There are no stockholders agreements, voting agreements or other similar agreements with respect to Buyer’s or its subsidiary’s capital stock to which Buyer is a party or, to the knowledge of Buyer, between or among any of Buyer’s stockholders.

5.7           Contracts and Other Commitments.  Buyer and its subsidiary, Legal Store.Com, Inc., does not have any contract, agreement, lease, commitment, or proposed transaction, written or oral, absolute or contingent.

5.8           Registration Rights. Except as provided in the Registration Rights Agreement, Buyer is not obligated to register under the Securities Act any of its presently outstanding securities or any of its securities that may subsequently be issued.

5.9           Litigation.  Buyer has not received notice of any violation of any law, rule, regulation, ordinance or order of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality (including, without limitation, legislation and regulations applicable to environmental protection, civil rights, public health and safety and occupational health).  There are no lawsuits, proceedings, actions, arbitrations, governmental investigations, claims, inquiries or proceedings pending or, to Buyer’s knowledge, threatened involving Buyer or its subsidiary, or any of their assets or capital stock, and no reasonable basis exists for the bringing of any such claim.

5.10           Absence of Borrowed Indebtedness and Assets; Undisclosed Liabilities. Neither Buyer nor its subsidiary have any indebtedness for borrowed money.  Immediately prior to the Closing, Buyer and its subsidiary will have no material tangible assets.  There is no real property owned or leased by Buyer or its subsidiary.  Buyer currently operates out of office space located at 4553 Glencoe Ave., Suite 325, Marina del Rey, California 90292, which is utilized by permission from an unrelated third party for no consideration.  Raymond Meyers and Michael Buechler  are Buyer’s sole employees.

5.11           Material Liabilities.  Neither Buyer nor its subsidiary have any material liability or obligation, absolute or contingent (individually or in the aggregate), except (i) obligations and liabilities incurred after the date of incorporation in the ordinary course of business that are not material, individually or in the aggregate, and (ii) obligations under contracts made in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with generally accepted accounting principles.

5.12           Environmental Laws.  Buyer and its subsidiary are in compliance, and at all times have complied, with all Environmental Laws applicable to them and each of the properties currently owned, leased or operated by them and each of the properties formerly owned, leased or operated by them and with all of the Permits.  Buyer is not aware of any violation with respect to any of the Permits, which violations are outstanding or uncured as of the date hereof, and no proceeding is pending, or to Buyer’s knowledge, threatened, to revoke or limit any of the Permits.

Buyer has not performed or suffered any act which could give rise to, or has otherwise incurred, liability to any Person, including itself, under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq. (“CERCLA”) or any of the Environmental Laws, nor does Buyer have notice of any such liability or any claim therefor or submitted notice pursuant to Section 103 of CERCLA to any Governmental Authority nor provided information in response to a request for information pursuant to Section 104(e) of CERCLA or any analogous state or local information gathering authority.

5.13           Tax Returns; Taxes.  Buyer has conducted no business to date.  Buyer will file all federal, state and local Tax Returns and Tax reports required by such authorities to be filed through September 30, 2009 within 30 days of the Closing.  Buyer has paid all Taxes, assessments, governmental charges, penalties, interest and fines due or claimed to be due by any federal, state or local authority through September 30, 2009.  There is no pending Tax examination or audit of, nor any action, suit, investigation or claim asserted or, to Buyer’s knowledge, threatened against any Buyer by any federal, state or local authority; and Buyer has not been granted any extension of the limitation period applicable to any Tax claims.

5.14           Disclosure.                      Buyer has provided each Seller and DSS with all the information reasonably available to it without undue expense that each has requested for deciding whether to purchase the IMS Common Stock and all information that Buyer believes is reasonably necessary to enable such Seller and DSS to make such decision.  To the best of Buyer’s knowledge after reasonable investigation, neither this Agreement nor any other written statements or certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

Article VI.  Certain Covenants

6.1           Further Assurances.  From time to time after the Closing, the parties agree to cooperate and to execute and deliver such instruments of sale, transfer, conveyance, assignment and delivery, and such consents, assurances, powers of attorney and other instruments as may be reasonably requested by one or more of the other parties or its counsel in order to vest in Buyer all right, title and interest of Seller in and to the Acquired Assets and otherwise in order to carry out the purpose and intent of this Agreement.

6.2           Board of Directors.  Upon the Effective Date of this Agreement, Buyer’s Whole Board shall be expanded to five (5) directors.  Seller shall have the right to nominate for election two (2) of the five (5) directors.  Seller and DSS have informed Buyer that Seller’s and DSS’s nominees for the two director seats are Patrick White and Philip Jones.  At the Closing, Buyer, DSS and the IMS Stockholders shall enter into the Voting Agreement in the Form attached hereto as Exhibit E, in connection with the appointment of said nominees to the Buyer’s board of directors.  In the event any vacancy occurs in a seat designed for a nominee of Seller and DSS, Buyer and its Board of Directors shall take all actions necessary to appoint a successor designated by Seller and DSS to fill such vacancy.

6.3           Working Capital.  Within 180 days of the Effective Date, the Buyer shall raise cash net proceeds from a debt or equity financing of at least $200,000 (the “Initial Financing”).  Buyer shall use the proceeds from the Initial Financing for marketing, working capital and to pay the expenses for registering the shares of IMS Common Stock with the SEC.

6.4           Registration of Shares.  As soon as practicable but not later than 180 days after the Closing Date, Buyer will file, on a best efforts basis, a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) registering all the shares of IMS Common Stock issued to Seller and/or DSS under the Agreement (the “Registration Statement”) and within 360 days after the Closing Date shall have the Registration Statement covering at least twenty percent (20%) of such shares declared effective, as provided in the Registration Rights Agreement.

6.5           Certain Employee Matters.  Effective as of the Closing Date, Buyer may, but shall not be obligated to offer employment to all or some of Seller’s employees who are actively at work immediately prior to the Closing Date, subject to Buyer’s right to terminate the employment of any such employee(s) at any time and for any reason in its sole discretion.  It is specifically understood that (i) Buyer shall have no obligation to hire any of the Seller’s employees and (ii) no rights or entitlements shall vest in favor of any third party (including any of the Seller’s employees) by virtue of this Agreement.

6.6           Extension of Health and Dental Insurance.  If requested by Buyer, Seller agrees to continue health and dental insurance coverage, at Buyer’s sole expense, for a period of up to three (3) months, for certain employees of Seller that have been offered and accepted employment at Buyer’s company.

6.7           Non-Competition, Non-Disclosure and Non-Solicitation.  For a period commencing on the Closing Date and ending on the date that is two (2) years after the Closing Date (the “Restricted Period”), and provided that Buyer is not in default of the covenant in Section 6.4 (“Registration of Shares”) of this Agreement, Seller shall, and Seller shall ensure that none of its respective Affiliates shall, engage, directly or indirectly, in any business that markets and sells legal supplies, legal forms and legal documents in the United States (the “Restricted Area”).  For the purposes of this Section 6.7, Business shall not include the sale of “security paper” by the Seller via the Seller’s direct sales channels of via the Internet or other electronic means of communication.  Both Seller and Buyer may actively engage in the selling and marketing of “security paper” throughout the Restricted Period.  By way of further definition and explanation of the foregoing, and without limiting the generality of the foregoing restriction, during such Restricted Period, Seller and none of their respective Affiliates shall devote any time or attention to acquiring, managing, operating, joining, controlling, participating or becoming financially interested in, or being connected with (in any capacity, whether as a partner, stockholder, investor, consultant, independent contractor, agent, representative or otherwise), or providing any direct or indirect financial assistance to, any Person that is engaged, directly or indirectly, in any business that markets and sells legal supplies, legal forms and legal documents within the Restricted Area.  Nothing contained herein, however, shall prohibit the Seller or any of their respective Affiliates from acquiring and owning the IMS Common Stock as contemplated by this Agreement, or from owning and acquiring, for investment purposes only, up to five percent (5%) of the outstanding equity securities of a Person engaged in an activity competitive with the Business if such equity securities of any such Person are available to the general public on a national securities exchange or the over-the-counter market.

Seller hereby acknowledges, covenants and agrees that, from and after the date hereof, it will hold any and all items constituting Business secrets communicated or transmitted to, or otherwise obtained by, it in strictest confidence.  Seller shall not, regardless of the reason therefore, directly or indirectly make use of, exploit, disclose or divulge any Business secrets to any other Person (except to the extent such information is required to be submitted to any Governmental Authority or to any other Person pursuant to subpoena or other court process or as may be permitted herein), or knowingly make any false statement or otherwise commit any act (including contacting any customers of the Business) that could in any way be injurious or detrimental to Buyer, the Business or to Buyer’s use of the Acquired Assets, including, without limitation, Buyer’s image, business or customer relations.

During the Restricted Period, Seller shall not, for its own benefit, or for the benefit of any other Person, or for any reason, accept any business with respect to the Business from, or interfere in any manner with the Buyer’s business relationship with, any customer of Buyer or the Business.  Without limiting the generality of the foregoing, Seller shall not solicit or induce, or attempt to solicit or induce, any business with respect to the Business (directly or indirectly through any Person) from any current customer of the Business.  Furthermore, nothing contained in this Agreement shall be construed to infer that Seller is, in any respect whatsoever, retaining any rights to, or in respect of, the customer list or the Business, or any customer information of the Business for direct or indirect use after the expiration of the Restricted Period, it being understood and agreed that pursuant to this Agreement Buyer is acquiring all of the Seller’s rights thereto without limitation as to time or otherwise.

During the Restricted Period, Seller shall not shall hire, solicit or induce, or attempt to hire, solicit or induce (directly or indirectly through any Person), for employment, or interfere in any manner with Buyer’s relationship with, any employee, agent, consultant or other representative of Buyer or any of its Affiliates. Except that the Seller may provide reference letters to unemployed former employees.

The invalidity or unenforceability of this Article 6 in any respect shall not affect the validity or enforceability of this Article 6 in any other respect, or of any other provision of this Agreement.  In the event that any provision of this Article 6 shall be held invalid or unenforceable by a court of competent jurisdiction by reason of the geographic or business scope or the duration thereof or for any other reason, such invalidity or unenforceability shall attach only to the particular aspect of such provision found invalid or unenforceable as applied and shall not affect or render invalid or unenforceable any other provisions of this Article 6 or the enforcement of such provision in other circumstances, and, to the fullest extent permitted by law, this Article 6 shall be construed as if the geographic or business scope or the duration of such provision or other basis on which such provision has been challenged had been more narrowly drafted so as not to be invalid or unenforceable.

Seller acknowledges and agrees that the agreements and covenants contained in this Article 6 are of a unique and valuable nature and may, if breached, result in irreparable damage to Buyer that may not be readily susceptible to monetary valuation; and, accordingly, in the event of the breach of any covenant or agreement contained in this Article 6, Buyer shall be entitled to seek and obtain injunctive or other equitable relief, in addition to any other remedies provided by law or equity, in furtherance of the enforcement thereof.  In no event shall the amount or value of any consideration paid or given by Buyer for the covenants and agreements contained in this Article 6, or otherwise in connection with this Agreement, be used to determine the scope or extent of damages suffered by Buyer in the event of a breach by Seller of such covenants and agreements.

6.8           Corporate Existence; Reporting Status.

(a)           So long as Seller or DSS beneficially owns any IMS Common Stock, Buyer shall maintain its corporate existence and that of Legal Store.Com, Inc. in good standing;

(b)          Buyer shall register its class of common stock with the SEC under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), no later than eighteen months after the date hereof and file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as Seller or DSS beneficially owns any IMS Common Stock; and

(c)           Buyer shall have its class of common stock approved for quotation on the OTCBB or for listing on a national securities exchange no later than 360 days from the date hereof and to maintain such listing or quotation so long as Seller or DSS beneficially owns any IMS Common Stock;

6.9           Certain Negative Covenants; Misc.  Until the earlier to occur of (x) 2 years from the Effective Date and (y) the time that the Registration Statement is declared effective by the SEC, without the approval of two-thirds of Buyer’s Whole Board, which shall include during such time at least two directors designated by DSS.  The Buyer shall not, and shall not permit any of its subsidiaries to, directly or indirectly:

               (a)           Pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock or directly or indirectly or through any subsidiary of Buyer make any other payment or distribution in respect of its capital stock;

(b)           Redeem, repay, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Buyer or its subsidiary or any warrants, rights or options to purchase or acquire any such shares;

(c)           Enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

(d)            Except for the IMS Common Stock to be issued to Seller pursuant to the Agreement, neither Buyer nor any subsidiary shall issue shares of capital stock of the Buyer or  any securities of the Buyer or its subsidiaries which would entitle the holder thereof to acquire, directly or indirectly, at any time capital stock of the Buyer, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive,  capital stock of the Buyer;

(e)            Enter into, amend, modify or supplement any agreement, transaction, commitment, or arrangement with any of its or any subsidiary’s officers, directors, employees, persons who were officers or directors at any time during the previous two (2) years, stockholders who beneficially own ten percent (10%) or more of the IMS Common Stock, or Affiliates of any thereof, or with any individual related by blood, marriage, or adoption to any such individual or with any entity in which any such entity or individual owns a ten percent (10%) or more beneficial interest, except for customary employment arrangements and benefit programs and director compensation on reasonable terms;

(f)             Increase the size of Buyer’s Whole Board to more than five (5) directors;

(g)            Effect any sale, lease, assignment, transfer, exclusive license or other conveyance of all or substantially all of the assets of the Buyer or any of its subsidiaries or any domain name(s), including legalstore.com, acquired as part of this Agreement, or effect any consolidation or merger involving the Buyer or any of its subsidiaries, or effect any reclassification or other change of any stock or any recapitalization of the Buyer or any of its subsidiaries;

                                (h)             Effect any amendment of its Certificate of Incorporation or By-Laws;

(i)              Use any proceeds from the Initial Financing (i) to repay any of its corporate debt or other indebtedness, (ii) to redeem any of its Common Stock or other securities, (iii) to settle any outstanding litigation, or (iv) to repay any debt or obligation to any officer, director or manager of Buyer, including but not limited to Buyer’s president, chief executive officer, chief financial officer and chief operations officer, and any of their affiliates or family members;

(j)              Operate the Business out of any location other than the existing Rochester, New York facility; or

(k)             Enter into any agreement with respect to any of the foregoing.

6.10  D&O Insurance.  Upon the effectiveness of the Registration Statement, the Buyer shall maintain a director’s and officer’s insurance policy in the amount of at least $1.0 million.

Seller acknowledges that Buyer would not have completed the transaction contemplated by this Agreement absent the covenants and agreements set forth in this Article 6.

Article VII.  Indemnification

7.1           Indemnification.

(a)            By Seller.  Seller shall indemnify and hold harmless Buyer, and its officers, directors, shareholders, employees, Affiliates and agents, at all times from and after the Closing Date, against and in respect of Losses arising from: (i) any breach of any of the representations or warranties made by Seller in this Agreement (without regard to any materiality qualification contained in any such representation or warranty); (ii) any breach of the covenants and agreements made by Seller in this Agreement or any exhibit hereto delivered by Seller in connection with the Closing; (iii) any Excluded Liabilities; and (iv) any Excluded Assets up to a maximum aggregate amount with respect  to all such claims under this Section 7.1(a), of Three Hundred Thousand Dollars ($300,000);

(b)           By Buyer.  Buyer shall indemnify and hold harmless Seller and their respective directors, officers, employees, Affiliates and agents at all times from and after the Closing Date against and in respect of Losses arising from or relating to: (i) any breach of any of the representations or warranties made by Buyer in this Agreement (without regard to any materiality qualification contained in any such representation or warranty); (ii) any breach of the covenants and agreements made by Buyer in this Agreement or any exhibit hereto delivered by Buyer in connection with the Closing; (iii) any Assumed Liabilities; and (iii) the ownership of the Acquired Assets and operation of the Business after the Closing Date.

7.2           Indemnification Procedures – Third Party Claims.

                              (b)           The rights and obligations of a party claiming a right of indemnification hereunder (each, an “Indemnitee”) from a party to this Agreement (each, an “Indemnitor”) in any way relating to a third party claim shall be governed by the following provisions of this Section 7.2.

(i)           The Indemnitee shall give prompt written notice to the Indemnitor of the commencement of any claim, action suit or proceeding, or any threat thereof, or any state of facts which Indemnitee determines will give rise to a claim by the Indemnitee against the Indemnitor based on the indemnity agreements contained in this Agreement setting forth, in reasonable detail, the nature and basis of the claim and the amount thereof, to the extent known, and any other relevant information in the possession of the Indemnitee (a “Notice of Claim”).  The Notice of Claim shall be accompanied by any relevant documents in the possession of the Indemnitee relating to the claim (such as copies of any summons, complaint or pleading which may have been served and, or any written demand or document evidencing the same).  No failure to give a Notice of Claim shall affect, limit or reduce the indemnification obligations of an Indemnitor hereunder, except to the extent such failure actually prejudices such Indemnitor’s ability successfully to defend the claim, action, suit or proceeding giving rise to the indemnification claim.

(ii)           In the event that an Indemnitee furnishes an Indemnitor with a Notice of Claim, then upon the written acknowledgment by the Indemnitor given to the Indemnitee within 30 days of receipt of the Notice of Claim, stating that the Indemnitor is undertaking and will prosecute the defense of the claim under such indemnity agreements and confirming that as between the Indemnitor and the Indemnitee, and that the claim covered by the Notice of Claim is subject to this Article VII (an “Indemnification Acknowledgment”), then the claim covered by the Notice of Claim may be defended by the Indemnitor, at the sole cost and expense of the Indemnitor; provided, however, that the Indemnitee is authorized to file any motion, answer or other pleading that may be reasonably necessary or appropriate to protect its interests during such 30 day period.  However, in the event the Indemnitor does not furnish an Indemnification Acknowledgment to the Indemnitee or does not offer reasonable assurances to the Indemnitee as to Indemnitor’s financial capacity to satisfy any final judgment or settlement, the Indemnitee may, upon written notice to the Indemnitor, assume the defense (with legal counsel chosen by the Indemnitee) and dispose of the claim, at the sole cost and expense of the Indemnitor.  Notwithstanding receipt of an Indemnification Acknowledgment, the Indemnitee shall have the right to employ its own counsel in respect of any such claim, action, suit or proceeding, but the fees and expenses of such counsel shall be at the Indemnitee’s own cost and expense, unless (A) the employment of such counsel and the payment of such fees and expenses shall have been specifically authorized by the Indemnitor in connection with the defense of such claim, action, suit or proceeding or (B) the Indemnitee shall have reasonably concluded based upon a written opinion of counsel that there may be specific defenses available to the Indemnitee which are different from or in addition to those available to the Indemnitor, in which case the costs and expenses incurred by the Indemnitee shall be borne by the Indemnitor.

(iii)           The Indemnitee or the Indemnitor, as the case may be, who is controlling the defense of the claim, action, suit or proceeding, shall keep the other fully informed of such claim, action, suit or proceeding at all stages thereof, whether or not such party is represented by counsel.  The parties hereto agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such claim, action, suit or proceeding.  Subject to the Indemnitor furnishing the Indemnitee with an Indemnification Acknowledgment in accordance with Section 7.2(a)(ii), the Indemnitee shall cooperate with the Indemnitor and provide such assistance, at the sole cost and expense of the Indemnitor, as the Indemnitor may reasonably request in connection with the defense of any such claim, action, suit or proceeding, including, but not limited to, providing the Indemnitor with access to and use of all relevant corporate records and making available its officers and employees for depositions, pre-trial discovery and as witnesses at trial, if required.  In requesting any such cooperation, the Indemnitor shall have due regard for, and attempt to not be disruptive of, the business and day-to-day operations of the Indemnitee and shall follow the requests of the Indemnitee regarding any documents or instruments which the Indemnitee believes should be given confidential treatment.

(c)        The Indemnitor shall not make or enter into any settlement of any claim, action, suit or proceeding which Indemnitor has undertaken to defend, without the Indemnitee’s prior written consent (which consent shall not be unreasonably withheld or delayed)), unless there is no obligation, directly or indirectly, on the part of the Indemnitee to contribute to any portion of the payment for any of the Losses, the Indemnitee receives a general and unconditional release with respect to the claim (in form, substance and scope reasonably acceptable to the Indemnitee), there is no finding or admission of any violation of law by, or effect on any other claim that may be made against the Indemnitee and, in the reasonable judgment of the Indemnitee, the relief granted in connection therewith is not likely to have a Material Adverse Effect on the Indemnitee or the Indemnitee’s reputation or prospects.

(d)           Any claim for indemnification that may be made under more than one subsection under Section 7.1 may be made under the subsection that the claiming party may elect in its sole discretion, notwithstanding that such claim may be made under more than one subsection.

7.3           Indemnification Procedures – Other Claims, Indemnification Generally.

(e)           A claim for indemnification for any matter not relating to a third party claim under Section 7.2 may be asserted by giving reasonable notice directly by the Indemnitee to the Indemnitor.  The Indemnitee shall afford the Indemnitor access to all relevant corporate records and other information in its possession relating thereto.

(f)           If any party becomes obligated to indemnify another party with respect to any claim for indemnification hereunder and the amount of liability with respect thereto shall have been finally determined, the Indemnitor shall pay such amount to the Indemnitee in immediately available funds within ten days following written demand by the Indemnitee.

Article VIII.  Miscellaneous

8.1           Publicity.  No press release or other public announcement concerning this Agreement or the transactions contemplated hereby shall be made without advance approval thereof by Seller and Buyer, except as required by law.

8.2           Entire Agreement.  This Agreement and the schedules and exhibits delivered in connection herewith constitute the entire agreement of the parties with respect to the subject matter hereof, and supersedes all other agreements between the parties.  The representations, warranties, covenants and agreements set forth in this Agreement and in any schedules or exhibits delivered pursuant hereto constitute all the representations, warranties, covenants and agreements of the parties hereto and upon which the parties have relied, and except as specifically provided herein, no change, modification, amendment, addition or termination of this Agreement or any part thereof shall be valid unless in writing and signed by or on behalf of the party to be charged therewith.

8.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be given or made pursuant to any of the provisions of this Agreement shall be deemed to have been duly given or made for all purposes if (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day delivery or (iii) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

If to Buyer:
Internet Media Services, Inc.
4553 Glencoe Ave, Suite 325
Marina del Rey, California 90292
Attention: Raymond Meyers
Telecopy No.: (310) 482-6969

with a copy to:

Law Office of Gary A. Agron
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Attention: Gary A. Agron
Telecopy No.: (303) 770-7257

If to Seller:

Lester Levin Inc.
c/o Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614
Attention: Patrick White, Chief Executive Officer
Telecopy No.: (585) 325-2977
with a copy to:

Woods Oviatt Gilman LLP
700 Crossroads Building
Rochester, NY 14614
Attention: Gregory W. Gribben, Esq.
Telecopy No.: (585) 987-2975

or at such other address as any party may specify by notice given to the other party in accordance with this Section 7.3.  The date of giving of any such notice shall be the date of hand delivery, the business day sent by telephone facsimile, and the day after delivery to the overnight courier service.

8.4           Non-Assignable Assets.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall not constitute an agreement to transfer, sublease or assign any Contract if any such attempted transfer, sublease or assignment without the consent of any third party would constitute a breach thereof or would in any way materially and adversely affect the rights of Buyer or the obligations of Seller thereunder following the Closing.  Seller shall use commercially reasonable efforts to obtain the consent of any third party or parties to such transfer, sublease or assignment in all cases in which such consent is required.

8.5           Waivers and Amendments.  This Agreement may be amended, superseded, canceled, renewed or extended and the terms hereof may be waived only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance.

               8.6           Survival.  The representations and warranties contained in Sections 4.1, 4.2, 4.4, 5.1, 5.2, 5.5 and 5.6 shall survive the Closing indefinitely. All of the other representations and warranties contained in Articles IV and V of this Agreement shall survive the Closing until eighteen months from the date hereof. Notwithstanding the foregoing if at the stated expiration of any representation and warranty there shall then be pending any indemnification claim by a Person made in accordance with the terms hereof, such Person shall continue to have the right to pursue indemnification as provided herein with respect to such claim notwithstanding such expiration. All covenants and agreements made in this Agreement shall survive the Closing indefinitely (subject to any temporal limitation expressly provided for in any such covenants and agreements).

8.7          Counterparts.  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

                8.8          Governing Law; Severability.  This Agreement shall be governed by, and construed in accordance with the internal Laws of the State of New York, without reference to the choice of law or conflicts of law principles thereof.  The parties hereby irrevocably (a) submit themselves to the non-exclusive jurisdiction of the state and federal courts sitting in Monroe County, New York and (b) waive the right and hereby agree not to assert by way of motion, as a defense or otherwise in any action, suit or other legal proceeding brought in any such court, any claim that it, he or she is not subject to the jurisdiction of such court, that such action, suit or proceeding is brought in an inconvenient forum or that the venue of such action, suit or proceeding is improper.  Each party irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 8.3.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

8.9            Assignment.  This Agreement shall be binding upon, and inure to the benefit of, the parties and their respective heirs, administrators, successors and permitted assigns.  Neither this Agreement nor any rights or obligations hereunder shall be assignable by either party; provided that Buyer may assign its rights under this Agreement, subject to the covenants in Article VI of this Agreement, (i) as security to any lender providing financing for the transactions contemplated hereby (and any replacement thereof) and (ii) following the Closing in connection with a sale of all or substantially all of the Business.

8.10           Negotiated Agreement.  The parties hereby acknowledge that the terms and language of this Agreement were the result of negotiations among the parties and, as a result, there shall be no presumption that any ambiguities in this Agreement shall be resolved against any particular party.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

8.11           Expenses; Taxes.  Each of Buyer and Seller shall bear all of their own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants.  Any sales, transfer or similar taxes owing from the transfer of the Acquired Assets shall be paid by Buyer.

8.12           Third Party Beneficiary.  DSS shall be a third party beneficiary of the representations and warranties, covenants, and other agreements between Buyer and Seller contained herein.

8.13           Headings.  The headings contained in this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

* * * * * * * *

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

BUYER:

INTERNET MEDIA SERVICES, INC.

By: /s/ Raymond Meyers
Raymond Meyers
Chief Executive Officer

SELLER:

LESTER LEVIN INC.

By: Patrick White
Patrick White
Chief Executive Officer

Exhibit A

Copyrights and Trademarks

None.

Exhibit B

Form of Assignment of Domain Name

Attached.

Domain Name Assignment Agreement

This Domain Name Assignment Agreement (the “DomainAgreement”) is effective this ___ day of October, 2009 by and between Lester Levin Inc., a New York corporation, Document Security Systems, Inc., a New York corporation, Patrick White, individually (collectively, the “Assignors”) and Internet Media Services, Inc., a Delaware corporation (“Assignee”). Capitalized terms used but not defined in this Domain Agreement shall have the meanings given to them in the Agreement (as defined below).

 WITNESSETH:

Whereas, the parties have entered into that certain Asset Purchase Agreement, dated as of October ___, 2009 (the “Agreement”);

Whereas, pursuant to the Agreement, Assignee desires to own Assignors’ entire rights, title, and interest in and to the domain names in Schedule A hereto (the “Domain Names”);

WHEREAS, Patrick White is an officer of Lester Levin Inc. and registered some of the Domain Names in his own name for the convenience and benefit of Lester Levin Inc.;

WHEREAS, Document Security Systems, Inc. is the sole-shareholder of Lester Levin Inc. and registered some of the Domain Names in its name for the convenience and benefit of Lester Levin Inc.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.          Assignors, on behalf of themselves and their predecessors and successors in interest, hereby sells, assigns and transfers to Assignee all right, title and interest in and to the Domain Names.  Without limiting the foregoing, Assignors hereby assign and transfer to Assignee any and all rights that Assignors have or may have in the Domain Names, including, without limitation, all right, title, and interest in and to that part of the goodwill of Assignors’ business connected with and symbolized by such Domain Names.

2.           Promptly upon request, Assignors will take all steps necessary to effectuate that the Domain Names will be transferred to Assignee.  Assignee will provide to Assignors the name servers and IP addresses to which such Domain Names will be transferred.

3.           Assignors covenant that it will promptly provide to Assignee, upon such request of Assignee, all pertinent facts and documents relating to the Domain Names as may be known and reasonably accessible to Assignors and will testify as to the same in any opposition, litigation or any proceeding related thereto.  At Assignee’s expense, Assignors shall execute and deliver all documents requested by Assignee and shall take all reasonably necessary steps to give effect to and further the purposes of this Agreement.

**End of Domain Name Assignment Agreement – Signature Page Follows**

IN WITNESS WHEREOF, the undersigned have caused their duly authorized representatives to execute this Domain Agreement effective as of the date shown above and in the capacities shown below.

This Domain Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

ASSIGNORS:

LESTER LEVIN INC.

By: /s/ Patrick White
Patrick White
President

Document Security Systems, Inc.

By: /s/ Patrick White
Patrick White
President and Chief Executive Officer

/s/ Patrick White
Patrick White, Individually

ASSIGNEE:

Internet Media Services, Inc.

By: /s/ Raymond Meyers
Raymond Meyers
President and Chief Executive Officer

Schedule A

DOMAIN NAMES

Lester Levin Go Daddy Account:

LegalStore.com
LegalStore.org
LegalStore.mobi
LegalStore.me
LegalStore.us

Lester Levin Register.com Account:

legalstore.biz
legalstore.info
legalstore.ws
legalstore.tv

Exhibit C

Form Bill of Sale

Attached.

Bill of Sale

Know All Men By These Presents that LESTER LEVIN Inc., a New York corporation (the “Seller”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby sells, assigns, transfers, conveys and delivers to Internet Media Services, Inc., a Delaware corporation (the “Buyer”), all right, title and interest in, and good and valid title to, the Acquired Assets pursuant to the terms of that certain Asset Purchase Agreement dated as of October ____, 2009, as the same may be amended, by and between the Buyer and the Seller (the “Agreement”).  All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

The Seller represents and warrants to the Buyer that the Seller has full right, power and authority to convey and transfer the aforementioned property and to execute and deliver this Bill of Sale.

[End of Bill of Sale – Signature Page Follows]

In Witness Whereof, the Seller has caused this Bill of Sale of be executed as of October ___, 2009.

lester levin inc,
a New York corporation
By: /s/ Patrick White
Name: Patrick White
Title: Chief Executive Officer

Exhibit D

Form Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of this ___ day of October, 2009, by and among Internet Media Services, Inc., a company organized under the laws of the State of Delaware (the “Company”), and Document Security Systems, Inc., a New York corporation (“DSS”) which is acquiring shares of the Company’s Common Stock pursuant to the Asset Purchase Agreement (as defined in paragraph 2).

Recital

In connection with the Asset Purchase Agreement (as defined below), the Company and DSS wish to enter into this Agreement in order to confer upon DSS rights to register under the Securities Act of 1933, as amended (the “Act”) the shares of the Company ‘s Common Stock issued pursuant to the Asset Purchase Agreement.

Capitalized terms used herein have the respective meanings ascribed thereto in the Purchase Agreement unless otherwise defined herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, covenants, and conditions set forth below, the Company and DSS hereby agree as follows:

1.	Registration Rights of Purchasers

The Company hereby grants to DSS the Registration Rights contained herein. The Company and DSS agree that the registration rights provided herein, and the Asset Purchase Agreement set forth the sole and entire agreement on such subject matter between the Company and DSS.

2.	Definitions

As used in this Agreement (including the recitals hereto):

(a)           The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Act, and the declaration or ordering of the effectiveness of such registration statement or such other procedure as may hereafter be required to permit the public offering of securities under the Act;

(b)           The term “Company” refers to Internet Media Services, Inc., a corporation organized under the laws of the State of Delaware, and to any successor of the Company;

(c)           The term “Asset Purchase Agreement” means that certain Asset Purchase Agreement dated of even date herewith between Lester Levin Inc., a New York corporation (“LLI”) and the Company, to which this Agreement is attached as Exhibit D by and between the Company and the signatories thereto, whereby the Company is selling Shares to DSS;

(d)           The term “Registrable Securities” means (a) any and all of the shares of the Company’s Common Stock issued to DSS pursuant to the Asset Purchase Agreement (the “Shares”), (b) any Common Stock of the Company issued as a dividend or other distribution with respect to, or in exchange or in replacement of, the Shares; provided, however, that any Registrable Securities disposed of by any Holder or person pursuant to one or more registration statements under the Act (including a transaction pursuant to a registration statement under this Agreement), or pursuant to Rule 144 promulgated under the Act shall thereafter cease to be Registrable Securities hereunder;

(e)           The term “Holder” means any Purchaser of Registrable Securities under the Asset Purchase Agreement or any permitted transferee of Registrable Securities

(f)           The term “Common Stock means the Company’s common stock, par value $.001 per share.

(g)           The term "Registration Statement(s)" means a registration statement(s) of the Company under the Act.

3.	Registration

(a)           Registration Statement.

(i)  Promptly following the Closing but no later than one-hundred and eighty (180) days after the Closing Date, the Company shall prepare and file with the Securities and Exchange Commission (“SEC”) one Registration Statement on Form S-1 (or, such form of registration statement as is then available to effect a registration for resale of the Registrable Securities, subject to DSS’s consent) (the "Intial Registration Statement"), covering the resale of all the Registrable Securities and the dividend of all the Registrable Securities to DSS’s shareholders (the "Target Registration Amount").

(ii)  In the event that any Registration Statement filed hereunder shall (when combined with any previous Registration Statements that are current and effective) register a number of shares of Common Stock which less than the Target Registration Amount (a “Target Registration Shortfall”), then the unregistered portion of the Target Registration Amount (the “Target Registration Shortfall Amount”) shall be included in the next Additional Registration Statement (in accordance with Section 3(c) below).

(iii) Any Registration Statement also shall cover, to the extent allowable under the 1933 Act and the rules promulgated thereunder (including Rule 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the Registrable Securities. Such Registration Statements shall not include any shares of Common Stock or other securities for the account of any other holder without the prior written consent of DSS. The Registration Statements (and each amendment or supplement thereto, and each request for acceleration of effectiveness thereof) shall be provided to DSS and its counsel at least five (5) business days prior to its filing or other submission.

(b)           Expenses. The Company will pay all expenses associated with each registration, including filing and printing fees, the Company’s counsel and accounting fees and expenses, costs associated with clearing the Registrable Securities for sale under applicable state securities laws and listing fees, but excluding discounts, commissions, fees of underwriters, selling brokers, dealer managers or similar securities industry professionals with respect to the Registrable Securities being sold, transfer taxes, the fees and expenses of counsel to DSS and DSS’s other out-of-pocket expenses in connection with the registration.

(c)           Effectiveness.

(i) The Company shall use commercially reasonable efforts to have a Registration Statement covering the Target Registration Amount as soon as practicable.  Notwithstanding anything to the contrary herein, the Company shall have the Registration Statement declared effective with respect to at least twenty percent (20%) of the Registrable Securities as soon as practicable but no later than October 1, 2010.

(ii) In the event of a Target Registration Shortfall (the date of each of which is referred to as a “Registration Trigger Date”), the Company shall file a new Registration Statement (an “Additional Registration Statement”), so as to cover the remaining Registrable Securities as of the Registration Trigger Date.  The Company shall prepare and file each Additional Registration Statement as soon as practicable following any Registration Trigger Date, but not later than not later than the later of (i) the date that is sixty (60) days after the date substantially all (as such term is then interpreted by the SEC) of the Registrable Securities registered under the immediately preceding Registration Statement are sold and (ii) the date that is six (6) months following the date of effectiveness of the most recently effective Registration Statement or Additional Registration Statement filed hereunder. The Company shall use its commercially reasonable efforts to cause such new Registration Statement to become effective within ninety (90) days filing.

(iii)  Each Registration Statement shall remain effective so long as is necessary to permit DSS to distribute the Registrable Securities to its shareholders or otherwise without further registration.  The Company shall notify DSS by facsimile or e-mail as promptly as practicable, and in any event, within twenty-four (24) hours, after any Registration Statement is declared effective and shall simultaneously provide DSS with copies of any related Prospectus to be used in connection with the sale or other disposition of the securities covered thereby.

4.           Due Diligence Review; Information.

The Company shall make available, during normal business hours, for inspection and review by the Holders, advisors to and representatives of the Holders, all financial and other records, all SEC filings, and all other corporate documents and properties of the Company as may be reasonably necessary for the purpose of such review, and cause the Company’s officers, directors and employees, within a reasonable time period, to supply all such information reasonably requested by the Holders or any such representative, advisor or underwriter in connection with any Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of any Registration Statement for the sole purpose of enabling the Holders and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to the Company and the accuracy of any Registration Statement.

5.	Registration Procedures

In connection with the registration of shares of Registrable Securities, the Company will at its expense:

(a)           Prepare and file with the SEC any Registration Statements with respect to such Registrable Securities and use its best efforts to cause such Registration Statements to be declared and remain effective until the securities covered by such Registration Statement have been sold, and, as expeditiously as possible, prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to effect compliance with the Act and to keep such Registration Statement effective until the securities covered by it have been sold;

(b)           As expeditiously as possible, furnish to the Holders of Registrable Securities participating in such registration such reasonable number of copies of the Registration Statements, exhibits and amendments thereto, preliminary prospectus, final prospectus and such other documents as such underwriters and/or Holders of Registrable Securities may reasonably request in order to facilitate the public offering of such securities, but only while the Company is required under the provisions hereof to keep the Registration Statements effective.  The Company consents to the use of the prospectus or any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such prospectus or any supplement thereto.

(c)           Use its best efforts to register or qualify the securities covered by such Registration Statements under such state securities or blue sky laws of such jurisdictions as such participating Holders may reasonably request within 30 days following the original filing of such Registration Statements and to do any and all other acts and things that may be reasonably necessary or desirable to enable the selling Holders to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by the selling Holder;

(d)           Notify the Holders participating in such registration, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any prospectus forming a part of such Registration Statement has been filed;

(e)           Notify in writing such Holders promptly (i) of any comments by the SEC with respect to such Registration Statement or prospectus, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such Registration Statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose, (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

(f)           Prepare and file with the SEC promptly upon the request of any such Holders, any amendments or supplements to such Registration Statement or prospectus which, in the reasonable opinion of counsel for such Holders, is required under the Act or the rules and regulations thereunder in connection with the distribution of the Registrable Securities by such Holders;

(g)           Prepare and promptly file with the SEC, and promptly notify such Holders of the filing of such amendment or supplement to such Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include a misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

(h)           In case any of such Holders or any underwriter for any such Holders is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Act, prepare promptly upon request such amendment or amendments to such Registration Statement and such prospectus or prospectuses as may be necessary to permit compliance with the requirements of the Act;

(i)           Advise such Holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of such Registration Statement or any post-effective amendment thereto or the initiation or threatening of any proceeding for the purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain at the earliest practicable date its withdrawal if such stop order should be issued;

(j)           Not file any Registration Statement or any amendment or supplement to such Registration Statement or prospectus to which counsel for a majority in interest of such Holders has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Act or the rules and regulations thereunder, after having furnished a copy thereof to such counsel at least five (5) business days prior to the filing thereof; provided, however, that the failure of counsel for such Holders to review or object to any amendment or supplement to such Registration Statement or prospectus shall not affect the rights of Holder-Underwriters under Section 7(a) hereof;

(k)           At the request of any such Holder and to each underwriter, if any, furnish on the effective date of the Registration Statement the letter specified in subparagraph (ii) below, and, on the effective date, or, if the registration includes an underwritten public offering, at such closing, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the Holder or Holders making such request, covering such matters with respect to any Registration Statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of the opinions of issuer’s counsel provided to underwriters in underwritten public offerings, and (ii) a letter dated each such date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the Holder or Holders making such request, stating that they are independent certified public accountants within the meaning of the Act and that in the opinion of such accountants the financial statements and other financial data of the Company included in the Registration Statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to such Registration Statement and prospectus, as the underwriters or such requesting Holder or Holders may reasonably request;

(l)           Refrain from making any sale or distribution of its equity securities, for the sale of such securities, during the period commencing seven (7) days prior to, and expiring 90 days after, the date any registration statement becomes effective and to obtain from each officer, director, shareholder owning 5% or more of the Company’s outstanding equity securities a commitment substantially equivalent to that contained in this Section 5(l) hereof;

(m)          Otherwise use its best efforts to comply with all applicable rules and regulations of the SEC;

(n)           Provide a transfer agent and registrar (which may be the same entity) for the shares of the Company ‘s Common Stock;

(o)           Issue to any underwriter to which any Holder may sell shares in such offering certificates evidencing shares of the Company’s Common Stock; and

(p)           List the Registrable Securities being registered on any national securities exchange on which any shares of the Company’s Common Stock is listed or, if any shares of the Company’s common stock are not listed on a national securities exchange, qualify the Registrable Securities being registered for inclusion on the OTC Bulletin Board, or a successor quotation system.

(q)           Deliver promptly to each Holder participating in the offering copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to any Registration Statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement as it deems reasonably necessary. Such investigation shall include access to books, and properties and opportunities to discuss the business of the Company with its officers and independent auditors.

6.	Delay of Registration

No Holder shall have any right to take any action to restrain, enjoin, or otherwise delay any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

7.	Indemnification

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each Holder (and, if applicable, each officer, director and/or general partner of such Holder) of Registrable Securities with respect to which a Registration Statement has been filed under the Act pursuant to this Agreement, each underwriter of any of the Registrable Securities included in such Registration Statement, and each person, if any, who controls any such Holder or underwriter within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act “) (hereinafter collectively referred to as the “ Holder-Underwriters”), and to reimburse each such Holder-Underwriter, with respect to the following:

(i)           against any loss, liability (joint or several), claim, damage and expense arising out of any misstatement of a material fact or alleged misstatement of a material fact contained in such Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made, unless such misstatement of a material fact or omission was made in reliance upon and in conformity with written information furnished to the Company by any Holder expressly for use in connection with such registration; or

(ii)           against any legal or other expenses reasonably incurred by the Holder-Underwriters in connection with investigating or defending any such loss, claim, damage, liability, or action provided, however, this Section 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the written consent of the Company (which consent shall not be unreasonably withheld).

In no case shall the Company be liable under this indemnity agreement with respect to any loss, liability, claim, damage or expense with respect to any claim made against any Holder-Underwriter unless the Company shall be notified in writing or otherwise becomes aware of the nature of the claim within a reasonable time after such Holder-Underwriter’s knowledge of the assertion thereof, but failure to so notify the Company shall not relieve the Company from any liability which it may have otherwise than on account of this indemnity agreement. In case of any such notice the Company shall be entitled to participate at its expense in the defense or, if it so elects within a reasonable time after receipt of such notice, to assume the defense of any suit brought to enforce any such claim; but if it so elects to assume the defense such defense shall be conducted by counsel chosen by it and approved by the Holder-Underwriter or Holder-Underwriters and other defendant or defendants, if any, in any suit so brought, which approval shall not be unreasonably withheld. In the event that the Company elects to assume the defense of any suit and retain such counsel and such defense is diligently pursued the Holder-Underwriter or Holder-Underwriters and other defendant or defendants, if any, in the suit, shall bear the fees and expenses of any additional counsel thereafter retained by them other than for the reasonable cost of monitoring such defense; provided, however, that in the event of any conflict of interest between the Company and any Holder that requires the Holder to retain separate counsel, the Company shall bear the fees and expenses of such separate counsel.

(b)           To the extent permitted by law, each Holder severally will indemnify and hold harmless the Company, each officer and director of the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act, each underwriter of Registrable Securities included in any Registration Statement which has been filed under the Act pursuant to this Agreement, each person, if any, who controls such underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each other Holder, and each person controlling such other Holder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any loss, liability, claim, damage and expense described in subparagraphs (a)(i) through (a)(ii), inclusive, of this Section 7, but only with respect to and to the extent such loss, liability, claim, damage or expense arises out of or is caused by a misstatement of a material fact or omission or alleged misstatement of a material fact or omission made in such Registration Statement, preliminary prospectus, final prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such registration; provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Securities sold as contemplated herein. In case any action shall be brought against the Company or any person so indemnified pursuant to the provisions of this subparagraph (b) and in respect of which indemnity may be sought against any Holder, the Holders from whom indemnity is sought shall have the rights and duties given to the Company, and the Company and the other persons so indemnified shall have the rights and duties given to the persons entitled to indemnification by the provisions of subparagraph (a) of this Section 7.

(c)           No indemnifying party in the defense of any such claim or litigation, shall, except with the consent of each indemnified party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(d)           If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless, an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such pro-portion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand (taking into consideration the fact that the provision of the registration rights hereinafter is a material inducement to the Holders to purchase the shares of Common Stock under the Asset Purchase Agreement) and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. Notwithstanding the foregoing, no Holder shall be required to pay, whether by indemnification or contribution, an aggregate amount in excess of the net proceeds received by such Holder in the Sale of Registrable Securities hereunder. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

8.	Information by Holder

The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

9.	Rule 144 Reporting

With a view to making available to the Holders the benefits of Rule 144, as it may be amended from time to time, any future similar rules or regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration or a simplified form of registration statement, the Company agrees to use its best efforts at all times to:

(a)           Make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b)           File with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act;

(c)           Furnish to each Holder, so long as it holds any Registrable Securities, forthwith upon its request (i) a written statement by the Company as to its compliance with the public information requirements of said Rule 144 and the reporting requirements of the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the sale of any such securities without registration.

10.	Transfer of Registration Rights

The rights to cause the Company to register securities granted by the Company under this Agreement may be assigned by any holder of Registrable Securities to a transferee or assignee of Registrable Securities in a transaction other than a distribution to the public; provided that the Company is given written notice by such holder of Registrable Securities at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

11.	Entire Agreement

This Agreement, the Asset Purchase Agreement and the agreements entered into in connection therewith, constitutes the entire agreement among the parties as to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

12.	Governing Law

This Agreement shall be governed by and construed under the laws of the State of New York as those laws are applied by New York courts to agreements among New York State residents entered into and to be performed entirely within the State of New York.

13.	Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

14.	Title and Subtitles

The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

15.	Notices

Any notice required or permitted under this Agreement shall be given in writing and shall be (i) hand delivered, (ii) sent by a nationally recognized overnight courier for next business day delivery or (iii) sent by telephone facsimile transmission (with prompt oral confirmation of receipt) as follows:

If to Company:
Internet Media Services, Inc.
4553 Glencoe Ave, Suite 325
Marina del Rey, California 90292
Attention: Raymond Meyers
Telecopy No.: (310) 482-6969

with a copy to:

Law Office of Gary A. Agron
5445 DTC Parkway, Suite 520
Greenwood Village, Colorado 80111
Attention: Gary A. Agron
Telecopy No.: (303) 770-7257

If to DSS:

Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614
Attention: Patrick White, Chief Executive Officer
Telecopy No.: (585) 325-2977

with a copy to:

Woods Oviatt Gilman LLP
700 Crossroads Building
Rochester, NY 14614
Attention: Gregory W. Gribben, Esq.
Telecopy No.: (585) 987-2800

or at such other address as such party may designate by five days’ advance written notice to the other party. The date of giving of any such notice shall be the date of hand delivery, the business day sent by telephone facsimile, and the day after delivery to the overnight courier service.

16.	Amendments and Waivers

This Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of (i) the Company and (ii) the Holders of at least 51% of the then outstanding Registrable Securities; provided that no such amendment or waiver of any term of this Agreement shall affect any outstanding Registrable Securities on a disproportionate basis without the specific written consent of each Holder affected thereby. Any amendment or waiver effected in accordance with this paragraph (including any agreement which fully restates the subject matter hereof and is intended to supersede the provisions of this Agreement in its entirety and render this Agreement of no further force or effect) shall be binding upon each holder of any securities subject to this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities, and the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

INTERNET MEDIA SERVICES, INC.

By: /s/ Raymond Meyers
Raymond Meyers
President

DOCUMENT SECURITY SYSTEMS, INC.

By: /s/ Patrick White
Patrick White
President

Exhibit E

Form Voting Agreement

VOTING AGREEMENT

THIS VOTING AGREEMENT (the “Agreement”) is made and entered into as of this ____day of October, 2009, by and among Internet Media Services, Inc., a Delaware corporation (the “Company”), those holders of the Company’s Common Stock listed on Schedule A hereto (the “Key Holders”) and Document Security Systems, Inc., a New York corporation (the “Investor”).

R E C I T A L S

WHEREAS, the Key Holders are the beneficial owners of an aggregate of 13,000,000 shares of the common stock of the Company (the “Common Stock”);

WHEREAS, Investor is acquiring shares of the Company’s Common Stock pursuant to that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) pursuant to which the Investor’s wholly-owned subsidiary, Lester Levin Inc., a New York corporation (“LLI”) is selling and transferring certain assets of its LegalStore.com business to the Company in exchange for the issuance to DSS of 7,500,000 shares of common stock of the Company (the “Transaction”);

WHEREAS, the obligations in the Asset Purchase Agreement are conditioned upon the execution and delivery of this Agreement; and

WHEREAS, in connection with the consummation of the Transaction, the Company, the Key Holders and the Investor have agreed to provide for the future voting of the Key Holders’ shares of the Company’s capital stock as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto further agree as follows:

1. Voting

1.1           Key Holder Shares; Investor Shares.   The Key Holders each agree to hold all shares of voting capital stock of the Company registered in their respective names or beneficially owned by them as of the date hereof and any and all other securities of the Company legally or beneficially acquired by each of the Key Holders after the date hereof (collectively, the “Key Holder Shares”) subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement; provided however that the Key Holder Shares may be pledged pursuant to those certain Stock Pledge and Security Agreements entered into of even date herewith, between each Key Holder, Investor and LLI.

1.2           Election of Directors. On all matters relating to the election of directors of the Company, the Key Holders agree to vote all Key Holder Shares held by them (or to consent pursuant to an action by written consent of the holders of capital stock of the Company) so as to elect two nominees designated by LLI and/or the Investor as members of the Company’s board of directors (the “Board of Directors”).  Any vote taken to remove any director elected pursuant to this Section 1.2, or to fill any vacancy created by the resignation, removal, or death of a director elected pursuant to this Section 1.2, shall also be subject to the provisions of this Section 1.2.

1.3           No Liability for Election of Recommended Director. None of the parties hereto and no officer, director, stockholder, partner, employee or agent of any party makes any representation or warranty as to the fitness or competence of the nominee of any party hereunder to serve on the Board of Directors by virtue of such party’s execution of this Agreement or by the act of such party in voting for such nominee pursuant to this Agreement.

1.4           Legend.

(a)           Concurrently with the execution of this Agreement, there shall be placed on certificates representing the Key Holder Shares the following restrictive legend (the “Legend”):

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT WHICH PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF SUCH VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.”

(b)           The Company agrees that, during the term of this Agreement, it will maintain (upon registration of transfer, reissuance or otherwise) the Legend on any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent Key Holder Shares previously represented by a certificate carrying the Legend.

1.5           Successors. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares.  The Company shall not permit the transfer of any of the Key Holder Shares on its books or issue a new certificate representing any of the Key Holder Shares unless the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as if such person were a Key Holder, as applicable; provided however that the Key Holder Shares may be pledged and transferred pursuant to those certain Stock Pledge and Security Agreements entered into of even date herewith, between each Key Holder, Investor, LLI and the Company (“Stock Pledge and Security Agreements”).

1.6           Other Rights. Except as provided by this Agreement, the Stock Pledge and Security Agreements or any other agreement entered into in connection with the Transaction, each Key Holder shall exercise the full rights of a holder of capital stock of the Company with respect to the Key Holder Shares, respectively.

2.           Termination. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

(a)           the date on which Investor and LLI no longer own any Common Stock of the Company; and

(b)           two (2) years from the date of this Agreement;

3.           Miscellaneous.

3.1           Ownership. Each Key Holder represents and warrants to the Investor and the Company that (a) such Key Holder now owns the Key Holder Shares, free and clear of liens or encumbrances, and has not, prior to or on the date of this Agreement, executed or delivered any proxy or entered into any other voting agreement or similar arrangement other than one which has expired or terminated prior to the date hereof, and (b) such Key Holder has full power and capacity to execute, deliver and perform this Agreement, which has been duly executed and delivered by, and evidences the valid and binding obligation of, such Key Holder enforceable in accordance with its terms.

3.2           Further Action. If the Key Holder Shares are sold, the Key Holders or the personal representative of the Key Holders shall do all things and execute and deliver all documents and make all transfers, and cause any transferee of the Key Holder Shares to do all things and execute and deliver all documents, as may be necessary to consummate such sale consistent with this Agreement.

3.3           Specific Performance. The parties hereto hereby declare that it is impossible to measure in money the damages that will accrue to a party hereto or to a party’s heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or such party’s heirs, personal representatives, or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.  The Key Holders hereby constitute and appoint the Chief Executive Officer and Chief Financial Officer of the Investor, and each of them, with full power of substitution, as the proxies of such party with respect to the matters set forth herein, and hereby authorizes each of them to vote on such matters, if and only if the party (i) fails to vote or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner inconsistent with the terms of this Agreement, all of such party’s Key Holder Shares in favor of the election of persons as members of the Board of Directors determined in accordance with this Agreement. Such proxy is given in consideration of the agreements of the parties hereto in connection with the transactions contemplated by this Agreement and accordingly is coupled with an interest and irrevocable until the termination of this Agreement. Each party hereto hereby revokes any previous proxy with respect to Key Holder Shares and shall not hereafter grant any other proxy or power of attorney with respect to any Key Holder Shares, deposit any Key Holder Shares into a voting trust or enter into any agreement, arrangement or understanding with any person to vote or grant any proxy with respect to any Key Holder Shares with respect to the matters set forth herein, expect as set forth in the Stock Pledge and Security Agreements.

3.4           Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as such laws are applied to agreements among New York residents entered into and performed entirely within the State of New York. The parties agree that any action brought by any party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Monroe, State of New York.

3.5           Amendment or Waiver. This Agreement may be amended or modified (or provisions of this Agreement waived) only upon the written consent of the parties hereto.

3.6           Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

3.7           Successors and Assigns. The provisions hereof shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors, assigns, heirs, executors, administrators and other legal representatives.

3.8           Additional Shares. If after the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the Key Holder Shares by reason of any stock dividend, stock split, combination of shares, reclassification, or the like, such shares or securities shall be deemed to be Key Holder Shares, as the case may be, for purposes of this Agreement.

3.9           Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one instrument.

3.10           Waiver. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

3.11           Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on any party’s part of any breach, default or noncompliance under this Agreement or any waiver on such party’s part of any provisions or conditions of the Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement by law, or otherwise afforded to any party, shall be cumulative and not alternative.

3.12           Attorney’s Fees. If any suit or action is instituted under or in relation to this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of such suit or action (including any appeals), including without limitation, the reasonable fees and expenses of attorneys and accountants.

3.13           Notices. All notices required in connection with this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c), one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written notification of receipt. All communications shall be sent to the parties at the address and facsimile number appearing on the signature page hereof or at such address as such party may designate by ten (10) days written notice to the other parties hereto.

3.14           Entire Agreement. This Agreement and the Exhibits hereto, along with the Asset Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

[SIGNATURE PAGE FOLLOWS]

VOTING AGREEMENT SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY: INTERNET MEDIA SERVICES, INC.	INVESTOR: DOCUMENT SECURITY SYSTEMS, INC.
By:________________________________
Name:____________________________
Title: ______________________________
Address:___________________________
__________________________________
Fax:_______________________________

By:________________________________
Name: _____________________________
Title: ______________________________
Address:___________________________
__________________________________
Fax:_______________________________

KEY HOLDER:  Raymond Meyers

Address: ________________________________
Fax: ________________________________

KEY HOLDER:  Michael Buechler

Address:  ________________________________
Fax:  ________________________________

EXHIBIT A

LIST OF KEY HOLDERS

Raymond Meyers

Michael Buechler

Exhibit F

Form Stock Pledge and Escrow Agreement

STOCK PLEDGE AND ESCROW AGREEMENT

THIS AGREEMENT is made the __ day of October, 2009, between Lester Levin Inc., a New York corporation (“LLI”), Document Security Systems, Inc., a New York corporation (“DSS”) (hereinafter collectively referred to as “Obligees”) and Raymond Meyers (hereinafter referred to as “Pledgor”),  Internet Media Services, Inc., a Delaware corporation (the “Company”), and ______________________ (hereinafter referred to as “Escrow Agent”).

Recitals

WHEREAS, Pledgor is a controlling stockholder, President and director of the Company;

WHEREAS, LLI and the Company have entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) pursuant to which LLI is selling and transferring certain assets of its LegalStore.com business to the Company in exchange for the issuance to LLI’s parent corporation, DSS, 7,500,000 shares of common stock of the Company;

WHEREAS, pursuant to the covenants in the Asset Purchase Agreement, following the transaction, the Company is obligated to take certain measures to advance the business of the Company;

WHEREAS, Pledgor has agreed to secure the performance of the Company’s obligations to Obligees pursuant to such covenants in the Asset Purchase Agreement by executing this agreement and transferring to and registering in the name of the Escrow Agent the 9,000,000 shares of stock of the Company held by the undersigned.

NOW, THEREFORE, in consideration of the premises and understandings contained herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	Pledge Agreement

(a)           As collateral security for the performance of those certain covenants of the Company under the Asset Purchase Agreement set forth in Section 1(b) below, Pledgor hereby (i) grants to Obligees a security interest in and (ii) pledges to Obligees and (iii) transfers as security all of the following instruments and property (receipt of which is hereby acknowledged by Escrow Agent):

(i)           Nine million (9,000,000) shares of common stock of Company held by the Pledgor and all successor stock to said shares, replacement stock for said shares, substituted stock for said shares or additional shares of stock of Company issued or transferred as a dividend on or stock split of or otherwise received because of or in lieu of the ownership of said shares of common stock of Company during the term of this agreement, whether the same resulted from merger, consolidation, reorganization or otherwise (hereinafter sometimes referred to as “Shares”), all to be registered in the name of the Escrow Agent; and

(ii)           Any and all other instruments or cash or, in kind, dividends or other property which anyone is or may hereafter become entitled to receive with respect to replacement of, substitution for, or succession to the aforesaid Shares.

All of the foregoing property and instruments shall be individually and collectively hereinafter referred to as “Collateral.” The Collateral shall be held by the Escrow Agent hereinafter named in accordance with the terms and pro-visions contained in this agreement.

Certificates registering the Shares should be registered in the name of the Escrow Agent.

Pledgor agrees to forthwith deliver to Escrow Agent any and all Collateral hereafter acquired by Pledgor along with stock powers duly endorsed in blank with respect to any stock certificate therefor.

(b)           The following events shall constitute an “Event of Default” under this agreement:  (i) The Company’s failure to comply with the following covenants in Article VI of the Asset Purchase Agreement:  Section 6.2 Board of Directors; Section 6.3 Working Capital; Section 6.4 Registration of Shares; Section 6.8 Corporate Existence; Reporting Status; Section 6.9 Certain Negative Covenants (the “Company’s Covenants”), which covenants are incorporated herein by reference; and (ii) a breach of the Company’s representations and warranties set forth in Section 5 of the Asset Purchase Agreement, which representations and warranties are incorporated herein by reference.

2.	Escrow Agent

The parties agree that the Escrow Agent shall be ____________________.  Pledgor shall deliver the Collateral described in Paragraph (1) herein, simultaneously with the execution hereof, to Escrow Agent who shall hold and maintain the Collateral pursuant to the terms hereof. The Escrow Agent's compensation, if any, shall be paid one-half by the Company and one-half by DSS.

3.	Voting and Dividend Rights

During the term of this agreement, and until such time, if any, that an Event of Default has occurred, Pledgor or his assigns shall have the right to vote the Shares now or hereafter pledged. In the event an Event of Default has occurred, (which Event of Default shall be proven by the execution of an affidavit by an DSS officer (the “Obligee Representative“) stating that Company is in default of one or more such obligations), then upon the Escrow Agent receiving both such affidavit and a proof of service that such affidavit was served upon Pledgor, DSS shall have the right (but not the obligation) to vote the Shares held pursuant to this escrow and exercise and receive all other rights and privileges, including dividends, which are associated with the ownership of such Shares.

Other than as set forth above, neither Obligees nor the Escrow Agent, nor their assignees or anyone else taking under them, shall exercise the rights of a holder of the Shares (or its successors) unless and until the Collateral is accepted by the Obligee Representative pursuant to Subparagraph 4(a) herein.

4.	Default and Remedies

(a)           Whenever an Event of Default exists as set forth in Paragraph 3 due to the failure to comply with the Company's Covenants in Section 6.3 Working Capital, and Section 6.4 Registration of Shares of the Asset Purchase Agreement; and such Event of Default has not been cured on or before October 8, 2010 (the "Registration Deadline"), Obligee Representative, at its option, may (in addition to the rights provided for in Paragraph 3):

(i)           Accept such portion of the Collateral as is set forth in Schedule I attached hereto based on the Event of Default existing at Registration Deadline, by giving notice of such fact to Pledgor and the Escrow Agent, in which case the Escrow Agent shall forthwith deliver the Collateral to Obligee Representative, as agent for all the Obligees, and this escrow shall be terminated.

(ii)           Exercise any remedies of a secured party under the New York Uniform Commercial Code (the “UCC“). When such process is complete, the Escrow Agent shall distribute any remaining assets held by the Escrow Agent to the Pledgor and this escrow shall be terminated.  The Pledgor's and the Company shall assist in the issuance of new certificates representing the Collateral.

(b)           Notwithstanding anything to the contrary herein, certificates representing all Shares held as Collateral shall be delivered to the Obligees until the Obligees receive a balance certificate duly issued by the Company representing the number of Shares the Obligees are entitled to receive under this Section 4.

(c)           Nothing herein contained is intended, nor should it be construed, to preclude Obligees from pursuing any other remedy provided by law or otherwise as a means of enforcing their rights. The foregoing remedies are in addition to, and not in derogation of, any statutory, equitable, or common law remedy that the Obligees may have with respect to the Pledgor, the Company and the transactions contemplated by this Agreement.

5.	Satisfaction of Obligations

At such time as the Company has satisfied the Company Covenant set forth in the Asset Purchase Agreement, Section 6.4 Registration of Shares or at such time as the Obligee Representative has accepted the Collateral as set forth in Paragraph 4(a) above:

(a)           Obligees, Obligee Representative, or Pledgor shall promptly notify the Escrow Agent in writing of such claim or such alleged acceptance.

(b)           Upon such notification, the Escrow Agent shall notify Obligees of such claim or acceptance within three (3) business days of the receipt of the same.

(c)           If (i) Obligees have made such notification of satisfaction of the Company’s Covenants or acceptance, or (ii) Obligees either acknowledge the claim or alleged acceptance to be true or do not object in writing within thirty (30) days of receipt of notice of the same from the Escrow Agent, then this agreement shall terminate and the Escrow Agent shall release any and all Collateral pledged or otherwise secured hereunder from the lien or liens as provided in this agreement and Escrow Agent shall transfer to Pledgor all of such Collateral then held by Escrow Agent, subject to compliance with Section 4(b), including Obligees acknowledgments (if any) that the obligations have been fulfilled.

(d)           If Obligees do object to the claim or the alleged acceptance within said thirty (30) day period, then the Escrow Agent shall submit the question of the validity of the claim or the alleged acceptance to arbitration to be held according to the rules of the American Arbitration Association, one arbitrator, in Rochester, New York.

6.	Sale or Transfer of Collateral

During the term of this agreement, neither Obligees nor Escrow Agent shall sell or attempt to sell, assign, release, encumber or otherwise transfer or dispose of any of the Collateral pledged hereunder, except as may be allowed by Paragraphs 4 or 5 herein.

7.	Duties and Powers Of Escrow Agent

(a)           The Escrow Agent shall have only such responsibility with respect to the Collateral held in escrow as is expressly provided for in this agreement. In the absence of gross negligence, bad faith or fraud with respect to the performance of its obligation hereunder, the Escrow Agent shall not incur liability to any other party hereto.  The Escrow Agent shall not incur liability because of any substantive insufficiency in the form or manner of the execution by Obligee Representative or Pledgor of any notice or other instrument required, permitted or contemplated by this agreement, nor as a result of relying on the validity of any such notice or written instrument signed by a party unless the Escrow Agent was consulted regarding the same.

(b)           The powers conferred on the Escrow Agent shall not impose any duty upon the Escrow Agent to exercise any such powers.  The Escrow Agent shall be accountable only for property that it actually receives as a result of the exercise of such powers, and it shall not be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(c)           The Escrow Agent's sole duty with respect to the custody, safekeeping and physical preservation of the collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Escrow Agent deals with similar property for its own account. The Escrow Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

(d)           All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

8.	Resignation of the Escrow Agent

The Escrow Agent may resign upon thirty (30) days written notice to the other parties. If a successor Escrow Agent shall not have been designated herein or appointed by Pledgor and Obligee Representative before the effective date of such resignation, the Escrow Agent may petition any state or federal court to appoint a successor.

9.	Waivers

Any forbearance, failure or delay by any party in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy and any single or partial exercise of any right, power, or remedy hereunder shall not preclude the further exercise thereof; and any right, power and remedy shall continue in force and effect until such right, power or remedy is specifically waived by an instrument in writing. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision of this agreement, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.	Benefits

This agreement shall inure to the benefit of the parties, their heirs, personal representatives and permitted assigns and shall be binding upon the parties and their respective heirs and personal representatives.

11.	Choice of Law

This agreement shall be governed by the laws of the State of New York, and unless otherwise defined or provided herein, all words in this agreement have the meanings given them in the UCC.

12.	Captions

The subject headings of the paragraphs of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

13.	Notices

Any notice under this agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given:

(a)           On the date of personal service on the parties,

(b)           One day after being sent by professional or overnight courier or messenger service guaranteeing one day delivery, with receipt confirmed by the courier, or

(c)           On the date of transmission if sent by telegram, telex, telecopy, or other means of electronic transmission resulting in written copies, with receipt confirmed.

Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

14.	Entire Agreement; Amendments

(a)           This Agreement and the Schedule hereto, along with the Asset Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

(b)           The provisions of this agreement may be modified at any time by written agreement of the parties. Any such agreement made after the date of this agreement shall be ineffective to modify this agreement in any respect unless in writing and signed by each of the parties hereto.

15.	Counterparts

This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

16.	Severability

Each separately numbered paragraph of this agreement shall be treated as severable, to the end that if any one or more such paragraphs shall be adjudged or declared illegal, invalid or unenforceable, this agreement shall be interpreted and shall remain in full force and effect, as though such paragraph or paragraphs had never been contained in this agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

PLEDGOR	COMPANY

RAYMOND MEYERS	INTERNET MEDIA SERVICES, INC.

Signature: /s/ Raymond Meyers	Signature:___________________________
Address: _________________________	By:_____________________________
_________________________________	Title:____________________________
_________________________________	Address:__________________________
_________________________________
OBLIGEES	_________________________________

DOCUMENT SECURITY SYSTEMS, INC.

Signature:_________________________
By:_________________________
Title:_________________________
Address:_________________________

LESTER LEVIN INC.

Signature:_________________________
By:_________________________
Title:_________________________
Address:_________________________

AGREED AND ACCEPTED:

ESCROW AGENT

Name:_________________________
By:_________________________
Title:_________________________
Address:_________________________

Escrow Agent, who acknowledges receipt of the property set forth in Paragraph 1(a) above.

Schedule I
To Stock Pledge And Escrow Agreement

Event of Default Existing at Registration Deadline	Number of Shares which Obligees May Accept on Event of Default pursuant to Section
Section 6.3 - Working Capital; and Section 6.4 - Registration of Shares	8,600,000 shares of Company's Common Stock
Section 6.4 - Registration of Shares	3,250,000 shares of Company's Common Stock

STOCK PLEDGE AND ESCROW AGREEMENT

THIS AGREEMENT is made the __ day of October, 2009, between Lester Levin Inc., a New York corporation (“LLI”), Document Security Systems, Inc., a New York corporation (“DSS”) (hereinafter collectively referred to as “Obligees”) and Michael Buechler (hereinafter referred to as “Pledgor”),  Internet Media Services, Inc., a Delaware corporation (the “Company”), and ______________________ (hereinafter referred to as “Escrow Agent”).

Recitals

WHEREAS, Pledgor is a controlling stockholder, President and director of the Company;

WHEREAS, LLI and the Company have entered into that certain Asset Purchase Agreement of even date herewith (the “Asset Purchase Agreement”) pursuant to which LLI is selling and transferring certain assets of its LegalStore.com business to the Company in exchange for the issuance to LLI’s parent corporation, DSS, 7,500,000 shares of common stock of the Company;

WHEREAS, pursuant to the covenants in the Asset Purchase Agreement, following the transaction, the Company is obligated to take certain measures to advance the business of the Company;

WHEREAS, Pledgor has agreed to secure the performance of the Company’s obligations to Obligees pursuant to such covenants in the Asset Purchase Agreement by executing this agreement and transferring to and registering in the name of the Escrow Agent the 4,000,000 shares of stock of the Company held by the undersigned.

NOW, THEREFORE, in consideration of the premises and understandings contained herein and for good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1.	Pledge Agreement

(a)           As collateral security for the performance of those certain covenants of the Company under the Asset Purchase Agreement set forth in Section 1(b) below, Pledgor hereby (i) grants to Obligees a security interest in and (ii) pledges to Obligees and (iii) transfers as security all of the following instruments and property (receipt of which is hereby acknowledged by Escrow Agent):

(i)           Four million (4,000,000) shares of common stock of Company held by the Pledgor and all successor stock to said shares, replacement stock for said shares, substituted stock for said shares or additional shares of stock of Company issued or transferred as a dividend on or stock split of or otherwise received because of or in lieu of the ownership of said shares of common stock of Company during the term of this agreement, whether the same resulted from merger, consolidation, reorganization or otherwise (hereinafter sometimes referred to as “Shares”), all to be registered in the name of the Escrow Agent; and

(ii)           Any and all other instruments or cash or, in kind, dividends or other property which anyone is or may hereafter become entitled to receive with respect to replacement of, substitution for, or succession to the aforesaid Shares.

All of the foregoing property and instruments shall be individually and collectively hereinafter referred to as “Collateral.” The Collateral shall be held by the Escrow Agent hereinafter named in accordance with the terms and pro-visions contained in this agreement.

Certificates registering the Shares should be registered in the name of the Escrow Agent.

Pledgor agrees to forthwith deliver to Escrow Agent any and all Collateral hereafter acquired by Pledgor along with stock powers duly endorsed in blank with respect to any stock certificate therefor.

(b)           The following events shall constitute an “Event of Default” under this agreement:  (i) The Company’s failure to comply with the following covenants in Article VI of the Asset Purchase Agreement:  Section 6.2 Board of Directors; Section 6.3 Working Capital; Section 6.4 Registration of Shares; Section 6.8 Corporate Existence; Reporting Status; Section 6.9 Certain Negative Covenants (the “Company’s Covenants”), which covenants are incorporated herein by reference; and (ii) a breach of the Company’s representations and warranties set forth in Section 5 of the Asset Purchase Agreement, which representations and warranties are incorporated herein by reference.

2.	Escrow Agent

The parties agree that the Escrow Agent shall be ____________________.  Pledgor shall deliver the Collateral described in Paragraph (1) herein, simultaneously with the execution hereof, to Escrow Agent who shall hold and maintain the Collateral pursuant to the terms hereof. The Escrow Agent's compensation, if any, shall be paid one-half by the Company and one-half by DSS.

3.	Voting and Dividend Rights

During the term of this agreement, and until such time, if any, that an Event of Default has occurred, Pledgor or his assigns shall have the right to vote the Shares now or hereafter pledged. In the event an Event of Default has occurred, (which Event of Default shall be proven by the execution of an affidavit by an DSS officer (the “Obligee Representative“) stating that Company is in default of one or more such obligations), then upon the Escrow Agent receiving both such affidavit and a proof of service that such affidavit was served upon Pledgor, DSS shall have the right (but not the obligation) to vote the Shares held pursuant to this escrow and exercise and receive all other rights and privileges, including dividends, which are associated with the ownership of such Shares.

Other than as set forth above, neither Obligees nor the Escrow Agent, nor their assignees or anyone else taking under them, shall exercise the rights of a holder of the Shares (or its successors) unless and until the Collateral is accepted by the Obligee Representative pursuant to Subparagraph 4(a) herein.

4.	Default and Remedies

(a)           Whenever an Event of Default exists as set forth in Paragraph 3 due to the failure to comply with the Company's Covenants in Section 6.3 Working Capital, and Section 6.4 Registration of Shares of the Asset Purchase Agreement; and such Event of Default has not been cured on or before October 8, 2010 (the "Registration Deadline"), Obligee Representative, at its option, may (in addition to the rights provided for in Paragraph 3):

(i)           Accept such portion of the Collateral as is set forth in Schedule I attached hereto based on the Event of Default existing at Registration Deadline, by giving notice of such fact to Pledgor and the Escrow Agent, in which case the Escrow Agent shall forthwith deliver the Collateral to Obligee Representative, as agent for all the Obligees, and this escrow shall be terminated.

(ii)           Exercise any remedies of a secured party under the New York Uniform Commercial Code (the “UCC“). When such process is complete, the Escrow Agent shall distribute any remaining assets held by the Escrow Agent to the Pledgor and this escrow shall be terminated.  The Pledgor's and the Company shall assist in the issuance of new certificates representing the Collateral.

(b)           Notwithstanding anything to the contrary herein, certificates representing all Shares held as Collateral shall be delivered to the Obligees until the Obligees receive a balance certificate duly issued by the Company representing the number of Shares the Obligees are entitled to receive under this Section 4.

(c)           Nothing herein contained is intended, nor should it be construed, to preclude Obligees from pursuing any other remedy provided by law or otherwise as a means of enforcing their rights. The foregoing remedies are in addition to, and not in derogation of, any statutory, equitable, or common law remedy that the Obligees may have with respect to the Pledgor, the Company and the transactions contemplated by this Agreement.

5.	Satisfaction of Obligations

At such time as the Company has satisfied the Company Covenant set forth in the Asset Purchase Agreement, Section 6.4 Registration of Shares or at such time as the Obligee Representative has accepted the Collateral as set forth in Paragraph 4(a) above:

(a)           Obligees, Obligee Representative, or Pledgor shall promptly notify the Escrow Agent in writing of such claim or such alleged acceptance.

(b)           Upon such notification, the Escrow Agent shall notify Obligees of such claim or acceptance within three (3) business days of the receipt of the same.

(c)           If (i) Obligees have made such notification of satisfaction of the Company’s Covenants or acceptance, or (ii) Obligees either acknowledge the claim or alleged acceptance to be true or do not object in writing within thirty (30) days of receipt of notice of the same from the Escrow Agent, then this agreement shall terminate and the Escrow Agent shall release any and all Collateral pledged or otherwise secured hereunder from the lien or liens as provided in this agreement and Escrow Agent shall transfer to Pledgor all of such Collateral then held by Escrow Agent, subject to compliance with Section 4(b), including Obligees acknowledgments (if any) that the obligations have been fulfilled.

(d)           If Obligees do object to the claim or the alleged acceptance within said thirty (30) day period, then the Escrow Agent shall submit the question of the validity of the claim or the alleged acceptance to arbitration to be held according to the rules of the American Arbitration Association, one arbitrator, in Rochester, New York.

6.	Sale or Transfer of Collateral

During the term of this agreement, neither Obligees nor Escrow Agent shall sell or attempt to sell, assign, release, encumber or otherwise transfer or dispose of any of the Collateral pledged hereunder, except as may be allowed by Paragraphs 4 or 5 herein.

7.	Duties and Powers Of Escrow Agent

(a)           The Escrow Agent shall have only such responsibility with respect to the Collateral held in escrow as is expressly provided for in this agreement. In the absence of gross negligence, bad faith or fraud with respect to the performance of its obligation hereunder, the Escrow Agent shall not incur liability to any other party hereto.  The Escrow Agent shall not incur liability because of any substantive insufficiency in the form or manner of the execution by Obligee Representative or Pledgor of any notice or other instrument required, permitted or contemplated by this agreement, nor as a result of relying on the validity of any such notice or written instrument signed by a party unless the Escrow Agent was consulted regarding the same.

(b)           The powers conferred on the Escrow Agent shall not impose any duty upon the Escrow Agent to exercise any such powers.  The Escrow Agent shall be accountable only for property that it actually receives as a result of the exercise of such powers, and it shall not be responsible to the Pledgor for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(c)           The Escrow Agent's sole duty with respect to the custody, safekeeping and physical preservation of the collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Escrow Agent deals with similar property for its own account. The Escrow Agent shall not be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Pledgor or otherwise.

(d)           All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

8.	Resignation of the Escrow Agent

The Escrow Agent may resign upon thirty (30) days written notice to the other parties. If a successor Escrow Agent shall not have been designated herein or appointed by Pledgor and Obligee Representative before the effective date of such resignation, the Escrow Agent may petition any state or federal court to appoint a successor.

9.	Waivers

Any forbearance, failure or delay by any party in exercising any right, power, or remedy hereunder shall not be deemed to be a waiver of such right, power, or remedy and any single or partial exercise of any right, power, or remedy hereunder shall not preclude the further exercise thereof; and any right, power and remedy shall continue in force and effect until such right, power or remedy is specifically waived by an instrument in writing. No waiver of any of the provisions of this agreement shall be deemed or shall constitute a waiver of any other provision of this agreement, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

10.	Benefits

This agreement shall inure to the benefit of the parties, their heirs, personal representatives and permitted assigns and shall be binding upon the parties and their respective heirs and personal representatives.

11.	Choice of Law

This agreement shall be governed by the laws of the State of New York, and unless otherwise defined or provided herein, all words in this agreement have the meanings given them in the UCC.

12.	Captions

The subject headings of the paragraphs of this agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

13.	Notices

Any notice under this agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given:

(a)           On the date of personal service on the parties,

(b)           One day after being sent by professional or overnight courier or messenger service guaranteeing one day delivery, with receipt confirmed by the courier, or

(c)           On the date of transmission if sent by telegram, telex, telecopy, or other means of electronic transmission resulting in written copies, with receipt confirmed.

Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision. Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

14.	Entire Agreement; Amendments

(a)           This Agreement and the Schedule hereto, along with the Asset Purchase Agreement and the other documents delivered pursuant thereto, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof and no party shall be liable or bound to any other in any manner by any oral or written representations, warranties, covenants or agreements except as specifically set forth herein and therein. Each party expressly represents and warrants that it is not relying on any oral or written representations, warranties, covenants or agreements outside of this Agreement.

(b)           The provisions of this agreement may be modified at any time by written agreement of the parties. Any such agreement made after the date of this agreement shall be ineffective to modify this agreement in any respect unless in writing and signed by each of the parties hereto.

15.	Counterparts

This agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument and agreement.

16.	Severability

Each separately numbered paragraph of this agreement shall be treated as severable, to the end that if any one or more such paragraphs shall be adjudged or declared illegal, invalid or unenforceable, this agreement shall be interpreted and shall remain in full force and effect, as though such paragraph or paragraphs had never been contained in this agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed this agreement on the date first above written.

PLEDGOR	COMPANY

MICHAEL BUECHLER	INTERNET MEDIA SERVICES, INC.

Signature: /s/ Michael Buechler	Signature:___________________________
Address: _________________________	By:_____________________________
_________________________________	Title:____________________________
_________________________________	Address:__________________________
_________________________________
OBLIGEES	_________________________________

DOCUMENT SECURITY SYSTEMS, INC.

Signature:_________________________
By:_________________________
Title:_________________________
Address:_________________________

LESTER LEVIN INC.

Signature:_________________________
By:_________________________
Title:_________________________
Address:_________________________

AGREED AND ACCEPTED:

ESCROW AGENT

Name:_________________________
By:_________________________
Title:_________________________
Address:_________________________

Escrow Agent, who acknowledges receipt of the property set forth in Paragraph 1(a) above.

Schedule I
To Stock Pledge And Escrow Agreement

Event of Default Existing at Registration Deadline	Number of Shares which Obligees May Accept on Event of Default pursuant to Section
Section 6.3 - Working Capital; and Section 6.4 - Registration of Shares	3,900,000 shares of Company's Common Stock
Section 6.4 - Registration of Shares	2,000,000 shares of Company's Common Stock

Exhibit G

Form Lock-Up Agreement

Internet Media Services, Inc.
4553 Glencoe Avenue, Suite 325
Marina del Rey, CA 90292

October ____, 2009

To: Holders of Internet Media Services, Inc. Common Stock

Re:    Lock-Up Agreement

Gentlemen:

Internet Media Services, Inc. (“IMS” or the “Company”) has entered into an Asset Purchase Agreement with Lester Levin Inc. (“Seller”), a New York corporation, dated October 8, 2009, whereby IMS will purchase certain assets of Seller relating to Seller’s business known as LegalStore.Com (the “Agreement”) in exchange for the issuance of 7,500,000 shares of its Common Stock, par value $.001 per share (the “Common Stock”) to Document Security Systems, Inc. (“DSS”), the sole-shareholder of Seller.

In accordance with the terms of the Agreement, as soon as practicable but not later than 180 days of closing, IMS will file a Registration Statement on Form S-1 with the Securities and Exchange Commission (“SEC”) registering all the shares of IMS Common Stock issued to Seller and/or DSS under the Agreement (“the Registration Statement”) and within 360 days of closing shall have the Registration Statement covering such shares declared effective, as provided in that certain Registration Rights Agreement between IMS and DSS, dated October ___, 2009 (the “Registration Rights Agreement”).

You are collectively the holders ( the “Holders”) of 13,000,000 shares of Common Stock of the Company.

In order for DSS to realize full and adequate consideration under the Agreement, and as a condition precedent to the Agreement, it is essential that the Company’s Holders agree not to sell or otherwise dispose of their Common Stock in the Company for the agreed upon period stated herein.

By signing and returning this agreement in the manner indicated below, the undersigned, Raymond Meyers and Michael Buechler, hereby agree not to, directly or indirectly, publicly sell, contract to sell or otherwise transfer any of the IMS Common Stock beneficially owned by them,  for a period of the earlier of (i) two (2) years from the date hereof, or (ii) one (1) year from the effective date of the Registration Statement (the “Lock-Up Period”).

If IMS engages an underwriter or placement agent during the Lock-Up Period, or otherwise attempts to raise additional capital through the sale of IMS Common Stock and/or other equity securities of the Company, in a public offering or private placement, upon notice of commencing such public offering or private placement, the Holders of IMS Common Stock subject to lock-up agreements will refrain from making any sales, transfers or other dispositions in the course of such offering until after the expiration of the Lock-Up Period.

By signing and returning this agreement, you further (i) represent and consent that you have full power and authority to enter into this lock-up agreement and that, upon request, you will execute any additional documents necessary or desirable in connection with this lock-up agreement and its enforcement, (ii) understand that this lock-up agreement is irrevocable by you, all authority herein conferred by you or agreed to be conferred by you shall survive your death or incapacity, and any of your obligations hereunder shall be binding on you and your heirs, personal representatives, successors and assigns, (iii) acknowledgement that this is agreement is entered into in favor of DSS and Seller who are relying upon its terms in entering into the Agreement, and (iv) acknowledge receipt of adequate consideration for providing this lock-up agreement.

In order to enable the aforesaid covenant to be enforced, you hereby consent to the placing of a restrictive legend and/or stop-transfer order with the transfer agent of the Common Stock with respect to any of the Common Stock registered in your name or beneficially owned by you.

Whether registration of the Common Stock actually occurs depends on a number of factors. Notwithstanding the foregoing, this lock-up agreement will terminate upon expiration of the Lock-Up Period.
Accordingly, to evidence your agreement to the terms hereof, please date, and sign and return this lock-up agreement where indicated by law.

[SIGNATURE PAGE FOLLOWS]

--------------------------------------------------------------------------------

[SIGNATURE PAGE TO LOCK-UP AGREEMENT]

Acknowledged and Agreed
this ___ day of ____________, 2009:

/s/ Ray Meyers
Name: Ray Meyers (Holder 9,000,000 shares of Common Stock)

Acknowledged and Agreed
This ___ day of ___________, 2009:

/s/ Michael Buechler
Name: Michael Buechler (Holder 4,000,000 shares of Common Stock)

Exhibit H

Form Assignment and Assumption Agreement

ASSIGNMENT AND ASSUMPTION AGREEMENT

This Assignment and Assumption Agreement is made as of October ____, 2009 (the “Closing Date”), by and between Internet Media Services, Inc., a Delaware corporation (the “Buyer”), and lester levin Inc., a New York corporation (the “Seller”).  Capitalized terms used but not defined in this Assignment and Assumption Agreement shall have the meanings given to them in that certain Asset Purchase Agreement, dated as of October ___, 2009, between the Buyer and the Seller, as the same may be amended (the “Agreement”).

 W I T N E S S E T H :

Whereas, pursuant and subject to the terms and conditions of the Agreement, the Seller is causing the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer; and

Whereas, in connection with the sale of the Acquired Assets to the Buyer, the Buyer and the Seller wish to provide for the limited assumption by the Buyer of certain obligations of the Seller (the “Assumed Liabilities,” as such term is defined in the Agreement).

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged:

1.   The Seller hereby sells, assigns, transfers, conveys and delivers to the Buyer all right, title and interest in, to and under each Assumed Liability; and

2.   The Buyer hereby assumes the obligations of the Seller under each Assumed Liability pursuant to the terms of the Agreement.

Notwithstanding anything to the contrary contained herein: (a) nothing contained in this Assignment and Assumption Agreement is intended to provide any rights to the Seller or Buyer (beyond those rights expressly provided to the Seller and Buyer, respectively, in the Agreement); (b) nothing contained in this Assignment and Assumption Agreement is intended to impose any obligations or liabilities on the Buyer or Seller (beyond those obligations and liabilities expressly imposed on the Buyer and Seller, respectively, in the Agreement); and (c) nothing contained in this Assignment and Assumption Agreement is intended to limit any of the rights or remedies available to the Buyer or Seller under the Agreement.

Nothing contained in this Assignment and Assumption Agreement is intended to provide any right or remedy to any person or entity, other than the Seller.

The Assignment and Assumption Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

This Assignment and Assumption Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of New York (without giving effect to principles of conflicts of laws).

[End of Assignment and Assumption Agreement – Signature Page Follows]

Internet Media Services, Inc.
a Delaware corporation

By: /s/ Raymond Meyers
Raymond Meyers
President and Chief Executive Officer

lester levin Inc.,
a New York corporation

By: /s/ Patrick White
Patrick White
President

Schedule 2.1(a)

Equipment

Legalstore.Com Fixed Assets Listing

Neopost S130 folder/inserter
Warehouse Shelves
Cubicles and Desks
Legalstore door emblem
Legal Store – Phone System
Stern Properties – Leaseholds
2 Color Press-AB Dick
ATX MidTower
Legalstore Trade Show Booth
Legalstore Website- redesign
Legalstore.com Gproxy web site development
Triumph 20” cutter
9850 Color non-working press
AB Dick Digital Platemaker
APS Shrinkwrapper
Pitney Bowes lease (mail machine)
2 HP Laserjet 1160 printers
1 Laserjet 5si computer
2 Soyata computers
1 Lenovo Computer
2 HP P1505
Cannon Imagerunner 330
5 filing Cabinets
1 Paddy wagon
1 Drill

Schedule 2.1(b)

Inventory

Document Security Systems Inc
Custom Inventory Valuation Summary
End of Sep 2009

Item	Description	Inv. Value	On Hand
Inventory Item
180	Uncontested Divorce Kit, NY	$32.52	1.00
495	Journal of Notarial Acts, Hardcover	$45.20	2.00
595	Criminal Defense Case File	$47.52	66.00
597	3/4" Expansion Retention Jackets,	$71.06	209.00
601	Journal of Notarial Acts, Softcover	$31.90	2.00
801	9 x 12 Brown Kraft Gummed, No Clasp	$46.44	9.00
804	10 x 15 Brown Kraft Gummed, No Clasp, Open End	$95.21	9.00
805	9" x 12" Tyvek Open End White Envelopes, 100 per box.	$89.40	4.00
809	10" x 15" Tyvek Open End White Envelopes, 100 per box.	$54.16	2.00
815	10 x 13 White Wove Gummed, No Clasp, Open Side, 28lb	$24.80	4.00
820	9-1/2 x 12-1/2 Heavy Duty Envelopes, gummed flap	$59.79	3.00
821	10x15 Heavy Duty Envelopes, gummed flap	$59.79	3.00
824	10" x 13" Tyvek Open End White Envelopes, First Class, 100 per box.	$29.78	1.00
825	6.5" x 9.5" Tyvek Open End White Envelopes, First Class, 100 per box.	$49.50	2.00
826	9.5" x 12.5" Tyvek Open End White Envelopes, First Class, 100 per box.	$87.00	3.00
827	10" x 15" Tyvek Open End White Envelopes, First Class, 100 per box.	$112.20	4.00
828	Tyvek Mailer 12" x 15-1/2" Green Diamond First Class Envelope	$66.15	3.00
829	9" x 12" Tyvek Open End White Envelopes, First Class, 100 per box.	$100.80	4.00
835	Grey Kraft Envelopes 9" x 12" Open End Clasp, 100 per box.	$41.83	3.00
836	Grey Kraft Enveloes 9-1/2" x 12-1/2" Open End Clasp, 100 per box.	$129.68	8.00
837	Grey Kraft Envelopes 10" x 13" Open End Clasp, 100 per box.	$13.39	1.00
838	Grey Kraft Enveloes 10" x 15" Open End Clasp, 100 per box.	$59.53	3.00
847	5" x 3" white shipping labels, 6-up, (100 sheets per package)	$357.00	17.00
848	4" x 3-1/3" white shipping labels, 6-up, (100 sheets per package)	$117.30	15.00
901	Green Diamond Envelopes 9-1/2" x 12-1/2", First Class Mail, 100 per package.	$27.57	3.00
949	Patent Folder, Jute, Printed, , 10-1/4" x 15"	$23.12	8.00
1030		$37.80	2.00
2301	Testament Ledger Last Will & Testament Envelopes	$149.45	7.00
2302	Legal Size Testament Ledger Last Will & Testament Covers	$106.01	5.00
2303	Letter Size Testament Ledger Last Will & Testament Covers	$185.85	9.00
2304	Legal Size Testament Ledger Last Will & Testament Will Kit	$184.50	5.00
2306	Letter Size Testament Ledger Last Will & Testament Will Kit	$184.50	5.00
2307	Letter Size Pebble Finish Last Will & Testament Covers	$598.85	29.00
2308	Legal Size Pebble Finish Last Will & Testament Covers	$413.00	20.00
2309	Pebble Finish Last Will & Testament Envelopes	$330.40	16.00
2310	Pebble Finish Will Envelopes	$247.80	12.00
2311	Legal Size Pebble Finish Will Covers	$123.90	6.00
2312	Letter Size Pebble Finish Will Covers	$227.15	11.00
2313	Legal Size Pebble Finish Will Kit	$129.84	4.00
2314	Letter Size Pebble Finish Will Kit	$64.92	2.00
2316	Legal Size Testament Ledger, Last Will & Testament Paper	$125.80	10.00
2317	Legal Size Testament Ledger, Blank Paper	$147.05	17.00
2318	Letter Size Testament Ledger, Last Will & Testament Paper	$96.11	7.00
2319	Letter Size, Testament Ledger, Blank Paper	$112.45	13.00
2320	Legal Size Blue Ruled Will Paper	$53.44	8.00
2321	Letter Size Blue Ruled Will Paper	$17.88	4.00
2322	Letter Extra Size Red Ruled Will Paper	$64.30	10.00
2323	Wax Seal Red Replacement Bars	$14.10	2.00
2324	Legal Size Excelsior Bond Paper	$16.02	3.00
2326	Legal Size Excelsior Bond Will Paper	$62.10	5.00
2327	Letter Size Excelsior Bond Will Paper	$26.52	2.00
2328	Letter Size Excelsior Bond Paper	$10.35	3.00

2332	Legal Size Black Ruled Last Will & Testament Paper	$117.52	8.00
2333	Legal Size Black Ruled Paper	$53.15	5.00
2334	Letter Size Black Ruled Last Will & Testament Paper	$42.99	3.00
2335	Letter Size Black Ruled Paper	$10.63	1.00
2336	Legal Size Pebble Finish Last Will and Testament Kit	$66.54	2.00
2337	Letter Size Pebble Finish Last Will and Testament Kit	$66.54	2.00
2338	Pebble Finish Will Envelopes, Oversized	$58.26	1.00
2339	Pebble Finish Last Will & Testament Envelopes, Oversized	$291.30	5.00
2340	Pebble Finish Will Envelopes, Oversized	$120.54	3.00
2341	Pebble Finish Blank Envelopes	$165.20	8.00
2342	Pebble Finish Last Will & Testament Envelopes, Side Opening	$185.85	9.00
2343	Pebble Finish Declaration of Trust Envelopes	$48.36	2.00
2344	Pebble Finish Envelopes, Side Opening	$49.20	3.00
2345	Testament Ledger Blank Envelopes, Oversized	$309.00	5.00
2354	Legal Size Pebble Finish Declaration of Trust Covers	$46.08	2.00
2355	Letter Size Pebble Finish Declaration of Trust Covers	$49.56	2.00
2365	Legal Size Black Ruled Last Declaration of Trust Paper	$44.07	3.00
2366	Letter Size Black Ruled Last Declaration of Trust Paper	$44.07	3.00
3001	Letter Size Stock Presentation Folders, Black Linen	$267.24	393.00
3002	Letter Size Stock Presentation Folders, Dark Blue Linen	$307.36	452.00
3003	Letter Size Stock Presentation Folders, Burgundy Linen	$127.84	188.00
3004	Letter Size White Gloss Presentation Folders	$38.15	109.00
3005	Letter Size Stock Presentation Folders, Forest Green Linen	$348.16	512.00
3006	Letter Size Stock Presentation Folders, Red Wove	$131.24	193.00
3007	Letter Size Stock Presentation Folders, Brown Wove	$220.32	324.00
3008	Letter Size Stock Presentation Folders, Teal Wove	$23.80	35.00
3015	Bankruptcy Forms, Chapter 7,12 and 13	$53.46	2.00
3086	Certified mail labels, 8 1/2" x 7", 100 per box.	$102.22	1.00
3101	Legal Size Stock Presentation Folders, Black Linen	$282.48	321.00
3102	Legal Size Stock Presentation Folders, Dark Blue Linen	$300.08	341.00
3103	Legal Size Stock Presentation Folders, Burgundy Linen	$682.00	775.00
3104	Legal Size White Gloss Presentation Folders	$312.96	489.00
3105	Legal Size Stock Presentation Folders, Green Linen	$355.52	404.00
3106	Legal Size Stock Presentation Folders, Red Wove	$69.52	79.00
3107	Legal Size Stock Presentation Folders, Brown Wove	$71.28	81.00
3108	Legal Size Stock Presentation Folders, Teal Wove	$146.96	167.00
3115	Tribute® Document Wallets	$28.64	4.00
3116	Tribute® Presentation Wallets	$164.16	18.00
3140	Lead Paint Booklet	$3.00	12.00
3701	Consumer Law Pamphlets, What Your Should Know About Buying a Home	$73.58	2.00
3702	Consumer Law Pamphlets, What to Do if You're in an Auto Accident	$147.16	4.00
3703	Consumer Law Pamphlets, What You Should Know About Wills	$36.79	1.00
3704	Consumer Law Pamphlets, What You Should Know About Divorce	$36.79	1.00
3705	Consumer Law Pamphlets, When You Can't Pay Your Debts	$36.79	1.00
3706	Consumer Law Pamphlets, What You Should Know About Your Legal Health	$36.79	1.00
3707	Consumer Law Pamphlets, What You Should Know About Estate Planning	$36.79	1.00
3708	Consumer Law Pamphlets, What You Should Know About Obtaining Compensation For Your Personal Injuries	$36.79	1.00
3709	Consumer Law Pamphlets, What Your Should Know About Exercising Your Rights as an Employee	$36.79	1.00
3710	Consumer Law Pamphlets, What Your Should Know About Guardianship, Living Wills and Power of Attorney	$73.58	2.00
3711	Business Law Pamphlets, Collecting Accounts Receiveable and Business Debts	$73.58	2.00
3712	Business Law Pamphlets, Firing Employees	$36.79	2.00
3713	Business Law Pamphlets, Protecting Your Company's Legal Health	$18.40	1.00
3714	Business Law Pamphlets, Protecting Your Investment in Intellectual Property	$36.79	2.00
3715	Business Law Pamphlets, Doing Business as Limited Liability Company	$73.58	2.00
3716	Consumer Law Pamphlets, What Your Should Know About Social Security and Medicare	$36.79	1.00
3717	Consumer Law Pamphlets, What Your Should Know About Your Rights as a Landlord or Tenant	$36.79	1.00
3718	Consumer Law Pamphlets, What You Should Know If Your Are Arrested	$36.79	1.00
3719	Consumer Law Pamphlets, Preparing To Be a Witness at Deposition or Trial	$36.79	1.00
3720	Consumer Law Pamphlets, What To Do When a Loved One Dies	$36.79	1.00
3721	Consumer Law Pamphlets, What Your Should Know About Marriage and the Law	$36.79	1.00
3722	Consumer Law Pamphlets, Adoption	$36.79	1.00
04220	Note Size Expanding Red Wallet with Elastic Tie	$42.00	50.00
04221	Letter Size Expanding Red Wallet with Elastic Tie	$29.50	50.00

04222	Legal Size Expanding Red Wallet with Elastic Tie	$21.25	34.00
04223	Tabloid Size Expanding Red Wallet with Elastic Tie	$45.00	50.00
4400	Tabloid Binder 11" x 17" 1" Capacity	$239.04	48.00
4500	Tabloid Binder 11" x 17" 2" Capacity	$363.15	45.00
4870	FLIP Labels	$22.50	1.00
5011	Rotary File Set, 3-Part	$56.93	3.00
5014	Case Index Files	$213.46	11.00
5015	Attorney New Matter Memo Carbonless Sets, 3-Part	$67.36	4.00
5016	Attorney New Matter Memo Carbonless Sets, 2-Part	$152.80	4.00
5017	Rotary File Set, 4-Part	$20.94	1.00
5019	Rotary File Set, 5-Part	$56.52	2.00
5020	File Label Index Sets, 4" x 6"	$165.60	7.00
5022	Basic Time Control System, 2-Part	$75.60	9.00
5023	Basic Time Control System, 3-Part	$44.46	3.00
5024	Basic Time Control System, 4-Part	$36.48	2.00
5025	Time and Expense Slips with Journal Sheets	$76.01	5.00
5026	Deluxe Walnut Grained Pegboard Portfolio	$50.30	2.00
5027	Attorney Complete Time Control System	$45.00	1.00
5030	Time and Expense Slips File Jackets	$44.64	3.00
5078	Workers Compensation INdexes	$9.87	7.00
5081	Estate Planning Indexes	$16.86	6.00
5082	Employment Litigation Indexes	$14.58	6.00
5083	Litigation Indexes	$16.50	5.00
5085	Family Law Index Dividers	$69.30	22.00
5086	Estate Administration Probate Indexes	$12.15	5.00
5088	Bankruptcy Case Indexes	$29.16	9.00
5090	Limited Partnership LP Tabs	$4.98	2.00
5092	Criminal Litigation Indexes	$19.44	6.00
5094	Ink Refill Automatic Numbering Machine	$5.52	1.00
5095	Immigration Law Indexes	$10.72	8.00
5099	Table of Contents, Letter Size Bottom Tab	$8.46	6.00
5106	Tabloid Size Bottom Blank Writeable Indexes	$92.00	23.00
5107	Letter Size Bottom Blank Writeable Indexes	$65.54	58.00
5108	Legal Size Bottom Blank Writeable Indexes	$135.05	73.00
5113	Plaintiff's Exhibit Goldenrod	$51.84	48.00
5114	Defendant's Exhibit Blue	$79.92	74.00
5115	Corporation Index Tabs, Standard	$2.37	1.00
5116	Blank Blue	$32.40	30.00
5117	Blank Goldenrod	$24.84	23.00
5118	Exhibit Goldenrod	$37.80	35.00
5119	Exhibit Blue	$91.80	85.00
5120	Black Beauty Slipcase	$23.52	3.00
5122	Government Exhibit Goldenrod	$95.04	88.00
5125	Medical Indexes	$18.33	13.00
5130	Transfer Ledger	$4.74	2.00
5133	Letter Size Bottom Exhibit Blank Writeable Indexes	$48.59	43.00
5134	Exhibit Table of Contents, 8 1/2" X 11", 36lb., white ledger stock	$18.90	1.00
5135	Letter Size Side Blank Writeable Indexes	$45.20	40.00
5136	Petitioner's Exhibit White	$41.04	38.00
5137	Blank White	$47.52	44.00
5138	State's Exhibit White	$18.36	17.00
5139	People's Exhibit White	$24.84	23.00
5140	Minute Paper Letter Size 20lb., 3-Hole Punched	$51.74	11.00
5141	Minute Paper Letter Size 20lb., Rectangular Rod Punched	$36.12	7.00
5142	Minute Paper Legal Size 20lb., 3-Hole Punched	$97.35	11.00
5143	Minute Paper Legal Size 20lb., Rectangular Rod Punched	$49.60	6.00
5144	Minute Paper Letter Size 28lb., 3-Hole Punched	$35.52	3.00
5145	Minute Paper Letter Size 28lb., Rectangular Rod Punched	$61.68	5.00
5147	Non-Profit Tabs	$2.55	1.00
5148	Limited Liability Company LLC Tabs	$5.40	2.00
5149	Notarial Seals	$63.38	26.00
5150	Minutes & By-Laws for Corporations, New York	$3.90	1.00
5152	Minutes & By-Laws for Corporations, New York Professional Corporation	$3.90	1.00

5153	Minutes & By-Laws for Corporations, New York Not-For-Profit	$3.90	1.00
5154	Model Operating Agreements for LLC, New York	$17.94	2.00
5160	Minutes & By-Laws for Corporations, Blank State	$7.80	2.00
5161	Minutes & By-Laws for Corporations, Blank State Membership Corporation	$3.90	1.00
5162	Minutes & By-Laws for Corporations, Blank State Professional Corporation, By-Laws Only	$7.80	2.00
5169	Minutes & By-Laws for Corporations, Missouri	$3.90	1.00
5170	Minutes & By-Laws for Corporations, California	$3.90	1.00
5171	Minutes & By-Laws for Corporations Connecticut	$7.80	2.00
5172	Minutes & By-Laws for Corporations, Delaware	$7.80	2.00
5173	Minutes & By-Laws for Corporations, Florida	$7.80	2.00
5174	Minutes & By-Laws for Corporations, New Jersey	$7.80	2.00
5175	Minutes & By-Laws for Corporations, Pennyslvania	$3.90	4.00
5176	Minutes & By-Laws for Corporations, Texas	$3.90	1.00
5177	Minutes & By-Laws for Corporations, Illinois	$3.90	1.00
5178	Minutes & By-Laws for Corporations, Michigan	$7.80	2.00
5179	Minutes & By-Laws for Corporations, Georgia	$3.90	1.00
5191	Exhibit Fluorescent Red	$23.76	22.00
5192	Exhibit Fluorescent Yellow	$33.48	31.00
5193	Defendant's Exhibit Fluorescent Red	$29.16	27.00
5194	Respondent's Exhibit Goldenrod	$114.48	106.00
5195	Trustee Exhibit Blue	$28.08	26.00
5196	Creditor Exhibit Goldenrod	$35.64	33.00
5197	Debtor Exhibit Blue	$37.80	35.00
5199	Plaintiff's Exhibit Fluorescent Yellow	$42.12	39.00
5206	Declaration White	$17.28	16.00
5207	Joint Exhibit White	$59.40	55.00
5208	Exhibit White	$34.56	32.00
5209	Deposition Exhibit White	$44.28	41.00
5298	Trust Portfolio Indexes	$26.73	9.00
07201	Half Page Size, Mini Roundring Binder, 1" Capacity	$86.40	48.00
08013	A4 Sheet Protector	$36.06	6.00
9012	Patent Receipt Card	$23.63	11.00
9013	Trademark Receipt Card	$2.15	1.00
9203	Patent Folder, Jute, Printed, Side Punched, 10" x 14-1/2"	$108.00	60.00
9204	Patent, jute, printed form, 10" x 15-1/8"	$592.76	292.00
9207	Patent, jute, printed form, 9" x 14-1/2"	$349.20	194.00
9216	Plain, jute, 10" x 14-3/4"	$144.00	80.00
9217	Plain, light green, 10" x 14-3/4"	$360.01	199.00
9218	Patent, Jute Printed Form, 10" x 14-3/4"	$78.75	42.00
9220	U.S. Trademark, rev. 11/89, blue, 10-1/4" x 15-1/8"	$279.00	155.00
9221	Foreign Patent Folder, Gray, 10-1/4" x 15-1/8"	$15.96	6.00
9222	Foreign TM/SM Madrid Protocol and single country, 10-1/4" x 15-1/8" goldenrod, ruled section for notes	$199.28	106.00
9223	Foreign, Trademark Folder, Gray 10-1/4" x 15"	$385.32	169.00
9225	Patent Folder, Jute with Printed Form, 10" x 14-3/4"	$288.26	142.00
9228	Foreign, Patent Folder, Gray 10-1/4" x 15-1/8"	$598.85	295.00
9230	Plain Patent or Trademark Folder, Jute, 10-1/4" x 15-1/8"	$95.37	33.00
9231	Patent Folder, Jute, 10-1/4" x 15"	$34.20	19.00
9232	Domain name file, 10 1/4" x 15 1/8", orange,	$471.75	111.00
9240	U.S. Trademark, rev. 11/89, gray, 10-1/4" x 15-1/8"	$35.18	14.00
09261	Letter Size, Vertical Easel Ring Binder	$39.12	6.00
10310	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Manila	$30.96	3.00
10330	Letter Size 1/3-Cut Manila Folders, Single-Ply	$19.47	3.00
10334	Letter Size 1/3-Cut Manila Folders, Reinforced Tab	$29.91	3.00
10434	Letter Size 1/3-Cut Manila Folders, Heavy Duty	$82.12	4.00
10734	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Kraft	$102.41	7.00
11777	Smead Alphabetic Folder Set A-Z	$29.20	5.00
12010	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Blue	$39.50	2.00
12034	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Blue	$97.80	6.00
12040	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Blue	$100.75	5.00
12110	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Green	$39.50	2.00
12134	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Green	$81.50	5.00
12140	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Green	$80.60	4.00
12142	Easyopen Ledger Slant-D Ring Binders, Tabloid Size, 17" x 11", 3" Capacity	$106.24	8.00

12210	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Goldenrod	$138.25	7.00
12234	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Goldenrod	$65.20	4.00
12310	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Gray	$39.50	2.00
12334	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Gray	$114.25	7.00
12410	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Lavender	$39.50	2.00
12434	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Lavender	$48.90	3.00
12440	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Lavender	$100.75	5.00
12510	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Orange	$39.50	2.00
12534	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Orange	$114.10	7.00
12540	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Orange	$100.75	5.00
12610	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Pink	$118.50	6.00
12634	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Pink	$130.40	8.00
12710	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Red	$118.50	6.00
12734	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Red	$81.50	5.00
12740	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Red	$100.75	5.00
12810	Letter Size Folders, Reinforced Top Tab, Straight-Cut, White	$118.50	6.00
12834	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, White	$97.95	6.00
12910	Letter Size Folders, Reinforced Top Tab, Straight-Cut, Yellow	$138.25	7.00
12934	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Yellow	$65.20	4.00
12940	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners, Yellow	$80.60	4.00
13034	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Purple	$65.20	4.00
13084	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Maroon	$81.50	5.00
13134	Letter Size Folders, Reinforced Top Tab, 1/3-Cut, Teal	$48.99	3.00
14000	Letter Size Manila Classification Folder, 2" Expansion	$86.80	40.00
14232	Legal Size, 3-Ring Slant-D Binder, 1" Capacity	$21.81	3.00
14532	Legal Size, 3-Ring Slant-D Binder, 2" Capacity	$53.60	5.00
14632	Legal Size, 4-Ring Slant-D Binder, 2" Capacity	$160.72	14.00
15330	Legal Size 1/3-Cut Manila Folders, Single-Ply	$91.96	11.00
15334	Legal Size 1/3-Cut Manila Folders, Reinforced Tab	$65.20	5.00
15434	Legal Size 1/3-Cut Manila Folders, Heavy Duty	$115.00	5.00
15440	Letter Size Vertical File Pocket & Identification System	$60.06	11.00
15460	Legal Size Vertical File Pocket & Identification System	$62.20	10.00
17010	Legal Size Folders, Reinforced Top Tab, Straight Cut, Blue	$150.66	6.00
17034	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Blue	$78.76	4.00
17040	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners	$165.40	7.00
17110	Legal Size Folders, Reinforced Top Tab, Straight Cut, Green	$100.44	4.00
17134	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Green	$103.85	6.00
17140	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners	$69.30	3.00
17210	Legal Size Folders, Reinforced Top Tab, Straight Cut, Goldenrod	$75.33	3.00
17234	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Goldenrod	$114.25	5.00
17310	Legal Size Folders, Reinforced Top Tab, Straight Cut, Gray	$100.44	4.00
17334	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Gray	$59.07	3.00
17410	Legal Size Folders, Reinforced Top Tab, Straight Cut, Lavender	$100.44	4.00
17434	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Lavender	$114.25	5.00
17510	Legal Size Folders, Reinforced Top Tab, Straight Cut, Orange	$100.44	4.00
17534	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Orange	$45.70	2.00
17610	Legal Size Folders, Reinforced Top Tab, Straight Cut, Pink	$100.44	4.00
17634	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Pink	$114.25	5.00
17710	Legal Size Folders, Reinforced Top Tab, Straight Cut, Red	$50.22	2.00
17734	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Red	$45.70	2.00
17740	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners	$92.40	4.00
17810	Legal Size Folders, Reinforced Top Tab, Straight Cut, White	$100.44	4.00
17834	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, White	$114.25	5.00
17910	Legal Size Folders, Reinforced Top Tab, Straight Cut, Yellow	$125.55	5.00
17934	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, Yellow	$59.07	3.00
17940	Legal Size Folders, Reinforced Top Tab, 1/3-Cut, with Fasteners	$147.85	6.00
18043	Prestige Locking D-Ring Binder, 3" Capacity, Letter Size, Dark Blue	$38.94	6.00
18046	Prestige Locking D-Ring Binder, 3" Capacity, Letter Size, Maroon	$38.94	6.00
18053	Prestige Locking D-Ring Binder, 4" Capacity, Letter Size, Dark Blue	$60.24	6.00
18056	Prestige Locking D-Ring Binder, 4" Capacity, Letter Size, Maroon	$60.24	6.00
18063	Prestige Locking D-Ring Binder, 5" Capacity, Letter Size, Dark Blue	$65.76	4.00
18066	Prestige Locking D-Ring Binder, 5" Capacity, Letter Size, Maroon	$32.88	2.00
18175	Letter Size Poly Vertical Expanding File	$37.32	12.00

18195	Legal Size Poly Vertical Expanding File	$41.80	11.00
19000	Legal Size Manila Classification Folder, 2" Expansion	$116.13	49.00
19934	Legal Size, 1/3-Cut Pressboard Fastener Folders	$104.40	72.00
21043	Letter Size Poly Expanding Wallet	$49.45	23.00
21045	Legal Size Poly Expanding Wallet	$80.24	34.00
23300	Laser Exhibit Labels, Kleer-Fax Brand, White	$33.18	14.00
23301	Laser Exhibit Labels, Kleer-Fax Brand, Blue	$33.18	14.00
23302	Laser Exhibit Labels, Kleer-Fax Brand, Yellow	$7.11	3.00
23303	Laser Exhibit Labels, Kleer-Fax Brand, Red	$21.33	9.00
23304	Laser Exhibit Labels, Kleer-Fax Brand, Green	$21.33	9.00
23305	Laser Exhibit Labels, Kleer-Fax Brand, Orange	$26.07	11.00
25040	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Blue	$61.95	3.00
25140	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Green	$103.25	5.00
25540	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Lavender	$103.25	5.00
25640	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Orange	$82.60	4.00
25740	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Red	$61.95	3.00
25849	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Gray	$103.25	5.00
25940	Letter Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Yellow	$103.25	5.00
28010	Legal Size Folders, Reinforced End Tab, Straight-Cut, Blue	$85.59	3.00
28040	Legal Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Blue	$144.90	6.00
28110	Legal Size Folders, Reinforced End Tab, Straight-Cut, Green	$85.59	3.00
28140	Legal Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Green	$144.90	6.00
28210	Legal Size Folders, Reinforced End Tab, Straight-Cut, Goldenrod	$57.06	2.00
28310	Legal Size Folders, Reinforced End Tab, Straight-Cut, Gray	$85.59	3.00
28410	Legal Size Folders, Reinforced End Tab, Straight-Cut, Lavender	$57.06	2.00
28510	Legal Size Folders, Reinforced End Tab, Straight-Cut, Orange	$142.65	5.00
28610	Legal Size Folders, Reinforced End Tab, Straight-Cut, Pink	$142.65	5.00
28710	Legal Size Folders, Reinforced End Tab, Straight-Cut, Red	$57.06	2.00
28740	Legal Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Red	$169.05	7.00
28810	Legal Size Folders, Reinforced End Tab, Straight-Cut, White	$85.59	3.00
28910	Legal Size Folders, Reinforced End Tab, Straight-Cut, Yellow	$114.12	4.00
28940	Legal Size Folders, Reinforced End Tab, Straight-Cut with Fasteners, Yellow	$48.30	2.00
31000	Permanent Index Tabs Blank	$29.60	20.00
31001	Permanent Index Tabs, Numeric 1-10	$28.12	19.00
31002	Permanent Index Tabs, Numeric 11-20	$11.84	8.00
31005	Permanent Index Tabs A-Z	$8.88	6.00
33001	Laser Index Tabs 7/16" White	$51.95	11.00
33117	Laser Index Tabs 1-1/8" White	$20.00	4.00
33120	Laser Index Tabs 1-1/8" Assorted	$30.00	6.00
33301	Laser Page Flags	$63.68	16.00
37715	Straight Cut Legal Size 2" Expansion	$156.18	114.00
48090	U-Create Exhibit Labels, White	$94.80	24.00
48091	U-Create Exhibit Labels, Blue	$63.20	16.00
48093	U-Create Exhibit Labels, Red	$75.05	19.00
48094	U-Create Exhibit Labels, Green	$51.35	13.00
48095	U-Create Exhibit Labels, Orange	$47.40	12.00
51051	Exhibit 1, Blumberg® Style, Bottom Tab, Letter Size.	$30.94	34.00
51052	Exhibit 2, Blumberg® Style, Bottom Tab, Letter Size.	$23.66	26.00
51053	Exhibit 3, Blumberg® Style, Bottom Tab, Letter Size.	$20.93	23.00
51054	Exhibit 4, Blumberg® Style, Bottom Tab, Letter Size.	$16.38	18.00
51055	Exhibit 5, Blumberg® Style, Bottom Tab, Letter Size.	$5.46	6.00
51056	Exhibit 6, Blumberg® Style, Bottom Tab, Letter Size.	$6.04	9.00
51057	Exhibit 7, Blumberg® Style, Bottom Tab, Letter Size.	$11.18	11.00
51058	Exhibit 8, Blumberg® Style, Bottom Tab, Letter Size.	$6.37	7.00
51059	Exhibit 9, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
51281	Exhibit 1, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
51282	Exhibit 2, Blumberg® Style, Side Tab, Letter Size.	$16.38	18.00
51283	Exhibit 3, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
51284	Exhibit 4, Blumberg® Style, Side Tab, Letter Size.	$18.20	20.00
51285	Exhibit 5, Blumberg® Style, Side Tab, Letter Size.	$14.56	16.00
51286	Exhibit 6, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
51287	Exhibit 7, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
51288	Exhibit 8, Blumberg® Style, Side Tab, Letter Size.	$22.75	25.00

51289	Exhibit 9, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
53070	Personal and Confidential Security Seals	$29.88	6.00
57000	1-100 legal exhibit index tabs	$22.77	9.00
57001	101-200 legal exhibit index tabs	$30.36	12.00
57002	201-300 legal exhibit index tabs	$48.07	19.00
57003	301-400 legal exhibit index tabs	$32.89	13.00
57004	401-500 legal exhibit index tabs	$22.77	9.00
57005	501-600 legal exhibit index tabs	$10.12	4.00
57006	601-700 legal exhibit index tabs	$27.83	11.00
57007	701-800 legal exhibit index tabs	$10.12	4.00
57008	801-900 legal exhibit index tabs	$10.12	4.00
57009	901-1000 legal exhibit index tabs	$10.12	4.00
58000	1-10 legal exhibit index tabs	$73.37	29.00
58001	11-20 legal exhibit index tabs	$43.01	17.00
58002	21-30 legal exhibit index tabs	$32.89	13.00
58003	31-40 legal exhibit index tabs	$27.83	11.00
58004	41-50 legal exhibit index tabs	$35.42	14.00
58005	51-60 legal exhibit index tabs	$27.83	11.00
58006	61-70 legal exhibit index tabs	$43.01	17.00
58007	71-80 legal exhibit index tabs	$40.48	16.00
58008	81-90 legal exhibit index tabs	$32.89	13.00
58009	91-100 legal exhibit index tabs	$30.36	12.00
58010	A-E legal exhibit index tabs	$7.59	3.00
58011	F-J legal exhibit index tabs	$10.12	4.00
58012	K-O legal exhibit index tabs	$2.53	1.00
58013	P-T legal exhibit index tabs	$5.06	2.00
58014	U-Z legal exhibit index tabs	$2.53	1.00
58024	Defendant's Exhibit Yellow	$79.65	27.00
58025	Plaintiff's Exhibit Green	$47.20	16.00
58026	Petitioner's Exhibit Orange	$44.25	15.00
58027	Respondent's Exhibit Blue	$29.50	10.00
58071	Exhibit A legal exhibit index tabs	$10.12	4.00
58072	Exhibit B legal exhibit index tabs	$25.30	10.00
58073	Exhibit C legal exhibit index tabs	$22.77	9.00
58074	Exhibit D legal exhibit index tabs	$48.07	19.00
58075	Exhibit E legal exhibit index tabs	$7.59	3.00
58090	Exhibit Yellow	$20.65	7.00
58091	Exhibit Blue	$41.30	14.00
58092	Exhibit White	$23.60	8.00
58093	Defendant's Exhibit Blue	$73.75	25.00
58094	Plaintiff's Exhibit Yellow	$56.05	19.00
58095	Deposition Exhibit Red	$44.25	15.00
60155	Letter Size Double Pocket Divider for 3-Hole Punch Binder	$10.98	9.00
60315	RUSH! Page Flag	$14.75	5.00
60435	Notarize Page Flag	$5.90	2.00
61028	Letter Size Heavyweight Vinyl Sheet Protector	$19.84	2.00
61047	Legal Size Expansion Sheet Protector	$75.44	8.00
62047	Legal Size Sheet Protectors	$10.30	1.00
62058	Half Page Sheet Protectors	$15.66	4.00
62138	Letter Size, Deluxe Clear Vinyl Folders	$116.56	188.00
62139	Legal Size, Deluxe Clear Vinyl Folders	$89.88	107.00
62237	Tabloid Size Page Protectors	$9.78	1.00
68191	Poly Expanding Pocket	$29.64	57.00
68215	Reinforced Self-Adhesive Fasteners, 2" Prong Capacity	$37.50	5.00
68305	Monthly Side Tabs, 2 sets per pack, letter size	$3.15	1.00
70185	Adhesive Add On Pockets	$12.36	4.00
70238	Self Adhesive Business Card Holders	$8.24	4.00
70568	Self-Adhesive CD Holder	$15.61	7.00
71011	Legal Size, Redrope Expanding Wallets, 5-1/4" Expansion	$134.00	50.00
71014	Solid Arrow, Yellow Page Flag	$8.85	3.00
71024	Solid Arrow, Red Page Flag	$5.90	2.00
71186	Letter Size, Extra Wide, Redrope Expanding Wallets	$79.25	25.00
71189	Legal Size, Extra Wide, Redrope Expanding Wallets	$100.92	29.00

71456	Legal Size, Leather-Like Expanding Wallets	$157.00	50.00
73805	Letter Size Redrope File Pockets, 3-1/2" Expansion	$21.90	30.00
73810	Letter Size Redrope File Pockets, 5-1/2" Expansion	$189.00	225.00
74679	Legal Size Redrope File Pockets, 3-1/2" Expansion, Blue Gusset	$313.50	150.00
74680	Legal Size Redrope File Pockets, 3-1/2" Expansion, Green Gusset	$125.40	60.00
74681	Legal Size Redrope File Pockets, 3-1/2" Expansion, Dark Brown Gusset	$41.80	20.00
74686	Legal Size Redrope File Pockets, 3-1/2" Expansion, Red Gusset	$41.80	20.00
74688	Legal Size Redrope File Pockets, 3-1/2" Expansion, Yellow Gusset	$41.80	20.00
74689	Legal Size Redrope File Pockets, 5-1/4" Expansion	$75.00	30.00
74690	Legal Size Redrope File Pockets, 5-1/4" Expansion	$75.00	30.00
74691	Legal Size Redrope File Pockets, 5-1/4" Expansion	$37.50	15.00
74696	Legal Size Redrope File Pockets, 5-1/4" Expansion	$240.00	96.00
74698	Legal Size Redrope File Pockets, 5-1/4" Expansion	$267.50	107.00
74805	Legal Size Redrope File Pockets, 3-1/2" Expansion	$39.00	50.00
74810	Legal Size Redrope File Pockets, 5-1/2" Expansion	$24.00	25.00
77252	Letter Size Colored Expanding Wallet, Blue	$54.94	41.00
77253	Letter Size Colored Expanding Wallet, Green	$64.32	48.00
77259	Letter Size Colored Expanding Wallet, Red	$65.66	49.00
77261	Letter Size Colored Expanding Wallet, Yellow	$60.30	45.00
77272	Legal Size Colored Expanding Wallet, Blue	$81.20	56.00
77273	Legal Size Colored Expanding Wallet, Green	$59.45	41.00
77279	Legal Size Colored Expanding Wallet, Red	$71.05	49.00
77281	Legal Size Colored Expanding Wallet, Yellow	$68.15	47.00
77816	Flat Wallet, Manila, Legal Size	$7.20	15.00
78208	Pressboard Mortgage Folders	$112.71	39.00
78630	Casebinders, Legal Size, Blue	$71.10	79.00
78640	Casebinders, Legal Size, Green	$86.40	96.00
78650	Casebinders, Legal Size, Goldenrod	$90.00	100.00
78660	Casebinders, Legal Size, Gray	$63.00	70.00
78670	Casebinders, Legal Size, Red	$90.00	100.00
78680	Casebinders, Legal Size, Redrope	$90.00	100.00
79033	Open End Legal Envelopes, 1" Expansion	$35.50	50.00
79035	Open End Legal Envelopes, 2" Expansion	$47.50	50.00
81024	Sign Here Page Flag	$2.95	1.00
81041	Please Sign, Date & Mail Page Flag	$2.95	1.00
81046	Please Sign, Date & Time Page Flag	$17.70	6.00
81052	Binder Cover, Letter Size, 3" Capacity, Blue	$60.75	45.00
81054	Sign & Date Page Flag	$17.70	6.00
81114	Please Initial Page Flag	$5.90	2.00
81124	Pressguard® Covers, Letter Size, Black	$175.23	99.00
81132	Pressguard® Covers, Legal Size, Black	$92.45	43.00
81152	Binder Cover, Letter Size, 3" Capacity, Black	$48.60	36.00
81178	Pressguard® Covers, Tabloid Size, Black	$98.21	35.00
81252	Binder Cover, Letter Size, 3" Capacity, Bright Red	$47.25	35.00
81344	Please Sign & Return Page Flag	$8.85	3.00
81352	Binder Cover, Letter Size, 3" Capacity, Dark Blue	$39.15	29.00
81364	Missing Information Page Flag	$5.90	2.00
81374	Witness Page Flag	$2.95	1.00
81452	Binder Cover, Letter Size, 3" Capacity, Green	$64.80	48.00
81552	Binder Cover, Letter Size, 3" Capacity, Gray	$44.55	33.00
81704	Pressboard Binder Cover, Half Page Size	$25.35	15.00
81724	Pressguard® Covers, Letter Size, Red	$88.50	59.00
81732	Pressguard® Covers, Legal Size, Red	$120.40	56.00
81752	Binder Cover, Letter Size, 3" Capacity, Red	$59.40	44.00
81762	Pressguard® Covers, Legal Size, 3" Capacity	$108.00	45.00
81778	Pressguard® Covers, Tabloid Size, Red	$190.81	68.00
81852	Binder Cover, Letter Size, 3" Capacity, Yellow	$35.10	26.00
83052	PressGuard® Binder Covers, Punchless Style Fastener	$26.75	12.00
84181	Letter Size Poly-String Envelope	$57.12	56.00
85780	Poly Translucent Project Jackets, Legal Size	$41.55	15.00
85781	Poly Translucent Project Jackets, Legal Size	$91.41	33.00
87152	Leatherette Report Cover, Blue	$5.85	15.00
87153	Leatherette Report Cover, Black	$7.41	19.00

87154	Leatherette Report Cover, Dark Blue	$10.14	26.00
87155	Leatherette Report Cover, Green	$11.31	29.00
87158	Leatherette Report Cover, Orange	$38.61	99.00
87159	Leatherette Report Cover, Red	$12.87	33.00
87161	Leatherette Report Cover, White	$13.65	35.00
87162	Leatherette Report Cover, Yellow	$9.36	24.00
87852	Pocket Portfolios, Letter Size, Blue	$18.33	65.00
87853	Pocket Portfolios, Letter Size, Black	$12.74	49.00
87854	Pocket Portfolios, Letter Size, Dark Blue	$12.48	48.00
87855	Pocket Portfolios, Letter Size, Green	$21.84	24.00
87856	Pocket Portfolios, Letter Size, Gray	$7.20	24.00
87857	Pocket Portfolios, Letter Size, Ivory	$47.70	49.00
87858	Pocket Portfolios, Letter Size, Orange	$18.33	65.00
87859	Pocket Portfolios, Letter Size, Red	$22.75	25.00
87860	Pocket Portfolios, Letter Size, Tan	$16.36	58.00
87861	Pocket Portfolios, Letter Size, White	$13.00	50.00
87862	Pocket Portfolios, Letter Size, Yellow	$13.00	50.00
87865	Pocket Portfolios, Letter Size, Lavender	$13.00	50.00
87866	Pocket Portfolios, Letter Size, Pink	$21.15	75.00
87867	Pocket Portfolios, Letter Size, Teal	$13.00	50.00
89500	Three-Ring Envelopes	$103.73	23.00
111063	Left Ruled Canary Legal Size Legal Pads	$221.81	14.00
111065	Litigation Ruled Canary Legal Size Legal Pads	$63.40	4.00
111067	Left Ruled Canary Letter Size Legal Pads	$30.86	2.00
111069	Litigation Ruled Canary Letter Size Legal Pads	$207.90	18.00
505711	File/Pleading Backers with Prong Fasteners, 8 1/2" x 11 1/4"	$92.00	5.00
505714	File/Pleading Backers with Prong Fasteners, 8 1/2" x 14 1/4", 11pt.	$175.50	9.00
510510	Exhibit 10, Blumberg® Style, Bottom Tab, Letter Size.	$16.38	18.00
510511	Exhibit 11, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
510512	Exhibit 12, Blumberg® Style, Bottom Tab, Letter Size.	$8.19	9.00
510513	Exhibit 13, Blumberg® Style, Bottom Tab, Letter Size.	$12.74	14.00
510514	Exhibit 14, Blumberg® Style, Bottom Tab, Letter Size.	$6.37	7.00
510515	Exhibit 15, Blumberg® Style, Bottom Tab, Letter Size.	$7.28	8.00
510516	Exhibit 16, Blumberg® Style, Bottom Tab, Letter Size.	$3.64	4.00
510517	Exhibit 17, Blumberg® Style, Bottom Tab, Letter Size.	$8.19	9.00
510518	Exhibit 18, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
510519	Exhibit 19, Blumberg® Style, Bottom Tab, Letter Size.	$10.92	12.00
510520	Exhibit 20, Blumberg® Style, Bottom Tab, Letter Size.	$41.86	46.00
510521	Exhibit 21, Blumberg® Style, Bottom Tab, Letter Size.	$9.10	10.00
510522	Exhibit 22, Blumberg® Style, Bottom Tab, Letter Size.	$3.64	4.00
510523	Exhibit 23, Blumberg® Style, Bottom Tab, Letter Size.	$10.92	12.00
510524	Exhibit 24, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
510525	Exhibit 25, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
512810	Exhibit 10, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
512811	Exhibit 11, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
512812	Exhibit 12, Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
512813	Exhibit 13, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
512814	Exhibit 14, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
512815	Exhibit 15, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
512816	Exhibit 16, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
512817	Exhibit 17, Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
512818	Exhibit 18, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
512819	Exhibit 19, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
512820	Exhibit 20, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
512821	Exhibit 21, Blumberg® Style, Side Tab, Letter Size.	$3.64	4.00
512822	Exhibit 22, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
512823	Exhibit 23, Blumberg® Style, Side Tab, Letter Size.	$16.38	18.00
512824	Exhibit 24, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
512825	Exhibit 25, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5057113	File/Pleading Backers with Prong Fasteners, 8 1/2" x 11 1/4", 11pt., 1/3 Cut Tab	$194.25	7.00
5057143	File/Pleading Backers with Prong Fasteners, 8 1/2" x 14 1/4", 11pt., 1/3 Cut Tab	$52.50	2.00
10X15U	10 x 15 Document Envelope, Ungummed	$1,331.00	64.00
111063P	Left Ruled Canary Legal Size Legal Pads 2 Hole Top Punched	$31.70	2.00

111065P	Litigation Ruled Canary Legal Size Legal Pads 2 Hole Top Punched	$47.55	3.00
111069P	Litigation Ruled Canary Letter Size Legal Pads 2 Hole Top Punched	$15.61	1.00
1186A	A, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
1186AZ	Blumberg® Style, Side Tabs, Letter, Collated A-Z	$16.20	15.00
1186B	B Blumberg® Style, Side Tab, Letter Size.	$37.31	41.00
1186C	C Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
1186D	D Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
1186E	E Blumberg® Style, Side Tab, Letter Size.	$24.57	27.00
1186F	F Blumberg® Style, Side Tab, Letter Size.	$26.39	29.00
1186G	G Blumberg® Style, Side Tab, Letter Size.	$24.57	27.00
1186H	H Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
1186I	I Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
1186J	J Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
1186K	K Blumberg® Style, Side Tab, Letter Size.	$3.64	4.00
1186M	M Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
1186N	N Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
1186P	P Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
1186Q	Q Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
1186R	R Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
1186S	S Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
1186T	T Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
1186U	U Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
1186V	V Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
1186W	W Blumberg® Style, Side Tab, Letter Size.	$2.73	3.00
1186X	X Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
1186Y	Y Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
1186Z	Z Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
22BG	Jazz Color Bands, Burgundy	$28.75	5.00
22BK	Jazz Color Bands, Black	$88.95	18.00
22BN	Jazz Color Bands, Brown	$17.25	3.00
22GN	Jazz Color Bands, Green	$59.30	13.00
22GY	Jazz Color Bands, Gray	$28.75	5.00
22LB	Jazz Color Bands, Light Blue	$53.37	9.00
22NB	Jazz Color Bands, Navy Blue	$94.88	16.00
22OR	Jazz Color Bands, Orange	$40.25	7.00
22PP	Jazz Color Bands, Purple	$59.30	13.00
22RD	Jazz Color Bands, Red	$65.23	11.00
22WH	Jazz Color Bands, White	$29.65	5.00
22YW	Jazz Color Bands, Yellow	$106.74	18.00
2301BL	Testament Ledger Blank Envelopes	$319.75	20.00
2302BL	Legal Size Testament Ledger Blank Covers	$189.00	12.00
2303BL	Letter Size Testament Ledger Blank Covers	$409.50	26.00
2303G	Testament Ledger Gold Ink Last Will & Testament Covers, Letter Size	$110.00	5.00
2306G	Letter Size Testament Ledger Last Will & Testament Will Kit	$73.80	2.00
2311BL	Legal Size Pebble Finish Blank Covers	$93.00	6.00
2323C	Wax Seal with Scales of Justice	$28.92	1.00
2329B	Will Ribbon, Blue	$54.72	3.00
2329R	Will Ribbon, Red	$36.48	2.00
2345LWT	Testament Ledger Last Will & Testament Envelopes, Oversized	$17.92	2.00
2903BL	Federal Litigation Covers, Blue	$101.70	6.00
2903CA	Federal Litigation Covers, Canary	$101.70	6.00
2903WH	Federal Litigation Covers, White	$67.80	4.00
3086BCN	Certified Mail Labels - USPS approved, with barcode, 100 per package.	$51.27	1.00
3097BL	Single Laser/Inkjet Labels, Blank, 300 per package.	$168.00	8.00
3098BL	Single Laser/Inkjet Labels, Blank, 300 per package.	$527.00	31.00
3098PL	Single Laser/Inkjet Labels, 40 per package.	$100.80	5.00
3099BL	Single Laser/Inkjet Labels, Blank, 300 per package.	$100.80	5.00
3300BG	Lever Arch Binders, Letter Size, Burgundy	$240.53	67.00
3300BK	Lever Arch Binders, Letter Size, Black	$168.73	47.00
3300BL	Lever Arch Binders, Letter Size, Blue	$287.20	80.00
3300FBG	Lever Arch Binders, Unassembled, Letter Size, Burgundy	$657.00	219.00
3300FBK	Lever Arch Binders, Unassembled, Letter Size, Black	$696.00	184.00
3300FBL	Lever Arch Binders, Unassembled, Letter Size, Blue	$558.00	186.00

3300FGN	Lever Arch Binders, Unassembled, Letter Size, Green	$153.00	51.00
3300FGY	Lever Arch Binders, Unassembled, Letter Size, Gray	$57.00	19.00
3300FRD	Lever Arch Binders, Unassembled, Letter Size, Red	$438.00	114.00
3300GN	Lever Arch Binders, Letter Size, Green	$258.48	72.00
3300GY	Lever Arch Binders, Letter Size, Gray	$35.89	10.00
3300L	Lever Arch Binder Labels	$15.76	3.00
3300RD	Lever Arch Binders, Letter Size, Red	$409.26	114.00
3311BK	Blumberg Cargo™ Slant D 3-Ring Binder for large quantity 3-ring records	$141.80	20.00
3333BK	Clear Front Covers, 2" Capacity, Black	$40.67	83.00
3333FG	Clear Front Covers, 2" Capacity, Forest Green	$41.16	84.00
3333RB	Clear Front Covers, 2" Capacity, Royal Blue	$46.06	94.00
3334BK	Clear Front Covers, 2" Capacity, Top Tab, Black	$26.00	96.00
3334FG	Clear Front Covers, 2" Capacity, Top Tab, Forest Green	$39.52	76.00
3334RB	Clear Front Covers, 2" Capacity, Top Tab, Royal Blue	$23.40	45.00
3400BG	Legal Size Binders 3-Ring, 1" Capacity, Burgundy	$307.40	53.00
3400BK	Legal Size Binders 3-Ring, 1" Capacity, Black	$873.18	147.00
3400BL	Legal Size Binders 3-Ring, 1" Capacity, Blue	$759.80	131.00
3400GN	Legal Size Binders 3-Ring, 1" Capacity, Green	$69.60	12.00
3400GY	Legal Size Binders 3-Ring, 1" Capacity, Gray	$150.80	26.00
505711P	File/Pleading Backers 8 1/2" x 11 1/4", 11pt., Straight Cut, 2-Hole Punched	$82.50	5.00
505711P3	File/Pleading Backers 8 1/2" x 11 1/4", 11pt., 1/3 Cut Tab, 2-Hole Punched	$68.40	5.00
505714P	File/Pleading Backers 8 1/2" x 14 1/4", 11pt., Straight Cut, 2-Hole Punched	$16.50	1.00
505714P3	File/Pleading Backers 8 1/2" x 14 1/4", 11pt., 1/3 Cut Tab, 2-Hole Punched	$66.56	4.00
5069EX11	Index Letter Size Side Tabs	$22.56	16.00
5069EX14	Index Legal Size Side Tabs	$7.65	3.00
5070AP11	Appendix Letter Size Side Tabs	$11.28	8.00
5076D	Declaration Letter Size Bottom Tabs	$39.90	15.00
5076PS	Proof of Service Letter Size Bottom Tabs	$25.75	11.00
5087W	Trial Note Pad	$49.50	10.00
5098TC11	Table of Contents Letter Size, Side Tab	$14.10	10.00
5098TC14	Table of Contents, Legal Size Side Tab	$2.55	1.00
5102R	Roman Numberals I-X, Letter Size Side Tab	$9.87	7.00
5105A	Exhibit A, Blumberg® Style, Bottom Tab, Letter Size	$50.05	55.00
5105AA	Exhibit AA, Blumberg® Style, Bottom Tab, Letter Size.	$8.19	9.00
5105AZ	Blumberg® Style, Bottom Exhibit Tabs, Letter, Collated A-Z	$11.88	11.00
5105B	Exhibit B, Blumberg® Style, Bottom Tab, Letter Size	$27.30	30.00
5105BB	Exhibit BB, Blumberg® Style, Bottom Tab, Letter Size.	$9.10	10.00
5105C	Exhibit C, Blumberg® Style, Bottom Tab, Letter Size	$21.84	24.00
5105CC	Exhibit CC, Blumberg® Style, Bottom Tab, Letter Size.	$15.92	12.00
5105D	Exhibit D, Blumberg® Style, Bottom Tab, Letter Size.	$42.77	47.00
5105DD	Exhibit DD, Blumberg® Style, Bottom Tab, Letter Size.	$5.46	6.00
5105E	Exhibit E, Blumberg® Style, Bottom Tab, Letter Size.	$34.58	38.00
5105EE	Exhibit EE, Blumberg® Style, Bottom Tab, Letter Size.	$9.10	10.00
5105F	Exhibit F, Blumberg® Style, Bottom Tab, Letter Size.	$34.58	38.00
5105FF	Exhibit FF, Blumberg® Style, Bottom Tab, Letter Size.	$9.10	10.00
5105G	Exhibit G, Blumberg® Style, Bottom Tab, Letter Size.	$29.12	32.00
5105GG	Exhibit GG, Blumberg® Style, Bottom Tab, Letter Size.	$9.10	10.00
5105H	Exhibit H, Blumberg® Style, Bottom Tab, Letter Size.	$53.69	59.00
5105HH	Exhibit HH, Blumberg® Style, Bottom Tab, Letter Size.	$5.46	6.00
5105I	Exhibit I, Blumberg® Style, Bottom Tab, Letter Size.	$33.67	37.00
5105II	Exhibit II, Blumberg® Style, Bottom Tab, Letter Size.	$4.55	5.00
5105J	Exhibit J, Blumberg® Style, Bottom Tab, Letter Size.	$48.23	53.00
5105JJ	Exhibit JJ, Blumberg® Style, Bottom Tab, Letter Size.	$6.05	5.00
5105K	Exhibit K, Blumberg® Style, Bottom Tab, Letter Size.	$27.30	30.00
5105KK	Exhibit KK, Blumberg® Style, Bottom Tab, Letter Size.	$7.28	8.00
5105L	Exhibit L, Blumberg® Style, Bottom Tab, Letter Size.	$48.23	53.00
5105LL	Exhibit LL, Blumberg® Style, Bottom Tab, Letter Size.	$3.64	4.00
5105M	Exhibit M, Blumberg® Style, Bottom Tab, Letter Size.	$35.49	39.00
5105MM	Exhibit MM, Blumberg® Style, Bottom Tab, Letter Size.	$5.14	4.00
5105N	Exhibit N, Blumberg® Style, Bottom Tab, Letter Size.	$31.85	35.00
5105NN	Exhibit NN, Blumberg® Style, Bottom Tab, Letter Size.	$4.23	3.00
5105O	Exhibit O, Blumberg® Style, Bottom Tab, Letter Size.	$31.85	35.00
5105OO	Exhibit OO, Blumberg® Style, Bottom Tab, Letter Size.	$4.23	3.00

5105P	Exhibit P, Blumberg® Style, Bottom Tab, Letter Size.	$16.38	18.00
5105PP	Exhibit PP, Blumberg® Style, Bottom Tab, Letter Size.	$4.23	3.00
5105Q	Exhibit Q, Blumberg® Style, Bottom Tab, Letter Size.	$27.30	30.00
5105QQ	Exhibit QQ, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105R	Exhibit R, Blumberg® Style, Bottom Tab, Letter Size.	$27.30	30.00
5105RR	Exhibit RR, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105S	Exhibit S, Blumberg® Style, Bottom Tab, Letter Size.	$22.75	25.00
5105SS	Exhibit SS, Blumberg® Style, Bottom Tab, Letter Size.	$3.73	3.00
5105T	Exhibit T, Blumberg® Style, Bottom Tab, Letter Size.	$18.20	20.00
5105TT	Exhibit TT, Blumberg® Style, Bottom Tab, Letter Size.	$3.73	3.00
5105U	Exhibit U, Blumberg® Style, Bottom Tab, Letter Size.	$10.01	11.00
5105UU	Exhibit UU, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105V	Exhibit V, Blumberg® Style, Bottom Tab, Letter Size.	$13.65	15.00
5105VV	Exhibit VV, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105W	Exhibit W, Blumberg® Style, Bottom Tab, Letter Size.	$7.28	8.00
5105WW	Exhibit WW, Blumberg® Style, Bottom Tab, Letter Size.	$3.73	3.00
5105X	Exhibit X, Blumberg® Style, Bottom Tab, Letter Size.	$6.37	7.00
5105XX	Exhibit XX, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105Y	Exhibit Y, Blumberg® Style, Bottom Tab, Letter Size.	$12.74	14.00
5105YY	Exhibit YY, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5105Z	Exhibit Z, Blumberg® Style, Bottom Tab, Letter Size.	$10.92	12.00
5105ZZ	Exhibit ZZ, Blumberg® Style, Bottom Tab, Letter Size.	$2.82	2.00
5109101T	101-125 Collated, Blumberg® Style, Side Tab, Letter Size.	$20.93	23.00
510910N	10, Blumberg® Style, Side Tab, Letter Size.	$24.57	27.00
510911N	11, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
5109126T	126-150 Collated, Blumberg® Style, Side Tab, Letter Size.	$24.57	27.00
510912N	12, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
510913N	13, Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
510914N	14, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
5109151T	151-175 Collated, Blumberg® Style, Side Tab, Letter Size.	$22.75	25.00
510915N	15, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
510916N	16, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
5109176T	176-200 Collated, Blumberg® Style, Side Tab, Letter Size.	$16.38	18.00
510917N	17, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
510918N	18, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510919N	19, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
51091N	1, Blumberg® Style, Side Tab, Letter Size.	$29.12	32.00
51091T	1-25 Collated, Blumberg® Style, Side Tab, Letter Size.	$17.29	19.00
5109201T	201-225 Collated, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
510920N	20, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510921N	21, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5109226T	226-250 Collated, Blumberg® Style, Side Tab, Letter Size.	$22.75	25.00
510922N	22, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510923N	23, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
510924N	24, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
5109251T	251-275 Collated, Blumberg® Style, Side Tab, Letter Size.	$2.73	3.00
510925N	25, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
510926N	26, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
510926T	26-50 Collated, Blumberg® Style, Side Tab, Letter Size.	$20.02	22.00
5109276T	276-300 Collated, Blumberg® Style, Side Tab, Letter Size.	$15.47	17.00
510927N	27, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
510928N	28, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510929N	29, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
51092N	2, Blumberg® Style, Side Tab, Letter Size.	$34.58	38.00
5109301T	301-325 Collated, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
510930N	30, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
510931N	31, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
5109326T	326-350 Collated, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510932N	32, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510933N	33, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
510934N	34, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
5109351T	351-375 Collated, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
510935N	35, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00

510936N	36, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
5109376T	376-400 Collated, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510937N	37, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
510938N	38, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510939N	39, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
51093N	3, Blumberg® Style, Side Tab, Letter Size.	$19.11	21.00
5109401T	401-425 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
510940N	40, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
510941N	41, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
5109426T	426-450 Collated, Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
510942N	42, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
510943N	43, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510944N	44, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
5109451T	451-475 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
510945N	45, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510946N	46, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5109476T	476-500 Collated, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
510947N	47, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
510948N	48, Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
510949N	49, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
51094N	4, Blumberg® Style, Side Tab, Letter Size.	$24.57	27.00
5109501T	501-525 Collated, Blumberg® Style, Side Tab, Letter Size.	$19.11	21.00
510950N	50, Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
510951T	51-75 Collated, Blumberg® Style, Side Tab, Letter Size.	$16.38	18.00
5109526T	526-550 Collated, Blumberg® Style, Side Tab, Letter Size.	$19.11	21.00
5109551T	551-575 Collated, Blumberg® Style, Side Tab, Letter Size.	$13.65	15.00
5109576T	576-600 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
51095N	5, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
5109601T	601-625 Collated, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
5109626T	626-650 Collated, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5109651T	651-675 Collated, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
5109676T	676-700 Collated, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
51096N	6, Blumberg® Style, Side Tab, Letter Size.	$21.84	24.00
5109701T	701-725 Collated, Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
5109726T	726-750 Collated, Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
5109751T	751-775 Collated, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
510976T	76-100 Collated, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
5109776T	776-800 Collated, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
51097N	7, Blumberg® Style, Side Tab, Letter Size.	$14.56	16.00
5109801T	801-825 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109826T	826-850 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109851T	851-875 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109876T	876-900 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
51098N	8, Blumberg® Style, Side Tab, Letter Size.	$10.01	11.00
5109901T	901-925 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109926T	926-950 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109951T	951-975 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
5109976T	976-1000 Collated, Blumberg® Style, Side Tab, Letter Size.	$9.10	10.00
51099N	9, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
5126B	Laser Exhibit Labels, Blue	$14.58	2.00
5126S	Laser Exhibit Label Starter Kit, Blumberg Brand	$25.17	1.00
5126T	Laser Exhibit Label Template, Blumberg Brand	$5.00	1.00
5126W	Laser Exhibit Labels, White	$51.03	7.00
5126Y	Laser Exhibit Labels, Goldenrod	$51.03	7.00
5128A	Exhibit A, Blumberg® Style, Side Tab, Letter Size.	$45.50	50.00
5128B	Exhibit B, Blumberg® Style, Side Tab, Letter Size.	$36.40	40.00
5128C	Exhibit C, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
5128D	Exhibit D, Blumberg® Style, Side Tab, Letter Size.	$25.48	28.00
5128E	Exhibit E, Blumberg® Style, Side Tab, Letter Size.	$22.75	25.00
5128F	Exhibit F, Blumberg® Style, Side Tab, Letter Size.	$18.20	20.00
5128G	Exhibit G, Blumberg® Style, Side Tab, Letter Size.	$12.74	14.00
5128H	Exhibit H, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
5128I	Exhibit I, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00

5128J	Exhibit J, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
5128K	Exhibit K, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5128L	Exhibit L, Blumberg® Style, Side Tab, Letter Size.	$10.92	12.00
5128M	Exhibit M, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
5128N	Exhibit N, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
5128O	Exhibit O, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
5128P	Exhibit P, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5128Q	Exhibit Q, Blumberg® Style, Side Tab, Letter Size.	$7.28	8.00
5128R	Exhibit R, Blumberg® Style, Side Tab, Letter Size.	$6.37	7.00
5128S	Exhibit S, Blumberg® Style, Side Tab, Letter Size.	$8.19	9.00
5128T	Exhibit T, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
5128U	Exhibit U, Blumberg® Style, Side Tab, Letter Size.	$11.83	13.00
5128V	Exhibit V, Blumberg® Style, Side Tab, Letter Size.	$3.64	4.00
5128W	Exhibit W, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
5128X	Exhibit X, Blumberg® Style, Side Tab, Letter Size.	$3.64	4.00
5128Y	Exhibit Y, Blumberg® Style, Side Tab, Letter Size.	$5.46	6.00
5128Z	Exhibit Z, Blumberg® Style, Side Tab, Letter Size.	$4.55	5.00
5135EX	Letter Size Side Exhibit Blank Writeable Indexes	$72.32	64.00
5144ME	Minute Paper Letter Size 28lb., 3-Hole Punched Mottled Edge	$124.80	8.00
5145ME	Minute Paper Letter Size 28lb., Rectangular Rod Punched Mottled Edge	$76.01	6.00
5147ME	Minute Paper Legal Size 28lb., Rectangular Rod Punched	$171.00	10.00
5187BL	Blank Stock Certificate Book, Blue for Corporation	$107.63	7.00
5187BLLLC	Blank Stock Certificate Book, Limited Liability Company, Blue Border	$15.37	1.00
5187BR	Blank Stock Certificate Book, Corporation, Brown Border	$45.75	3.00
5187GR	Blank Stock Certificate Book, Corporation, Green Border	$30.75	2.00
5187GRLLC	Blank Stock Certificate Book, Limited Liability Company, Green Border	$15.38	1.00
5187GRLP	Blank Stock Certificate Book, Limited Partnership Green Border	$15.25	1.00
5187OG	Blank Stock Certificate Book, Corporation, Orange Border	$76.25	5.00
597-2	2" Expansion Retention Jackets	$66.09	164.00
70CRM	Black Beauty Binder with "Corporate Records"	$60.00	5.00
70M	Black Beauty Binder	$24.00	2.00
9287ABF	Employee's Personnel File Folder, 20 per package	$34.30	10.00
966-BL	Mini Backers, plain	$2,006.05	53.00
966-IV	Mini Backers, plain	$3,179.40	84.00
966-WH	Mini Backers, plain	$264.95	7.00
A234	Certificate of Incorporation, NY	$18.90	1.00
A365	Notice of mechanic's lien, affidavit of service, outside NYC, 9-96	$18.90	1.00
AVE1186A	A, Avery® Style, Side Tab, Letter Size.	$20.02	22.00
AVE1186AAAZZZ	Avery® Style, Side Tabs, Letter, Collated AAA-ZZZ	$22.68	21.00
AVE1186AAZZ	Avery® Style, Side Tabs, Letter, Collated AA-ZZ	$27.00	25.00
AVE1186AZ	Avery® Style, Side Tabs, Letter, Collated A-Z	$33.48	31.00
AVE1186B	B, Avery® Style, Side Tab, Letter Size.	$22.75	25.00
AVE1186C	C, Avery® Style, Side Tab, Letter Size.	$7.28	8.00
AVE1186D	D, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE1186E	E, Avery® Style, Side Tab, Letter Size.	$16.38	18.00
AVE1186F	F, Avery® Style, Side Tab, Letter Size.	$66.40	16.00
AVE1186G	G, Avery® Style, Side Tab, Letter Size.	$10.92	12.00
AVE1186H	H, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE1186I	I, Avery® Style, Side Tab, Letter Size.	$7.28	8.00
AVE1186J	J, Avery® Style, Side Tab, Letter Size.	$18.20	20.00
AVE1186K	K, Avery® Style, Side Tab, Letter Size.	$11.83	13.00
AVE1186L	L, Avery® Style, Side Tab, Letter Size.	$10.01	11.00
AVE1186M	M, Avery® Style, Side Tab, Letter Size.	$11.83	13.00
AVE1186N	N, Avery® Style, Side Tab, Letter Size.	$13.65	15.00
AVE1186O	O, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE1186P	P, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE1186Q	Q, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE1186R	R, Avery® Style, Side Tab, Letter Size.	$8.19	9.00
AVE1186U	U, Avery® Style, Side Tab, Letter Size.	$0.91	1.00
AVE1186V	V, Avery® Style, Side Tab, Letter Size.	$0.91	1.00
AVE1186W	W, Avery® Style, Side Tab, Letter Size.	$0.91	1.00
AVE1186X	X, Avery® Style, Side Tab, Letter Size.	$0.91	1.00
AVE1186Y	Y, Avery® Style, Side Tab, Letter Size.	$0.91	1.00

AVE1186Z	Z, Avery® Style, Side Tab, Letter Size.	$0.91	1.00
AVE2186AZ	Avery® Style, Side Exhibit Tabs, Legal, Collated A-Z	$61.56	57.00
AVE51051	Exhibit 1, Avery® Style, Bottom Tab, Letter Size.	$6.37	7.00
AVE510510	Exhibit 10, Avery® Style, Bottom Tab, Letter Size.	$11.83	13.00
AVE510511	Exhibit 11, Avery® Style, Bottom Tab, Letter Size.	$13.65	15.00
AVE510512	Exhibit 12, Avery® Style, Bottom Tab, Letter Size.	$13.65	15.00
AVE510513	Exhibit 13, Avery® Style, Bottom Tab, Letter Size.	$14.56	16.00
AVE510514	Exhibit 14, Avery® Style, Bottom Tab, Letter Size.	$10.01	11.00
AVE510515	Exhibit 15, Avery® Style, Bottom Tab, Letter Size.	$7.28	8.00
AVE510516	Exhibit 16, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510517	Exhibit 17, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510518	Exhibit 18, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510519	Exhibit 19, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510520	Exhibit 20, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510521	Exhibit 21, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510522	Exhibit 22, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510523	Exhibit 23, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510524	Exhibit 24, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510525	Exhibit 25, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510526	Exhibit 26, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510527	Exhibit 27, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510528	Exhibit 28, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510529	Exhibit 29, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510530	Exhibit 30, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510531	Exhibit 31, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510532	Exhibit 32, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510533	Exhibit 33, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510534	Exhibit 34, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510535	Exhibit 35, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510536	Exhibit 36, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510537	Exhibit 37, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510538	Exhibit 38, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510539	Exhibit 39, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE51054	Exhibit 4, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510540	Exhibit 40, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE510541	Exhibit 41, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510542	Exhibit 42, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510543	Exhibit 43, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510544	Exhibit 44, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510545	Exhibit 45, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510546	Exhibit 46, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510547	Exhibit 47, Avery® Style, Bottom Tab, Letter Size.	$3.64	4.00
AVE510548	Exhibit 48, Avery® Style, Bottom Tab, Letter Size.	$11.83	13.00
AVE510549	Exhibit 49, Avery® Style, Bottom Tab, Letter Size.	$10.92	12.00
AVE510550	Exhibit 50, Avery® Style, Bottom Tab, Letter Size.	$2.73	3.00
AVE51056	Exhibit 6, Avery® Style, Bottom Tab, Letter Size.	$5.46	6.00
AVE51057	Exhibit 7, Avery® Style, Bottom Tab, Letter Size.	$10.01	11.00
AVE51058	Exhibit 8, Avery® Style, Bottom Tab, Letter Size.	$10.92	12.00
AVE51059	Exhibit 9, Avery® Style, Bottom Tab, Letter Size.	$10.92	12.00
AVE5105A	Exhibit A, Avery® Style, Bottom Tab, Letter Size	$34.58	38.00
AVE5105AZ	Avery® Style, Bottom Exhibit Tabs, Letter, Collated A-Z	$14.04	13.00
AVE5105B	Exhibit B, Avery® Style, Bottom Tab, Letter Size	$27.30	38.00
AVE5105C	Exhibit C, Avery® Style, Bottom Tab, Letter Size	$18.20	23.00
AVE5105D	Exhibit D, Avery® Style, Bottom Tab, Letter Size	$26.39	29.00
AVE5105E	Exhibit E, Avery® Style, Bottom Tab, Letter Size	$22.75	25.00
AVE5105F	Exhibit F, Avery® Style, Bottom Tab, Letter Size	$10.01	11.00
AVE5105G	Exhibit G, Avery® Style, Bottom Tab, Letter Size	$17.29	19.00
AVE5105H	Exhibit H, Avery® Style, Bottom Tab, Letter Size	$5.46	6.00
AVE5105I	Exhibit I, Avery® Style, Bottom Tab, Letter Size	$17.29	19.00
AVE5105J	Exhibit J, Avery® Style, Bottom Tab, Letter Size	$10.01	11.00
AVE5105K	Exhibit K, Avery® Style, Bottom Tab, Letter Size	$20.93	23.00
AVE5105L	Exhibit L, Avery® Style, Bottom Tab, Letter Size	$24.57	27.00
AVE5105M	Exhibit M, Avery® Style, Bottom Tab, Letter Size	$9.10	10.00

AVE5105N	Exhibit N, Avery® Style, Bottom Tab, Letter Size	$9.34	11.00
AVE5105O	Exhibit O, Avery® Style, Bottom Tab, Letter Size	$11.83	13.00
AVE5105P	Exhibit P, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5105Q	Exhibit Q, Avery® Style, Bottom Tab, Letter Size	$3.60	4.00
AVE5105R	Exhibit R, Avery® Style, Bottom Tab, Letter Size	$3.60	4.00
AVE5105S	Exhibit S, Avery® Style, Bottom Tab, Letter Size	$3.60	4.00
AVE5105T	Exhibit T, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5105U	Exhibit U, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5105V	Exhibit V, Avery® Style, Bottom Tab, Letter Size	$3.64	4.00
AVE5105W	Exhibit W, Avery® Style, Bottom Tab, Letter Size	$0.91	1.00
AVE5105X	Exhibit X, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5105Y	Exhibit Y, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5105Z	Exhibit Z, Avery® Style, Bottom Tab, Letter Size	$4.55	5.00
AVE5109101T	101-125 Collated, Avery® Style, Side Tab, Letter Size.	$18.72	18.00
AVE5109126T	126-150 Collated, Avery® Style, Side Tab, Letter Size.	$18.72	18.00
AVE5109151T	151-175 Collated, Avery® Style, Side Tab, Letter Size.	$16.64	16.00
AVE5109176T	176-200 Collated, Avery® Style, Side Tab, Letter Size.	$14.56	14.00
AVE51091T	1-25 Collated, Avery® Style, Side Tab, Letter Size.	$10.40	10.00
AVE5109201T	201-225 Collated, Avery® Style, Side Tab, Letter Size.	$14.56	14.00
AVE5109226T	226-250 Collated, Avery® Style, Side Tab, Letter Size.	$14.41	14.00
AVE5109251T	251-275 Collated, Avery® Style, Side Tab, Letter Size.	$8.19	9.00
AVE510926T	26-50 Collated, Avery® Style, Side Tab, Letter Size.	$26.00	25.00
AVE5109276T	276-300 Collated, Avery® Style, Side Tab, Letter Size.	$10.01	11.00
AVE5109301T	301-325 Collated, Avery® Style, Side Tab, Letter Size.	$8.19	9.00
AVE5109326T	326-350 Collated, Avery® Style, Side Tab, Letter Size.	$9.10	10.00
AVE5109351T	351-375 Collated, Avery® Style, Side Tab, Letter Size.	$8.19	9.00
AVE5109376T	376-400 Collated, Avery® Style, Side Tab, Letter Size.	$9.10	10.00
AVE5109401T	401-425 Collated, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5109426T	426-450 Collated, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE5109451T	451-475 Collated, Avery® Style, Side Tab, Letter Size.	$15.47	17.00
AVE5109476T	476-500 Collated, Avery® Style, Side Tab, Letter Size.	$14.56	16.00
AVE510951T	51-75 Collated, Avery® Style, Side Tab, Letter Size.	$15.60	15.00
AVE510976T	76-100 Collated, Avery® Style, Side Tab, Letter Size.	$16.64	16.00
AVE5128A	Exhibit A, Avery® Style, Side Tab, Letter Size.	$3.64	4.00
AVE5128AZ	Avery® Style, Side Exhibit Tabs, Letter, Collated A-Z	$12.96	12.00
AVE5128B	Exhibit B, Avery® Style, Side Tab, Letter Size.	$6.37	7.00
AVE5128C	Exhibit C, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5128D	Exhibit D, Avery® Style, Side Tab, Letter Size.	$14.56	16.00
AVE5128E	Exhibit E, Avery® Style, Side Tab, Letter Size.	$11.83	13.00
AVE5128F	Exhibit F, Avery® Style, Side Tab, Letter Size.	$9.10	10.00
AVE5128G	Exhibit G, Avery® Style, Side Tab, Letter Size.	$9.10	10.00
AVE5128H	Exhibit H, Avery® Style, Side Tab, Letter Size.	$9.10	10.00
AVE5128I	Exhibit I, Avery® Style, Side Tab, Letter Size.	$2.73	3.00
AVE5128J	Exhibit J, Avery® Style, Side Tab, Letter Size.	$4.55	5.00
AVE5128K	Exhibit K, Avery® Style, Side Tab, Letter Size.	$7.28	8.00
AVE5128L	Exhibit L, Avery® Style, Side Tab, Letter Size.	$10.01	11.00
AVE5128M	Exhibit M, Avery® Style, Side Tab, Letter Size.	$19.11	21.00
AVE5128N	Exhibit N, Avery® Style, Side Tab, Letter Size.	$10.01	11.00
AVE5128O	Exhibit O, Avery® Style, Side Tab, Letter Size.	$11.83	13.00
AVE5128P	Exhibit P, Avery® Style, Side Tab, Letter Size.	$11.83	13.00
AVE5128Q	Exhibit Q, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5128R	Exhibit R, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5128S	Exhibit S, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5128T	Exhibit T, Avery® Style, Side Tab, Letter Size.	$12.74	14.00
AVE5128U	Exhibit U, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE5128V	Exhibit V, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE5128W	Exhibit W, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE5128X	Exhibit X, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE5128Y	Exhibit Y, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE5128Z	Exhibit Z, Avery® Style, Side Tab, Letter Size.	$5.46	6.00
AVE61091T	1-25 Collated, Avery® Style, Side Tab, Legal Size.	$7.28	21.00
AVE610926T	26-50 Collated, Avery® Style, Side Tab, Legal Size.	$15.47	17.00
AVE610951T	51-75 Collated, Avery® Style, Side Tab, Legal Size.	$19.11	21.00

AVE610976T	76-100 Collated, Avery® Style, Side Tab, Legal Size.	$23.66	26.00
B104	Summons without notice	$17.10	1.00
B122	Real Estate Purchase Offer	$17.10	1.00
B242	Satisfaction of Judgement Whole or Part	$17.10	1.00
B3110DT	Letter Size Project Jacket, Flat	$15.22	1.00
B3115DT	Legal Size Project Jacket, Flat	$85.36	4.00
B3143DT	Letter Size Project Jacket, 2" Expansion	$47.31	3.00
B3145DT	Legal Size Project Jacket, 2" Expansion	$31.40	2.00
B399	Request for Judicial Intervention	$17.10	1.00
B438	Notice to take Deposition	$17.10	1.00
B49BC	Note Size, Columbia Binding Case	$53.20	10.00
B50H	Letter Size, Columbia Binding Case	$57.20	10.00
B51H	Legal Size, Columbia Binding Case	$101.70	18.00
BCOM	Oak Style 10-1/2" Chairman Presentation Set Gavel with Soundblock, Gold Band.	$234.20	4.00
BCVBlue	Brief Covers Letter Size Side Scored, Blue	$71.25	15.00
BCVGray	Brief Covers Letter Size Side Scored, Gray	$223.25	47.00
BCVWhite	Brief Covers Letter Size Side Scored, White	$23.60	5.00
BCWJ	American Walnut 11" Judge's Chairman Presentation Set Gavel with Soundblock, Gold Band.	$110.70	2.00
BGAJ	11" American Rosewood Judge's Boxed Gavel, Silver Band.	$79.95	3.00
BGAL	8" American Rosewood Boxed Gavel, Silver Band.	$17.40	1.00
BGAM	10-1/2" American Rosewood Boxed Gavel, Silver Band.	$62.10	3.00
BGDLG	8" Gold Finish Boxed Gavel, Gold Band.	$12.75	1.00
BGOM	10-1/2" Oak Style Boxed Gavel, Gold Band.	$33.60	2.00
BGWJ	11" American Walnut Judge's Boxed Gavel, Gold Band.	$10.28	5.00
BGWL	8" American Walnut Boxed Gavel, Gold Band.	$38.10	3.00
BGWM	10-1/2" American Walnut Boxed Gavel, Gold Band.	$68.40	6.00
BlueU	Blue Unauthorized Security Paper, Letter Size, Text Weight	$51.00	6.00
BLUEU2S	Blue Unauthorized Security Paper, Letter Size, Text Weight, 2-Sided	$50.00	4.00
BlueV	Blue Void Security Paper, Letter Size, Text Weight	$270.00	27.00
BlueV2P	Blue Void 2-Part Carbonless Security Paper	$1,587.50	127.00
BlueV65	Security Paper, Letter Size, Cover Stock, Blue VOID	$1,626.88	164.00
BlueVPerf	Blue Void Security Paper, Letter Size, Quarter Perfed	$451.00	41.00
BlueVTab	Blue Void 11 x 17 Text Weight Stock Security Paper	$737.50	59.00
BlueVTab65	Blue Void 11 x 17 65# Cover Stock Security Paper	$587.50	47.00
BSBA	American Rosewood 4" Square Sound Block	$37.35	3.00
BSBO	Oak Style 4" Square Sound Block	$135.30	11.00
BSBW	American Walnut 4" Round Sound Block	$49.80	4.00
CBWHLS	Capital Bond Legal Scale Watermarked Paper	$248.20	17.00
CBWHWV	Capital Bond White Wove, 24lb. 8.5" x 11"	$162.42	13.00
CBWHWV#10	Capital Bond White Wove, 24lb. #10 Envelopes	$156.94	7.00
CCCNW	Classic Crest Natural White 110# Cover	$172.04	34.00
CCCWH	Classic Crest White 110# Cover	$96.14	19.00
CLAVLN	Classic Linen Writing Letter Size Blank Second Sheets, Avon Brilliant White	$286.43	18.00
CLAVLN#10	Classic Linen Writing Blank #10 Envelopes Second Sheets, Avon Brilliant White	$266.32	8.00
CLBILD	Classic Laid Writing Letter Size Blank Second Sheets, Baronial Ivory	$143.22	9.00
CLBILD#10	Classic Laid Writing Blank #10 Envelopes Second Sheets, Baronial Ivory	$199.74	6.00
CLBILN	Classic Linen Writing Letter Size Blank Second Sheets, Baronial Ivory	$238.68	15.00
CLBILN#10	Classic Linen Writing Blank #10 Envelopes, Baronial Ivory	$133.16	4.00
CLGRLN#10	Classic Linen Writing Blank #10 Envelopes Second Sheets, Antique Gray	$66.58	2.00
CLNWLD	Classic Laid Writing Letter Size Blank Second Sheets, Natural White	$15.91	1.00
CLNWLN	Classic Linen Writing Letter Size Blank Second Sheets. Natural White	$143.21	9.00
CRFWLD	Crane's Crest Writing Letter Size Blank Second Sheets, Flourescent White Laid	$298.90	10.00
CRFWLD#10	Crane's Crest & Bond Blank #10 Envelopes, Flourescent White Laid	$207.10	5.00
CRFWWV	Crane's Crest Writing Letter Size Blank Second Sheets, Flourescent White Wove	$418.46	14.00
CRFWWV#10	Crane's Crest & Bond Blank #10 Envelopes, Flourescent White Wove	$218.45	5.00
CRIVWV	Crane's Bond Writing Letter Size Blank Second Sheets, Ivory Wove	$29.89	1.00
CRIVWV#10	Crane's Bond Blank #10 Envelopes, Ivory Wove	$103.55	3.00
CRNWLD	Crane's Crest Writing Letter Size Blank Second Sheets, Natural White Laid	$179.34	6.00
CRNWLD#10	Crane's Crest Blank #10 Envelopes, Natural White Laid	$91.98	2.00
CRNWWV	Crane's Crest Writing Letter Size Blank Second Sheets, Natural White Wove	$269.01	9.00
CRNWWV#10	Crane's Crest Blank #10 Envelopes, Natural White Wove	$282.90	10.00
DeterX	Gray Copy, Letter Size	$1,498.00	107.00
DSA	Director Set, American Rosewood Style, Silver Band	$143.00	4.00

DSO	Director Set, Oak Style, Gold Band.	$218.05	7.00
DSW	Director Set, Walnut Style, Gold Band.	$166.95	7.00
ENC201	Embossed Thank You Cards, 10 Per Package with envelopes	$41.40	12.00
ENC204	We Appreciate Your Business Cards, 10 Per Package with envelopes	$24.15	7.00
G30	Miniature Barrel Gavel	$25.00	10.00
G3N	Miniature Gavel	$52.80	22.00
G5WPEN	Miniature Gavel Pen	$103.60	37.00
GBWHWV	Gilbert® Bond Light Cockle Finish. 24lb., 25% Cotton Content, 8.5" x 11".	$202.40	11.00
GBWHWV#10	Gilbert® Bond Blank #10 Envelopes	$156.00	4.00
GBWHWV20	Gilbert® Bond Light Cockle Finish. 20lb., 25% Cotton Content, 8.5" x 11".	$165.60	9.00
GBWHWV20#10	Gilbert® Bond Blank #10 Envelopes, 20#	$195.00	5.00
GC150	Goes® Oklahoma Stock Certificates	$40.55	4.00
GC156	Goes® Virginia Stock Certificates	$40.55	4.00
GC174	Goes® Common Blank Stock Certificates	$50.68	5.00
GC178	Goes® Preferred Stock Certificates	$37.62	4.00
GC193-1/2	Goes® Louisiana Stock Certificates	$50.69	5.00
GC199	Goes® Kansas Stock Certificates	$40.55	4.00
GC213	Goes® Missouri Stock Certificates	$40.55	4.00
GC220	Goes® South Carolina Stock Certificates	$50.69	5.00
GC223	Goes® North Carolina Stock Certificates	$30.41	3.00
GC265	Goes® Texas Stock Certificates	$119.03	10.00
GC385	Goes® Pennsylvania Stock Certificates	$40.55	4.00
GC390	Goes® No Par Value Stock Certificates	$28.21	3.00
GC510	Goes® Blank Corporation Stock Certificates	$109.76	8.00
GC514	Goes® Ohio Stock Certificates	$87.42	6.00
GC90	Goes® Colorado Stock Certificates	$65.38	5.00
GCM113	Goes® Massachusetts Stock Certificates	$32.42	3.00
GK1	Miniature Gavel Key Chain	$93.60	39.00
GK30	Miniature Barrel Gavel Keychain	$56.00	20.00
GrayC	Gray Copy Security Paper, Letter Size, Text Weight	$1,110.00	111.00
IB20LCLEGALRED	Legal Size, 20lb. Cotton Bond, Red Ruled Paper	$138.11	7.00
IB20LCNBR	Letter Size, 20lb. Cotton Bond, Black Ruled Paper, Numbered 1-28	$193.41	7.00
IB20LCRED	Letter Size, 20lb. Cotton Bond, Red Ruled Paper	$55.14	6.00
IB24LCBLK	Letter Size, 24lb. Cotton Bond, Standard Ruled Paper	$25.48	28.00
IB24LCBLU	Letter Size, 24lb. Cotton Bond, Standard Ruled Paper	$15.47	17.00
IB24LCNYBLU	Letter Size, 24lb. Cotton Bond, New York Ruled Paper	$153.00	9.00
IB24LCNYRED	Letter Size, 24lb. Cotton Bond, New York Ruled Paper	$61.22	7.00
IB24LCRED	Letter Size, 24lb. Cotton Bond, Standard Ruled Paper	$27.57	3.00
IILBLK	Ideal Ink Refills 2oz Large, Black	$12.54	6.00
IILBLUE	Ideal Ink Refills 2oz Large, Blue	$8.36	4.00
IILGRN	Ideal Ink Refills 2oz Large, Green	$6.27	3.00
IILRED	Ideal Ink Refills 2oz Large, Red	$6.27	3.00
IILVIO	Ideal Ink Refills 2oz Large, Violet	$4.18	2.00
IISBLK	Ideal Ink Refills 6cc Small	$2.64	2.00
IISBLUE	Ideal Ink Refills 6cc Small	$2.64	2.00
IISGRN	Ideal Ink Refills 6cc Small	$6.60	5.00
IISRED	Ideal Ink Refills 6cc Small	$2.64	2.00
IISVIO	Ideal Ink Refills 6cc Small	$3.96	3.00
L821	Affidavit of Service	$12.00	4.00
L850	Real Estate File Folder, Legal Size	$30.87	9.00
L900BL	NYS Litigation Cover, Blue	$755.75	207.00
L900FBL9	New York State Litigation Covers, Blue, standard 9" width	$10.95	3.00
L900FGY8.5	New York State Litigation Covers, Gray, 8.5" width for laser printer	$18.25	5.00
L900FGY9	New York State Litigation Covers, Gray, standard 9" width	$62.05	17.00
L900FIV8.5	New York State Litigation Covers, Ivory, 8.5" width for laser printer	$25.55	7.00
L900FIV9	New York State Litigation Covers, Ivory, standard 9" width	$32.85	9.00
L900FWH8.5	New York State Litigation Covers, White, 8.5" width for laser printer	$11.55	3.00
L900FWH9	New York State Litigation Covers, White, standard 9" width	$25.55	7.00
L900GR	NYS Litigation Cover, Gray	$155.82	49.00
L900IV	NYS Litigation Cover, Ivory	$213.06	67.00
L900WH	NYS Litigation Covers, White	$146.28	46.00
LWTLEG	Last Will and Testament First Sheets, Legal Size	$44.80	5.00
M183	Will, long form, folds to 8 1/2 x l4, 4-79	$8.96	1.00

MCVS1LG9	Manuscript Covers, Legal Size, Blue, 9" Width	$91.85	9.00
MCVS1LT9	Manuscript Covers, Letter Size, Blue, 9" Width	$130.76	14.00
MCVS2LG8.5	Manuscript Covers, Legal Size, Canary, 8.5" Width	$28.02	3.00
MCVS2LG9	Manuscript Covers, Legal Size, Canary, 9" Width	$275.54	27.00
MCVS2LT8.5	Manuscript Covers, Letter Size. Canary, 8.5" Width for Laser Printer	$9.34	1.00
MCVS2LT9	Manuscript Covers, Letter Size, Canary, 9" Width	$94.30	10.00
MCVS3LT8.5	Manuscript Covers, Letter Size, Ivory, 8.5" Width for Laser Printer	$9.43	1.00
MCVS3LT9	Manuscript Covers, Letter Size, Ivory, 9" Width	$197.16	62.00
MCVS4LT8.5	Manuscript Covers, Letter Size, Gray, 8.5" Width for Laser Printer	$9.34	1.00
MCVS4LT9	Manuscript Covers, Letter Size, Gray, 9" Width	$111.32	31.00
MCVS5LT9	Manuscript Covers, Letter Size, White, 9" Width	$189.66	58.00
MCVS6LT9	Manuscript Covers, Letter Size, Red, 9" Width	$65.38	7.00
Misc.		$2,630.80	6,928.00
P1624	Satisfaction of mortgage, ind., corp, 1-side record, 11-98	$20.40	1.00
P1693	Quitclaim deed, ind. corp, 11-98	$20.40	1.00
P182	Will short form, 8 1/2 x 13 1/2, 100% Rag content, 4-79	$20.40	1.00
P3130	Power of attorney, durable or springing, with affidavit, 9-94	$20.40	1.00
P490	Attorney's letter of engagement, 22 NYCRR 1215, 3-02	$20.40	1.00
P644	Power of attorney, statutory form, disability Clause, 01-09	$20.40	1.00
P670	Mortgage, short form, plain English 11-98	$20.40	1.00
PNC101	Thank You Note Cards, 20 Per Package with envelopes	$46.56	24.00
PO24	Opaque, 60# Text Paper, 8.5x11, White	$9.88	2.00
RCNWWV	Royal Cotton, Letter Size, 24lb., Natural White Wove	$68.25	7.00
RCWHLEG	Legal Size Royal Cotton, Blank Paper	$146.17	28.00
RCWHLEG20	Legal Size Royal Cotton 20# White Bond	$260.16	12.00
RCWHWV	Royal Cotton, Letter Size, 24lb., White Wove	$126.75	13.00
RCWHWV20	Royal Cotton White Wove, 20lb. 8.5" x 11"	$59.38	7.00
RedU65	Security Paper, Letter Size, Cover Stock, Red Unauthorized	$486.08	49.00
SCRIPTX	Blue Void Rx, Letter Size	$28.00	1,007.00
STAND2	2 Compartment Display Stand for pamphlets.	$7.46	1.00
STAND4	4 Compartment Display Stand for pamphlets.	$15.56	1.00
SWBWLD	Strathmore Writing Letter Size Blank Second Sheets, Bright White Laid	$79.56	5.00
SWBWLD#10	Strathmore Writing Laid Blank #10 Envelopes, Bright White	$166.45	5.00
SWBWWV	Strathmore Writing Letter Size Blank Second Sheets, Bright White Wove	$63.65	4.00
SWBWWV#10	Strathmore Writing Wove Blank #10 Envelopes, Bright White	$66.58	2.00
SWIVLD	Strathmore Writing Letter Size Blank Second Sheets, Ivory Laid	$149.20	9.00
SWIVWV	Strathmore Writing Letter Size Blank Second Sheets, Ivory Wove	$127.32	8.00
SWNWLD	Strathmore Writing Letter Size Blank Second Sheets, Natural White Laid	$47.74	3.00
SWNWLD#10	Strathmore Writing Laid Blank #10 Envelopes, Natural White	$199.74	6.00
SWNWWV	Strathmore Writing Letter Size Blank Second Sheets, Natural White Wove	$95.51	6.00
SWNWWV#10	Strathmore Writing Wove Blank #10 Envelopes, Natural White	$278.24	8.00
SWUWLD	Strathmore Writing Letter Size Blank Second Sheets, Ultimate White Laid	$79.56	5.00
SWUWWV	Strathmore Writing Letter Size Blank Second Sheets, Ultimate White Wove	$176.80	10.00
SWUWWV#10	Strathmore Writing Wove Blank #10 Envelopes, Ultimate Wove	$185.40	5.00
T1165	Uniform transcript of judg., Blank Ct., 5-99	$18.90	1.00
T327	Apartment lease, stabilization, plain English format, 12-87	$18.90	1.00
T339	Certificate of use of assumed name by corporation, 9-98	$37.80	2.00
T354	Legal Form	$20.40	1.00
T368	Stipulation cancelling lis pendens, attorney affirmation, CPLR 6514 (d), 7-96	$18.90	1.00
T419	Affirmation, order to show cause, contempt, non-com- pliance with information subpoena, Blank Ct., 11-77	$18.90	1.00
T429	Subpoena duces tecum, deposition of judgment debtor restraining notice, Blank Ct., 1-95	$18.90	1.00
T439	Income execution, CPLR 5231, Blank Ct., 9-97	$18.90	1.00
T456	Notice of no necessity, matrimonial action, 12-93	$18.90	1.00
T487	Option for purchase of real estate, plain English, 5-80	$18.90	1.00
T510	Original petition, any ground, sum. proc., Blank Ct., 1-95	$18.90	1.00
T523	Judgement of Eviction Nonpayment	$18.90	1.00
T530	Judgement Eviction Holdover After Trial	$18.90	1.00
T639	Certificate of Ammendment DBA Corporation	$18.90	1.00
T88	Hud	$18.90	1.00
UCC1	Financing Statement - NS	$21.25	125.00
UCC11	Request for Search - NS	$24.99	147.00
UCC1AD	Financing Statement Addendum	$14.79	87.00
UCC3	Statement of Change, NS	$5.44	32.00

UCC3AD	Financing Statement of Amed. Adedendum	$23.46	138.00
W451	Legal Forms	$20.40	1.00
WCL3	Client Ledger 11" x 11"	$58.50	5.00
WCL3S	Client Ledger, 8-1/2" x 11"	$41.10	5.00
WCL4	Client Ledger, 8-1/2" x 14"	$50.40	3.00
WCTS4	Time Control System	$598.80	20.00
WJCRF3	Cash Receipts Journal, 11" x 17"	$55.80	3.00
WJCRF325	Cash Receipts Journal	$42.60	2.00
WJDGA3	General Disbursement Journal, 11" x 17"	$31.80	2.00
WJDGA325	General Disbursement Journal, 11" x 24-5/8"	$94.80	5.00
WJDGA4	General Disbursement Journal 11" x 23-3/8"	$37.92	2.00
WJDTA3	Trust Disbursement Journal, 11" x 17"	$32.88	2.00
WJDTA4	Trust Disbursement Journal, 11" x 17"	$32.64	2.00
WNMS534	New Matter Indexes, 4-Part	$82.56	4.00
WNMS6	New Matter Indexes, 6-Part	$162.96	7.00
WS10RBLK	Security #10 White Wove Standard Business Envelope, Black Tint	$41.75	5.00
WS10RBLU	Security #10 White Wove Standard Business Envelope, Blue Tint	$25.05	3.00
WS10WBLK	Security #10 White Wove Window Business Envelope, Black Tint	$31.58	3.00
WSGCE2093	Double Window Envelopes	$93.00	5.00
WW10R	White Wove #10 Envelopes	$81.80	11.00
WW10W	White Wove #10 Window Envelopes	$114.87	13.00
WW9R	White Wove #9 Envelopes	$22.29	3.00
WW9W	White Wove #9 Return Window Envelopes	$31.05	5.00
X1319	Judgement Default, Blank City	$18.90	1.00
X211	Original Notice of Petition	$18.90	1.00
X417	Legal Form	$20.40	1.00
X444	Original pet. non-payment, sum. proc., Blank Ct., 1-95	$18.90	1.00
X445	Original notice of pet. non-payment, sum. proc., Blank Ct., 1-95	$18.90	1.00
X446	Copy of Petition & Notice of Non Payment	$18.90	1.00
X505711	File/Pleading Backers with Prong Fasteners, 8 1/2" x 11 1/4", 14pt.	$150.34	4.00
X5057113	File/Pleading Backers with Prong Fasteners, 8 1/2" x 11 1/4", 14pt., 1/3 Cut Tab	$315.00	7.00
X505711P	File/Pleading Backers 8 1/2" x 11 1/4", 14pt., Straight Cut, 2-Hole Punched	$68.25	5.00
X505711P3	File/Pleading Backers 8 1/2" x 11 1/4", 14pt., 1/3 Cut Tab, 2-Hole Punched	$108.00	3.00
X505714	File/Pleading Backers with Prong Fasteners, 8 1/2" x 14 1/4", 14pt.	$62.64	3.00
X5057143	File/Pleading Backers with Prong Fasteners, 8 1/2" x 14 1/4", 14pt., 1/3 Cut Tab	$323.30	10.00
X505714P	File/Pleading Backers 8 1/2" x 14 1/4", 14pt., Straight Cut, 2-Hole Punched	$32.70	2.00
X505714P3	File/Pleading Backers 8 1/2" x 14 1/4", 14pt., 1/3 Cut Tab, 2-Hole Punched	$65.64	3.00
X74	Conducting Business as Partners	$18.90	1.00
XS07515	Xstamper Small Stamp Tray	$5.94	3.00
XS1001	Stock Stamp Air Mail	$4.75	1.00
XS1002	Stock Stamp SAMPLE	$9.50	2.00
XS1004	Stock Stamp RUSH	$9.50	2.00
XS1005	Stock Stamp PAID	$9.50	2.00
XS1006	Stock Stamp COPY	$14.25	3.00
XS1007	Stock Stamp IMPORTANT	$9.50	2.00
XS1008	Stock Stamp Approved	$9.50	2.00
XS1010	Stock Stamp FRAGILE	$9.50	2.00
XS1011	Stock Stamp C.O.D.	$9.50	2.00
XS1012	Stock Stamp SECOND NOTICE	$9.50	2.00
XS1014	Stock Stamp FINAL NOTICE	$14.25	3.00
XS1019	Stock Stamp CREDIT	$9.50	2.00
XS1020	Stock Stamp PERSONAL	$9.50	2.00
XS1021	Stock Stamp ENTERED	$9.50	2.00
XS1022	Stock Stamp CONFIRMATION	$9.50	2.00
XS1025	Stock Stamp APPROVED for PAYMENT	$4.75	1.00
XS1026	Stock Stamp COMPLETED	$9.50	2.00
XS1033	Stock Stamp PRIORITY	$9.50	2.00
XS1034	Stock Stamp EXPEDITE	$9.50	2.00
XS1042	Stock Stamp UNCLASSIFIED	$9.50	2.00
XS1047	Stock Stamp POSTED	$9.50	2.00
XS1051	Stock Stamp FILE	$4.75	1.00
XS1053	Stock Stamp INVOICE	$9.50	2.00
XS1068	Stock Stamp DRAFT	$9.50	2.00

XS1069	Stock Stamp COPY for your INFORMATION	$4.75	1.00
XS1071	Stock Stamp FILE COPY	$23.75	5.00
XS1103	Stock Stamp URGENT	$14.25	3.00
XS1107	Stock Stamp PARCEL POST	$9.50	2.00
XS1111	Stock Stamp ORIGINAL	$19.00	4.00
XS1112	Stock Stamp DUPLICATE	$4.75	1.00
XS1116	Stock Stamp RECEIVED	$4.75	1.00
XS1117	Stock Stamp VOID	$14.25	3.00
XS1119	Stock Stamp CANCELLED	$9.50	2.00
XS1121	Stock Stamp FOR DEPOSIT ONLY	$9.50	2.00
XS1127	Stock Stamp PAST DUE	$4.75	1.00
XS1130	Stock Stamp CONFIDENTIAL	$14.25	3.00
XS11357	Stock Stamp Round OK	$8.50	2.00
XS11359	Round Stock Stamp THANK YOU	$8.50	2.00
XS11363	http://shopping.netsuite.com/s.nl?c=562489	$12.75	3.00
XS1138	Stock Stamp Client's Copy	$28.50	6.00
XS11407	Copy Round Stock Stamp	$8.50	2.00
XS11408	Round Stock Stamp DRAFT	$8.50	2.00
XS11409	Round Stock Stamp FAXED	$8.50	2.00
XS11411	Round Stock Stamp FILE COPY	$17.00	4.00
XS11413	Round Stock Stamp FYI	$12.75	3.00
XS11414	Round Stock Stamp INITIAL	$12.75	3.00
XS11415	Round Stock Stamp PAID	$12.75	3.00
XS11418	Round Stock Stamp ENTERED	$8.50	2.00
XS1150	Stock Stamp CONFIDENTIAL	$4.75	1.00
XS1201	Stock Stamp PAID	$9.50	2.00
XS1203	Stock Stamp RECEIVED	$4.75	1.00
XS1205	Stock Stamp ENTERED	$9.50	2.00
XS1207	Stock Stamp VOID	$9.50	2.00
XS1208	Stock Stamp BILLED	$4.75	1.00
XS1211	Stock Stamp POSTED	$9.50	2.00
XS1214	Stock Stamp COMPLETED	$9.50	2.00
XS1215	Stock Stamp DISTRIBUTED	$9.50	2.00
XS1216	Stock Stamp FAXED	$9.50	2.00
XS1217	Stock Stamp FILE	$9.50	2.00
XS1218	Stock Stamp MAILED	$9.50	2.00
XS1219	Stock Stamp REVISED	$9.50	2.00
XS1221	Stock Stamp PAID	$9.50	2.00
XS1223	Stock Stamp RECEIVED	$9.50	2.00
XS1332	Stock Stamp FIRST CLASS	$9.50	2.00
XS1333	Stock Stamp FOR DEPOSIT ONLY	$9.50	2.00
XS1334	Stock Stamp RUSH	$9.50	2.00
XS1335	Stock Stamp PAID	$9.50	2.00
XS1337	Stock Stamp COURT COPY	$33.25	7.00
XS1338	Stock Stamp OFFICE COPY	$9.50	2.00
XS1344	Stock Stamp ACCOUNT NOW OVERDUE	$4.75	1.00
XS1350	Stock Stamp FAXED	$4.75	1.00
XS1359	Stock Stamp COPY	$4.75	1.00
XS1360	Stock Stamp DRAFT	$9.50	2.00
XS1361	Stock Stamp FYI	$9.50	2.00
XS1362	Stock Stamp PAST DUE	$9.50	2.00
XS1364	Stock Stamp RECYCLE	$9.50	2.00
XS1365	Stock Stamp SHRED	$9.50	2.00
XS1504	Stock Stamp RETURN RECEIPT REQUESTED	$9.50	2.00
XS1512	Stock Stamp FIRST CLASS	$9.50	2.00
XS1537	Stock Stamp DO NOT BEND	$14.25	3.00
XS1571	Stock Stamp DO NOT XRAY	$4.75	1.00
XS1650	Stock Stamp E-MAILED	$9.50	2.00
XS1651	Stock Stamp E-MAIL	$4.75	1.00
XS1814	Stock Stamp Attorney's Copy	$19.00	4.00
XS1815	Stock Stamp Judge's Copy	$23.75	5.00
XS1816	Stock Stamp Attorney-Client Privilege	$28.50	6.00
XS1817	Stock Stamp COPY	$9.50	2.00

XS1822	Stock Stamp ENTERED ON/BY	$4.75	1.00
XS1826	Stock Stamp SIGNED/DATE	$9.50	2.00
XS1829	Stock Stamp SCANNED	$9.50	2.00
XS1830	Stock Stamp COURTESY COPY, ORIGINAL FILE ELECTRONICALLY	$9.50	2.00
XS1831	Stock Stamp PRIVILEGED	$9.50	2.00
XS2015	Two-Color Stock Stamp PAST DUE PLEASE REMIT	$10.50	2.00
XS2022	Two-Color Stock Stamp COPY	$10.50	2.00
XS2023	Two-Color Stock Stamp FAXED	$10.50	2.00
XS2024	Two-Color Stock Stamp PAID	$5.25	1.00
XS2025	Two-Color Stock Stamp EMAILED	$5.25	1.00
XS2026	Two-Color Stock Stamp COMPLETED	$5.25	1.00
XS2027	Two-Color Stock Stamp ENTERED	$5.25	1.00
XS2028	Two-Color Stock Stamp FILE	$10.50	2.00
XS2029	Two-Color Stock Stamp PERSONAL CONFIDENTIAL	$5.25	1.00
XS2030	Two-Color Stock Stamp RECEIVED	$5.25	1.00
XS2031	Two-Color Stock Stamp DRAFT	$5.25	1.00
XS2032	Two-Color Stock Stamp FILE COPY	$5.25	1.00
XS2033	Two-Color Stock Stamp ROUGH DRAFT	$5.25	1.00
XS2034	Two-Color Stock Stamp CONFIDENTIAL	$5.25	1.00
XS2035	Two-Color Stock Stamp FOR DEPOSIT ONLY	$10.50	2.00
XS2037	Two-Color Stock Stamp VOID	$5.25	1.00
XS2038	Two-Color Stock Stamp POSTED	$5.25	1.00
XS2039	Two-Color Stock Stamp ORIGINAL	$10.50	2.00
XS2040	Two-Color Stock Stamp RUSH	$10.50	2.00
XS2049	Two-Color Stock Stamp PAST DUE PLEASE REMIT	$5.25	1.00
XS22111	Xstamper Ink Refills 10ml, Red	$12.40	5.00
XS22112	Xstamper Ink Refills 10ml, Black	$7.44	3.00
XS22113	Xstamper Ink Refills 10ml, Blue	$4.96	2.00
XS22114	Xstamper Ink Refills 10ml, Green	$2.48	1.00
XS22115	Xstamper Ink Refills 10ml, Purple	$4.96	2.00
XS22116	Xstamper Ink Refills 10ml, Orange	$2.48	1.00
XS22211	Xstamper Ink Refills 20ml, Red	$11.94	3.00
XS22212	Xstamper Ink Refills 20ml, Black	$7.96	2.00
XS22213	Xstamper Ink Refills 20ml, Blue	$7.96	2.00
XS22214	Xstamper Ink Refills 20ml, Green	$7.96	2.00
XS22216	Xstamper Ink Refills 20ml, Orange	$3.98	1.00
XS34000	Xstamper Spin N' Stamp Holder	$12.75	3.00
XS34328	Spin N' Stamp Cartridge Completed	$2.99	1.00
XS34329	Spin N' Stamp Cartridge File	$2.99	1.00
XS34330	Spin N' Stamp Cartridge File Copy	$5.97	2.00
XS34331	Spin N' Stamp Cartridge Urgent	$2.99	1.00
XS34332	Spin N' Stamp Cartridge Original	$2.99	1.00
XS34333	Spin N' Stamp Cartridge Void	$5.97	2.00
XS34334	Spin N' Stamp Cartridge Confidential	$5.97	2.00
XS34335	Spin N' Stamp Cartridge Entered	$2.99	1.00
XS34336	Spin N' Stamp Cartridge Paid	$2.99	1.00
XS34337	Spin N' Stamp Cartridge Received	$2.99	1.00
XS34338	Spin N' Stamp Cartridge First Class	$2.99	1.00
XS34339	Spin N' Stamp Cartridge Rush	$2.99	1.00
XS34340	Spin N' Stamp Cartridge Faxed	$2.99	1.00
XS34341	Spin N' Stamp Cartridge Copy	$2.98	1.00
XS34342	Spin N' Stamp Cartridge Draft	$2.99	1.00
XS34343	Spin N' Stamp Cartridge Past Due	$2.99	1.00
XS34344	Spin N' Stamp Cartridge Posted	$2.99	1.00
XS40240	Automatic Numbering Machine 6 Wheel	$69.96	2.00
XS40242	Automatic Numbering Machine 7 Wheel	$74.95	1.00
XS40244	Automatic Numbering Machine 8 Wheel	$49.98	1.00
XS40246	Automatic Numbering Machine 10 Wheel	$64.98	1.00
XS40248	Automatic Numbering Machine 12 Wheel	$74.98	1.00
XS40271	Exhibit Stamper Alpha	$94.45	3.00
XS40275	Exhibit Stamper Numeric 1-999	$94.46	3.00
XS81041	10-in-1 Phrase Stamp	$19.43	1.00
XS8512	Xstamper Spin N' Stamp Copy, Draft, Original	$37.44	3.00
XS8514	Xstamper Spin N' Stamp Posted/Paid/Received	$12.49	1.00
XS8515	Xstamper Spin N' Stamp Entered/File Copy/Completed	$12.49	1.00
XS9998	Exhibit Stock Stamp	$59.90	5.00
XS9999	Redacted Stock Stamp	$83.82	7.00

Schedule 2.1(c)

Contracts

Stern Properties Office Lease dated 9/6/05

This Lease made the 6th day of September between Stern Properties hereinafter referred to as LANDLORD, and Lester Levin Inc., d/b/a Legal Store.com hereinafter jointly, severally and collectively referred to as TENANT.

     Witnesseth, that the Landlord hereby leases to the Tenant, and the Tenant hereby hirers and takes from the Landlord Unit #209 – consisting of approx. 3,829 square feet in the building known as 320 North Goodman Street; Rochester, New York 14607 to be used and occupied by the Tenant sales and distribution of legal supplies and for no other purpose, for a term to commence on or about November 1, 2005 term of five (5) years and to end on or about October 31, 2010 unless sooner terminated as hereinafter provided, at the ANNUAL RENT of SEE RIDER ATTACHED TO AND MADE PART OF LEASE all payable in equal monthly installments in advance on the first day of each and every calendar month during said term, except the first installment, which shall be paid upon the execution hereof.

     THE TENANT JOINTLY AND SEVERALLY COVENANTS:

     FIRST--That the Tenant will pay the rent as above provided.

     SECOND--Repairs; Ordinances and Violations; Entry; Indemnify Landlord.  That, throughout said terms the Tenant will take good care of the demised premises, fixtures and appurtenances, and all alterations, additions and improvements to either; make all repairs in  and about the same necessary to pay the expense of such repairs; suffer no waste or injury; give prompt notice to the Landlord of any fire that may occur; execute and comply with all laws, rules, orders, ordinances and regulations at any time issued or in force (except those requiring structural alterations), applicable to the demised premises or to the Tenant’s occupation thereof, of the Federal, State and Local Governments, and of each and every department, bureau and official thereof, and o the New York Board of Fire Underwriters; permit at all times during usual business hours, the Landlord and representatives of the Landlord to enter the demised premises for the purpose of inspection, and to exhibit them for purposes of sale or rental; suffer the Landlord to make repairs and improvements to all parts of the building, and to comply with Landlord to erect, use, maintain, repair and replace pipes and conduits in the demised premises and to the floors above and below; forever indemnify and save harmless the Landlord for and against any and all liability, penalties, damages, expenses and judgments arising from injury during said term to person or property of any nature, occasioned wholly or in part by any act or acts, omission or omissions of the Tenant, or of the employees, guests, agents, assigns or undertenants of the Tenant and also for any matter or thing growing out of the occupation of the demised premises or of the streets, sidewalks or vaults adjacent thereto; permit, during the six months next prior to the expiration of the term of the usual notice “To Let” to be placed and to remain unmolested in a conspicuous place upon the exterior of the demised premises; repair, at or before the end of the term, all injury done by the installation or removal of furniture and property; and at the end of the term, to quit and surrender the demised premises with all alterations, additions and improvements in good order and condition.

     THIRD.--Moving Injury Surrender; Negative Cotenants; Obstruction Signs; Air Conditioning.  That the Tenant will not disfigure or deface any part of the building, or suffer the same to be done, except so far as may be necessary to affix such trade fixtures as are herein consented to be the Landlord; the Tenant will not obstruct, or permit the obstruction of the street or the sidewalk adjacent thereto; will not do anything, or suffer anything to be done upon the demised premises which will increase the rate of fire insurance upon the building or any of its contents, or to be liable to cause structural injury to said building; will not permit the accumulation of waste or refuse matter, and will not, without the written consent of the Landlord first obtained in each case, either self, assign, except to an affiliate, mortgage or transfer this lease, underlet the demised premises or any part thereof, permit the same or any part thereof to be occupied by anybody other than the Tenant and the Tenant’s employees, make any alterations in the demised premises, use the demised premises or any part thereof for any purpose other than the one first above stipulated, or for any purpose deemed extra hazardous on account of fire risk, not in violation of any law or ordinance.  That the Tenant will not obstruct or permit the obstruction of the light, halls, stairway or entrances to the building, and will not erect or inscribe any sign, signals or advertisements unless and until the style and location thereof have been approved by the Landlord; and if any be erected or inscribed without such approval, the Landlord may remove the same.  No air conditioning unit or system or other apparatus shall be installed or used without the prior written consent of Landlord.

     IT IS MUTUALLY COVENANTED AND AGREED, THAT

     FOURTH.--Fire Clause.  If the demised premises shall be partially damaged by fire or other cause without the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, the damages shall be repaired by and at the expense of Landlord and the rent until such repairs shall be made shall be apportioned according to the part of the demised premises which is usable by Tenant.  But if such partial damage is due to the fault or neglect of Tenant, Tenant’s servants, employees, agents, visitors or licensees, without prejudice to any other rights and remedies of Landlord and without prejudice ot the rights of subrogation of Landlord’s insurer, the damages shall be repaired by Landlord but there shall be no apportionment or abatement of rent.  No penalty shall accrue for reasonable delay which may arise by reason of adjustment of insurance on the part of Landlord and/or Tenant, and for reasonable delay on account of “labor troubles”, or any other cause beyond Landlord’s control.  If the demised premises are totally damaged or are rendered wholly untentable by fire or other cause, and if Landlord shall decide not to restore or not to rebuild the same, or if the building shall be so damaged that Landlord shall decide to demolish it or to rebuild it, then or in any of such e vents Landlord may, within ninety (90) days after such fire or other cause, give Tenant a notice in writing of such decision, which notice shall be given as in Paragraph Twelve hereof provided, and thereupon the terms of the lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the demised premises and surrender the same to Landlord.  If Tenant shall not be in default under this lease, then upon the termination of this lease under the condition provided for in the sentence immediately preceding, Tenant’s liability for rent shall cease as of the day following the casualty.  Tenant hereby expressly waives the provisions of Section 227 of the real Property Law and agrees that the foregoing provisions of this Article shall govern and control in lieu thereof.  If the damage or destruction be due to the fault or neglect of Tenant the debris shall be removed by, and at the expense of, Tenant.

     FIFTH.--Eminent Domain.  If the whole or any part of the premises hereby demised shall be taken or condemned by any competent authority for any public use or purpose then the term hereby granted shall case from the time when possession of the part so taken shall be required for such public purpose and without apportionment of award, the Tenant hereby assigning to the Landlord all right and claim to any such awards, the current rent, however, in such case to be apportioned.

     SIXTH.--Lease not in Effect; Defaults; End Day Notice.  If, before the commencement of the term, the Tenant adjudicated a bankrupt, or make a “general assignment”, or take the benefit of any insolvent act, or if a Receiver or Trustee be appointed for the Tenant’s property, or if this lease or the estate of the Tenant hereunder be transferred or pass to or devolve upon any other person or corporation, or if the Tenant shall default in the performance of any agreement by the Tenant contained in any other lease to the Tenant by the Landlord or by any corporation of which an officer of the Landlord is a Director, this lease shall thereby, at the option of the Landlord, be terminated and in that case, neither the Tenant nor anybody claiming under the Tenant shall be entitled to go into possession of the demised premises.  If after the commencement of the term, any of the events mentioned above in this subdivision shall occur, or if Tenant shall make default in fulfilling any of the covenants of this lease, other than the covenants for the payment of rent or additional rent or if the demised premises become vacant or deserted, the Landlord may give to the Tenant ten days’ notice of intention to end the term of this lease, and thereupon at the expiration of said ten days (if said condition which was the basis of said notice shall continue to exist) the term under this lease shall expire as fully and completely as if that day were the date herein definitely fixed for the expiration of the term and the Tenant will then quit and surrender the demised premises to the Landlord, but the Tenant shall remain liable as hereinafter provided.

     Re-possession by Landlord; Re-Letting; Waiver by Tenant.  If the Tenant shall make default in the payment of the rent reserved hereunder, or any item of additional rent” herein mentioned, or any part of either or in making any other payment herein provided for, or if the notice last above provided for shall have been given and if the condition which was the basis of said notice shall exist at the expiration of said ten days’ period, the property therefrom, either by summary dispossess proceedings, or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages thereof, and re-possess and enjoy said premises together with all additions, alterations and improvement.  In any such case or in the event that this lease be “terminated” before the commencement of the term, as above provided, the Landlord may either re-let the demised premises or any part or parts thereof for the Landlord’s own account, or may, at the Landlord’s option, re-let the demised premises or any part or parts thereof as the agent of the Tenant, and receive the rents thereof, applying the same first to the payment of such expenses as the Landlord may have incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first incurred, and then to the fulfillment of the covenants of the Tenant herein, and the balance, if any, at the expiration of the term first above provided for, shall be paid to the Tenant.  Landlord may rent the premises for a term extending beyond the term hereby granted without releasing Tenant from any liability.  In the event that the term of this lease shall expire as above in this subdivision “Sixth” provided, or terminate by summary proceedings or otherwise, and if the Landlord shall not re-let the demised premises for the Landlord’s own account, then, whether or not the premises be re-let, the Tenant shall remain liable for, and the Tenant hereby agrees to pay to the Landlord, until the time when this lease would have expired, but for such termination or expiration, the equivalent of the amount of all of the rent and additional rent” reserved herein, less the avails of re-letting, if any, and the same shall be due and payable by the Tenant to the Landlord on the several rent days above specified, that is, upon each of such rent days the Tenant shall pay to the Landlord the amount of deficiency then existing.  The Tenant thereby expressly waives any and all right of redemption in case the Tenant shall be dispossessed by judgment or warrant of any court or judge, and the Tenant waives and will waive all rights to trial by jury in any summary proceedings hereafter instituted by the Landlord against the Tenant in respect to the demised premises.  The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning.

     Remedies are Cumulative.  In the event of a breach or threatened breach by the Tenant of any of the covenants or provisions hereof, the Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity, as if re-entry, summary proceedings and other remedies were not herein provided for.

     SEVENT.--Land may Perform; Additional Rent.  If the Tenant shall make default in the performance of any covenant herein contained, the Landlord may immediately, or at any time thereafter, without notice, perform the same for the account of the Tenant.  If a notice of mechanic’s lien be filed against the demised premises or against premises of which the demised premises are part, for, or purporting to be for, labor or material alleged to have been furnished, or to be furnished to or for the Tenant at the demised premises, and if the Tenant shall fail to take such action as shall cause such lien to be discharged within fifteen days after the filing of such notice, the Landlord may pay the amount  of such lien or discharge the same by deposit or by binding proceedings, and in the event of such deposit or bonding proceedings, the Landlord may require the lienor to prosecute an appropriate action to enforce the lienor’s claim.  In such case, the Landlord may pay any judgment recovered on such claim.  Any amount paid or expense incurred by the Landlord as in this subdivision of this lease provided, and any amount as to which the Tenant shall at any time be in default for or in respect to the use of water, electric current or sprinkler supervisory service, and any expense incurred or sum of money paid by the Landlord by reason of the failure of the Tenant to comply with any provision hereof, or in defending any such action, shall be deemed to be “additional rent” for the demised premises, and shall be due and payable by the Tenant to the Landlord on the first day of the next following month, or, at the option of the Landlord, on the first day of any succeeding month.  The receipt by the Landlord of any installment of the regular stipulation rent hereunder or any of said “additional rent” shall not be a waiver of any other “additional rent” then due.

     EIGHT.--As to Waivers.  The failure of the Landlord to insist, in any one or more instances upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver or a relinquishment for the future of such covenant or option, but the same shall continue and remain in full force and effect.  The receipt by the Landlord of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach and no waiver by the Landlord of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the Landlord.  Even though the Landlord shall consent to an assignment hereof no further assignment shall be made without express consent in writing by the Landlord.

     NINTH.--Collection of Rent From Others.  If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than the Tenant the Landlord may collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, and no such collection shall be deemed a waiver of the covenant herein against assignment and underletting, or the acceptance of the assignee, under-tenant or occupant as tenant, or a release of the Tenant from the further performance by the Tenant of the covenants herein contained on the part of the Tenant.

     TENTH.--Mortgages.  This lease shall be subject and subordinate at all times, to the lien of the mortgages now on the demised premises, and to all advances made or hereafter to be made upon the security thereof, and subject and subordinate to the lien of any mortgage or mortgages which at any time may be made a lien upon the premises.  The Tenant will execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages as shall be desired by any mortgagee or proposed mortgagee.  The Tenant hereby appoints the Landlord of the attorney-in-fact of the Tenant, irrevocable, to execute and deliver any such instrument or instruments for the Tenant.

     ELEVENTH.--Improvements.  All improvements made by The Tenant to or upon the demised premises, except said trade fixtures, shall when made, at once be deemed to be attached to the freehold, and become the property of the Landlord, and at the end or other expiration of the term, shall be surrendered to the Landlord in as good order and condition as they were when installed, reasonable wear and damages by the elements excepted.

     TWELFTH.--Notices.  Any notice or demand which under the terms of this lease or under any statute must or may be given or made by the parties hereto shall be in writing and shall be given or made by mailing the same by certified or registered mail addressed to the respective parties at the addresses set forth in this lease.

     THIRTEENTH.--No Liability.  The Landlord shall not be liable for any failure of water supply or electrical current, sprinkler damage, or failure of sprinkler service, nor for injury or damage to person or property caused by the elements or by other tenants or persons in said building, or resulting from stream, gas, electricity, water, rain or snow, which may leak or flow from any part of said buildings, or from the pipes, appliances or plumbing works of the same, or from the street or sub-surface, or from any other place, nor for interference with light or other incorporeal hereditaments by anybody other than the Landlord, or caused by operations by or for a governmental authority in construction of any public or quasi-public work, neither shall the Landlord be liable for any latent defect in the building.

     FOURTEENTH.--No Abatement.  No diminution or abatement of rent, or other compensation shall be claimed or allowed for inconvenience of discomfort arising from the making of repairs or improvements to the building or to its appliances, nor for any space taken to comply with any law, ordinance or order of a governmental authority.  In respect to the various “services,” if any, herein expressly or impliedly agreed to be furnished by the Landlord to the Tenant, it is agreed that there shall be no diminution or abatement of the rent, or any other compensation, for interruption or curtailment of such “service” when such interruption or curtailment shall be due to accident, alterations or repairs desirable or necessary to be made or to inability or difficulty in securing supplies or labor for the maintenance of such “service” or to some other cause, not gross negligence on the part of the Landlord.  No such interruption or curtailment of any such “service” shall be deemed a constructive eviction.  The Landlord shall not be required to furnish, and the Tenant shall not be entitled to receive, any of such “services” during any period wherein the Tenant shall be in default in respect to the payment of rent.  Neither shall there be any abatement or diminution of rent because of making of repairs, improvements or decorations to the demised premises after the date above fixed for the commencement of the term, it being understood that rent shall, in any event, commence to run at such date so above fixed.

     FIFTEENTH.—Rules, etc.  The Landlord may prescribe and regulate the placing of safes, machinery, quantities of merchandise and other things.  The Landlord may also prescribe and regulate which elevator and entrances shall be used by the Tenant’s employees, and for the Tenant’s shipping.  The Landlord may make such other and further rules and regulations as, in the Landlord’s judgment, may from time to time be needful for the safety, care or cleanliness of the building, and for the preservation of good order therein.  The Tenant and the employees and agents of the Tenant will observe and conform to all such rules and regulations.

     SIXTEENTH.--Shoring of Walls.  In the event that an excavation shall be made for building or other purposes upon land adjacent to the demised premises or shall be contemplated to be made, the Tenant shall afford to the person or persons causing or to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person or persons shall deem to be necessary to preserve the wall or walls, structure or structures upon the demised premises from injury and to support the same by proper foundations.

     SEVENTEENTH.--Vault Space.  No vaults or space not within the property line of the building are leased hereunder.  Landlord makes no representation as to the location of the property line of the building.  Such vaults or space as Tenant may be permitted to use or occupy are to be used or occupied under a revocable license and if such license be revoked by the Landlord as to the use or part or all of the vaults or space Landlord shall not be subject to any liability; Tenant shall not be entitled to any compensation or reduction in rent nor shall this be deemed constructive or actual eviction.  Any tax, fee or charge of municipal or other authorities for such vaults or space shall be paid by the Tenant for the period of the Tenant’s use or occupancy thereof.

     EIGHTEENTH.--Entry.  That during seven months prior to the expiration of the term hereby granted, applicants shall be admitted at all reasonable hours of the day to view the premises until rented; and the Landlord and the Landlord’s agents shall be permitted at any time during the term to visit and examine them at any reasonable hour of the day, and workmen may enter at any time, when authorized by the Landlord or the Landlord’s agents, to make or facilitate repairs in any part of the building; and if the said Tenant shall be personally present to open and permit an entry into said premises, at any time, when for any reason an entry therein shall be necessary or permissible hereunder, the Landlord or the Landlord’s agents may forcibly enter the same without rendering the Landlord or such agents liable to any claim or cause of action for damages by reason thereof (if during such entry the Landlord shall accord reasonable care to the Tenant’s property) and without in any manner affecting the obligations and covenants of this lease; it is, however, expressly understood that the right and authority hereby reserved, does not impose, nor does the Landlord assume, by reason thereof, any responsibility or liability whatsoever for the care or supervision of said premises, or any of the pipes, fixtures, appliances or appurtenances therein contained or therewith in any manner connected.

     NINETEENTH.--No Representations.  The Landlord has made no representations or promises in respect to said building or to the demised premises except those contained herein, and those, if any, contained in some written communication to the Tenant, signed by the Landlord.  This instrument may not be changed, modified, discharged or terminated orally.

      TWENTIETH.--If the Tenant shall at any time be in default hereunder, and if the Landlord shall institute an action or summary proceeding against the Tenant based upon such default, then the Tenant will reimburse the Landlord for the expense of attorneys’ fees and disbursements thereby incurred by the Landlord, so far as the same are reasonable in amount.  Also so long as the Tenant shall be a tenant hereunder the amount of such expenses shall be deemed to be “additional rent” hereunder and shall be due from the Tenant to the Landlord on the first day of the month following the incurring of such respective expenses.

      TWENTY-FIRST.--Landlord shall not be liable for failure to give possession of the premises upon commencement date by reason of the fact that premises are not ready for occupancy, or due to a prior Tenant wrongfully holding over or any other person wrongfully in possession or for any other reason:  in such event the rent shall not commence until possession is given or is available, but the term herein shall not be extended.

THE TENANT FURTHER COVENANTS:

     TWENTY-SECOND.--If a First Floor.  If the demised premises or any part thereof consist of a store, or of a first floor, or of any part thereof, the Tenant will keep the sidewalk and curb in front thereof clean at all times and will keep insured in favor of the Landlord, all place glass therein and furnish the Landlord with policies of insurance covering the same.

     TWENTY-THIRD.--Increase Fire Insurance Rate.  If by reason of the conduct upon the demised premises of a business not herein permitted, or if by reason of the improper or careless conduct of any business upon or use of the demised premises, and fire insurance rate shall at any time be higher than it otherwise would be, then the Tenant will reimburse the Landlord, as additional rent hereunder, for that part of all fire insurance premiums hereafter paid out by the Landlord which shall have been charged because of the conduct of such business not so permitted, or because of the improper or careless conduct of any business upon or use of the demised premises, and will make such reimbursement upon the first day of the month following such outlay by the Landlord; but this covenant shall not apply to a premium for any period beyond the expiration date of this lease, first above specified.  In any action or proceeding wherein the Landlord and Tenant are parties, a schedule or “make up” of rate for the building on the demised premises, purporting to have been issued by New York Fire Insurance Exchange, or other body making fire insurance rates for the demised premises, shall be prima facie evidence of the facts therein stated and of the several items and charges included in the fire insurance rate then applicable to the demised premises.

     TWENTY-FOURTH.--Water Rent.  If a separate water meter be installed for the demised premises, or any part  thereof, the Tenant will keep the same in repair and pay the charges made by the municipality or water supply company for or in respect to the consumption of water, as and when bills therefor are rendered.  If the demised premises, or any part thereof, be supplied with water through a meter which supplies other premises, the Tenant will pay to the Landlord, as and when bills are rendered therfor, the Tenant’s proportionate part of all charges which the municipality or water supply company shall make for all water consumed through said meter, as indicated by said meter.   Such proportionate part shall be fixed by apportioning the respective charge according to floor area against all of the rentable floor area in the building (exclusive of the basement) which shall have been occupied ruing the period of the respective charges, taking into account the period that each part of such areas was occupied.  Tenant aggress to pay as additional rent the Tenant’s proportionate part determined as aforesaid, of the sewer rent or charge imposed or assessed upon the building of which the premises are a part.

     TWENTY-FIFTH.--Electric Current.  That the Tenant will purchase from the Landlord, if the Landlord shall so desire, all electric current that the Tenant requires at the demised premises, and will pay the Landlord for the same, as the amount of consumption shall be indicated by the meter furnished thereof.  The price for said current shall be the same as that charged for consumptions similar to that of the Tenant by the company supplying electricity in the same community.  Payments shall be due as and when bills shall be rendered.  The Tenant shall comply with like rules, regulations and contract provisions as those prescribed by said company for a consumption similar to that of the Tenant.

     TWENTY-SIXTH.--Sprinkler System.  If there now is or shall be installed in said building a “sprinkler system” the Tenant agrees to keep the appliances thereto in the demised premises in repair and good working condition, and if the New York Board of Fire Underwriters or the New York Fire Insurance Exchange or any bureau, department or official o f the State or local government requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment to be made or supplied by reason of the Tenant’s business, or the location of partitions, trade fixtures, or other contents of the demised premises, or if such charges, modifications, alterations, additional sprinkler heads or other equipment in the demised premises are necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any Fire Insurance Company, the Tenant will at the Tenant’s own expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.  As additional rent hereunder the Tenant will pay to the Landlord, annually in advance, throughout the term $..........................., toward the contract price for sprinkler supervisory service.

     TWENTY-SEVENTH.--Security.  The sum of ………………………………… Dollars is deposited by the Tenant herein with the Landlord herein as security for the faithful performance of all the covenants and conditions of the lease by the said Tenant.  If the Tenant faithfully performs all the covenants and conditions on his part to be performed, then the sum deposited shall be returned to said Tenant.

     TWENTY-EIGHTH.--Nuisance.  This lease is granted and accepted on the especially understood and agreed condition that the Tenant will conduct his business in such a manner, both as regards noise and kindred nuisances, as will in no wise interfere with, annoy, or disturb any other tenants, in the conduct of their several businesses, or the Landlord in the management of the building; under penalty of forfeiture of this lease and consequential damages.

     TWENTY-NINTH.--Brokers Commissions.  The Landlord hereby recognizes …………………….. as the broker who negotiated and consummated this lease with the Tenant herein, and agrees that if, as, and when the Tenant exercises the option, if any, contained herein to renew this lease, or fails to exercise the option, if any, contained therein to cancel this lease, the Landlord will pay to said broker a further commission in accordance with the rules and commission rates of the Real Estate Board in the community.   A sale, transfer, or other disposition of the Landlord’s interest in said lease shall not operate to defeat the Landlord’s obligation to pay the said commission to the said broker.  The Tenant herein hereby represents to the Landlord that the said broker is the sole and only broker who negotiated and consummated this lease with the Tenant.

     THIRTIETH.--Window Cleaning.  The Tenant agrees that it will not require, permit, suffer, nor allow the cleaning of any window, or windows, in the demised premises from the outside (within the meaning of Section 202 of the Labor Law) unless the equipment and safety devices required by law, ordinance, regulation or rule, including, without limitation, Section 202 of the New York Labor Law, are provided and used, and unless the rules, or any supplemental rules of the Industrial Board of the State of New York are fully complied with; and the Tenant hereby agrees to indemnify the Landlord, Owner, Agent, Manager and/or Superintendent as a result of the Tenant’s requiring, permitting, suffering, or allowing any windows in the demised premises to be cleaned from the outside in violation of the requirements of the aforesaid laws, ordinances, regulations and/or rules.

     THIRTY-FIRST.--Validity.  The invalidity or unenforceability of any provision of this lease shall in no way affect the validity or enforceability of any other provision thereof.

     THIRTY-SECOND.--Execution and Delivery of Lease.  In order to avoid delay, this lease has been prepared and submitted to the Tenant for signature with the understanding that it shall not bind the Landlord unless and until it is executed and delivered by the Landlord.

    THIRTY-THIRD.--Exterior of Premises.  The Tenant will keep clean and polished all metal, trim, marble and stonework which are a part of the exterior of the premises, using such materials and methods as the Landlord may direct, and if the Tent shall fail to comply with the provisions of this paragraph, the Landlord may cause such work to be done at the expense of the Tenant.

     THIRTY-FOURTH.--Plate Glass.  The Landlord shall replace at the expense of the Tenant any and all broken glass in the skylights, doors and walls in and about the demised premises.  The Landlord may insure and keep insured all plate glass in the skylights, doors and walls in the demised premises for an in the name of the Landlord and bills for the premiums thereof shall be rendered by the Landlord to the Tenant at such times as the Landlord may elect, and shall be due from and payable by the Tenant when rendered, and the amount thereof shall be deemed to be, and shall be paid as, additional rent.

     THIRTY-FIFTH.--War Emergency.  This lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in nowise be affected, impaired or excused because Landlord is unable to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment of fixtures.  If Landlord is prevented or delayed from so doing by reason of governmental preemption in connection with a National Emergency declared by the President of the United States or in connection with any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions of supply and demand which have been or are affected by war or other emergency.

THE LANDLORD COVENANTS

     FIRST.--Quiet Possession.  That if and so long as the Tenant pays the rent and  “additional rent” reserved hereby, and performs and observes the covenants and provisions hereof, the Tenant shall quietly enjoy the demised premises, subject, however, to the terms of this lease, and to the mortgages above mentioned, provided however, that this covenant shall be conditioned upon the retention of title to the premises by the Landlord.

     SECOND.--Elevator; Heat.  Subject to the provisions of Paragraph “Fourteenth” above the Landlord will furnish the following respective services:  (a) Elevator service, if the building shall contain an elevator or elevators, on all days except Sundays and holidays, from ____ A.M. to ________ P.M. and on Saturdays from ____A.M. to _______ P.M.; (b) Heat, during the same hours on the same days in the cold season in each year.

     And it is mutually understood and agreed that the covenants and agreements contained in the within lease shall be binding upon the parties hereto and upon their respective successors, heirs, executors and administrators.

     In witness thereof, the Landlord and Tenant have respectively signed and sealed these presents the day and year first above written.

In presence of:

/s/ Gary Stern [L.S.] Landlord
Stern Properties

/s/ Patrick White [L.S] Tenant
Lester Levin Inc. d/b/a
By:  Pat White
Title:  President

Acknowledgement in New York State (RPL 309-a)
State of New York, Count of                                           ss.:
On 14th September, 2005 before me, the undersigned appeared ____________________ personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capcity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/s/ Rachel Estelle Perez
Notary Public State of New York
No ___________
Qualified in Monroe County
My Commission Expires February 7, 2009
(signature and office of individual taking acknowledgment)

State of NY
                                                             } ss.:
County of Monroe

On 9/15/05 before me, the undersigned, Gary Stern personally appeared the subscribing witness(es) to the foregoing instrument, with whom I am personally acquainted, who, being by me duly sworn, did dispose and say that he/she/they reside(s) in (if the place of residence is in a city, include the street and street number if any, thereof);

That he/she/they know(s)
To be the individual(s) described in and who executed the foregoing instrument; that said subscribing witness(es) was (were) present and saw said _________________________ execute the same; and that said witness(es) at the same time subscribed his/her/their name(s) as a witness(es) thereto.)

(If taken outside New York State insert city or political subdivision and state or country or other place acknowledgment taken And that said subscribing witness(es) mad esuch appearance before the undersigned in ___________________________)

/s/ Jean Marie Sak
Notary Public State of New York
Qualified in Monroe County 4856334
My Commission expires after April 14, 2006
(signature and office of individual taking acknowledgement)

Stern Properties
274 North Goodman Street
Rochester, New York 14607

RIDER TO LEASE BETWEEN:

Lester Levin Inc. d/b/a/ LegalStore.com (Tenant) and Stern Properties (Landlord)

1.	Rent Schedule:

Rent shall commence on or about November 1, 2005 or upon successful completion of improvements as described in Item 14, whichever is later, and rent for the first year of the Lease term will be equal to $1,474.50 per month.  Rent for each year of Lease term thereafter shall increase by the change in Consumer Price Index (“CPI”) over the preceding year as defined for major metropolitan areas in the month of July over the rent for the preceding year.

2.
Provided the Tenant has performed the terms, covenants, and conditions of the Lease on the part of the Tenant to be performed, then Tenant shall have the option to renew Lease for two (2) additional terms of two (2) years at the following rents:

Rent for each year of each option term shall increase by the change in CPI over the preceding year as defined for major metropolitan areas in the month of July over the rent for the preceding year.

Tenant shall exercise option(s) to renew Lease by giving Landlord written notice no less the four (4) months prior to expiration of Lease and option term, if exercised.  In the event that Tenant does not give written notice within that time period, then option(s) to renew Lease is null and void.

In the event that Tenant does not operate his business or maintain the Demised Premises (including fixtures, fittings, and merchandise) in a manner consistent with the Premises of which the Demised Premises are a part of, then the Landlord reserves the right not to grant options term(s), such right not to be unreasonably withheld by Landlord.

Tenant cannot sublet the Demised Premises or any part thereof but may assign its rights to a subsidiary under option(s) to renew Lease.  It is understood and agreed that option(s) to renew Lease is granted by the Landlord solely for the use of the Tenant.

3.
That the Tenant has this day deposited with the Landlord the sum of $1,474.50 as security for the full and faithful performance by the Tenant of all the terms, covenants and conditions of this lease upon the Tenant’s part to be performed, which said sum shall be returned to the Tenant thirty (30) days after the time fixed as the expiration of the term herein, provided the Tenant has fully and faithfully carried out all the said terms, covenants and conditions on the Tenant’s part to be performed.  In the event of a bonafide sale, subject to this Lease, the Landlord shall have the right to transfer security to the Vendee for the benefit of the Tenant and the Landlord shall be considered released by the Tenant from all liability for the return of such security; and the return of said security, and it is agreed that this shall apply to every transfer or assignment made of the security to a new Landlord.

4.
In the event any payment due hereunder is not received by no later than the fifth (5th) day of the month in which it is currently due, then and in that event there shall be an additional charge of interest due at the rate of ten percent (10%) per annum on the unpaid rental amount calculated from the due date through the date paid; this interest shall be paid in addition to the total rental so due.

5.
Any Tenant whose check issued to landlord in payment of rent or any other charges that is returned by Landlord’s bank for any reason, so that the amount is caused to be deducted from Landlord’s account shall be subject to the following:

	5.1	A $25.00 Administrative Charge.

5.2	Reimbursement of any extra charges assessed to Landlord’s account by Landlord’s bank.
5.3	Interest at the rate of ten percent (10%) per annum on the unpaid rental amount calculated from the due date through the date paid.

5.4	All future payments of rent and / or other charges to be made by cash or certified check only.

6.	Tenant is responsible for all its own costs with respect to the gas and electric utility services to the demised premises.

7.
(a.)  The Tenant agrees to maintain in full force throughout the Lease term, a its own cost and expense, one or more polices of public Liability and property damage insurance which, up to the maximum liability amounts thereof, insures the Tenant and the Landlord (and such other person(s) designated by the Landlord having insurable interest) against liability for injury or death to persons and/or damage to property in or about the Demised Premises.  The limits of liability of such insurance shall not be less than $500,000 for each occurrence and not less than $1,000,000 aggregate.  Such liability insurance must be written on an occurrence basis.  The insurance required by this section shall be primary insurance and the insurer shall be liable for the full amount of the loss up to and including the total limit of liability as set forth in the declarations.

7.
(b.)  During the Lease Term, Tenant shall maintain in full force a policy or policies on all its fixtures and equipment in the Demised Premises, a policy or policies on fire insurance insuring the Landlord and Tenant with standard extended coverage endorsements, to the extent of at least eighty (80%) percent of their insurable value, containing the proper co-insurance provisions to prevent the Tenant from being a co-insured.  As long as this Lease is in effect, the proceeds from any such policy or policies shall be used for the repair or replacement of the items so insured.

7.
(c.)  All insurance required to be secured by Tenant in accordance with subparagraphs (a) and (b) hereof shall be evidenced by certificates of insurance which shall be furnished to the Landlord.  Each such policy shall name Landlord as an ‘additional insured” and shall be endorsed to provide that thirty (30) days noticeof cancellation or amendment will be given to the Landlord.  Upon Tenant’s failure to produce such insurance and deliver the policy or policies or certificates therefor to the Landlord, at its option, may exercise one or both of the following:

(c-1)  Within then (10) days prior to the date of commencement of the term hereunder or ten (10) days before the expiration of any policy delivered to the Landlord, Landlord may, at its option, upon ten (10) days written notice to Tenant, obtain such insurance or any of same and the premium or premiums therefore shall be deemed to be and shall be paid by Tenant as additional rent at the next monthly rent payment day.

(c-2)  If Tenant fails to furnish Landlord with a copy of certificate of any insurance policy required to be furnished by Tenant to landlord when due and such failure continue for ten (10) days after written notice from Landlord, landlord may assess and collect and administrative fee of Five and No/100 Dollars ($5.00) for each day said policy or certificate has not been received in the office of Landlord at the close of each business day.

8.
This Rider and/or Exhibits attached hereto and duly executed by the Landlord and Tenant shall be deemed incorporated herein and made a part hereof.  In the event that any provision contained in the Rider is inconsistent with the terms of this lease, the provision contained in the Rider shall supersede the terms of this lease.

Schedule 2.1(e)

Proprietary Rights

Schedule 2.1(f)

Trade Accounts Receivable

Customer Number	Customer	Current	30 Day	60 Day	90 Day
		Open Balance	Open Balance	Open Balance	Open Balance
374	Dibble & M	$0.00	$85.54	$0.00	$0.00
5680	Northside P	$289.75	$0.00	$0.00	$0.00
288	Allen & O	$0.00	$70.15	$0.00	$0.00
837	Michael A	$0.00	$1.50	$0.00	$0.00
117	Timothy R	$93.96	$0.00	$0.00	$0.00
10222	Perry, A	84.55	$0.00	$0.00	$0.00
18767566	The Roth L	$0.00	$0.00	$0.00	$0.00
18767003	Seth E	$0.00	$0.00	$0.00	$0.00
548	Park E	$0.00	$0.00	($75.60)	$0.00
549	Peter T	$292.68	$0.00	$0.00	$0.00
123	Underberg & K	$0.00	$163.03	$0.00	$0.00
523	Frank C	$104.62	$0.00	$0.00	$0.00
261	Goldstein & L	$209.52	$20.52	$0.00	$0.00
268	John C.	$111.96	$0.00	$0.00	$0.00
18766922	The Housing C	$708.75	$0.00	$0.00	$0.00
462	Thomas C	$0.00	$3.60	$0.00	$513.81
995	O'Connor, R	$0.00	$0.00	$340.59	$0.00
612	Knauf, S	$39.58	$0.00	$0.00	$0.00
127	Timothy D	$0.00	$0.00	$0.00	$74.52
525	Romeo L	$0.00	$1.50	$0.00	$0.00
225	Stephen M.	$0.00	$0.00	$89.05	$0.00
431	Riley & G	$0.00	$1.50	$0.00	$0.00
388	Ward, N	$417.96	$407.16	$0.00	$0.00
7809	Moyer, R	$93.37	$0.00	$0.00	$0.00
319	A. Clark	$0.00	$0.00	$154.75	$0.00
295	Hirsch & T	$106.92	$0.00	$0.00	$0.00
365	Paul W	$107.89	$0.00	$0.00	$0.00
205	Maureen A	$0.00	$3.68	$0.00	$1,824.34
112	Alaine T	49.62	$0.00	$0.00	$0.00
839	Town of Web	$48.45	$0.00	$0.00	$0.00
346	Nixon P	$157.77	$1.50	$0.00	$0.00
358	Bansbach, Z	$54.76	$0.00	$0.00	$0.00
137	Gallo & I	$85.10	$0.00	$0.00	$0.00
241	Thomas A	$0.00	$0.00	$39.37	$0.00
235	Weiner, L	$112.75	$0.00	$0.00	$0.00
129	Davidson, F	$0.00	$625.32	$0.00	$0.00
18768146	Florida Health	$0.00	$515.00	$0.00	$0.00
5881	Attorney William C	$0.00	$0.00	$0.00	$0.00
465	Paul A	$0.00	$1.50	$0.00	$142.56
18766956	Ashcraft F	$0.00	$0.00	$79.60	$0.00
301	Louis C	$0.00	$76.25	$0.00	$0.00
250	Gould, P	$39.80	$61.40	$0.00	$0.00
345	Harter, S	$228.96	$233.28	$0.00	$0.00

9156	Chapman P	$0.00	$0.00	$0.00	$13.60
2914	Thyroff & T	$68.04	$0.00	$0.00	$0.00
18766945	Michael A	$27.97	$0.00	$0.00	$0.00
5377	Florida H	$515.00	$0.00	$515.00	$0.00
735	FM R	$635.25	$0.00	$0.00	$0.00
8205	Village O	$208.80	$208.80	$0.00	$0.00
6618	Matthew D	$0.00	$94.96	$0.00	$0.00
18767643	Chantilly S	$0.00	$4.18	$0.00	$0.00
2085	ABM	$0.00	$34.24	$0.00	$0.00
18767894	PhRMA	$0.00	$0.00	$0.00	$1,087.00
18767327	Permal A	$1,975.13	$0.00	$0.00	$0.00
6179	Northwest H	$0.00	$0.00	$693.00	$231.00
231	Gates & A	$817.23	$0.00	$0.00	$0.00
115	Shapiro & D
18768111	Alpha	$630.00	$0.00	$0.00	$0.00
5463	Savarese L	$0.00	$612.84	$0.00	$0.00
143	Brown & H	$421.85	$143.59	$0.00	$0.00
7074	Sinai H	$0.00	$462.00	$0.00	$0.00
116	Chamberlain	25.87	206.71	58.05	106.92
5534	Johnson & J	$0.00	$3.40	$0.00	$0.00
12084	Wayne	$0.00	373.5	$0.00	$0.00
102	Alexander B	$0.00	363.85	$0.00	$0.00
821	David H	$0.00	$340.52	$0.00	$0.00
5289	J. Erik G	$0.00	$303.00	$0.00	$0.00
9394	City of Colum	$26.75	$251.45	$0.00	$0.00
3032	Multi Media	$0.00	$249.48	$0.00	$0.00
18767134	LAW OFFICE OF THOMAS G	$0.00	$0.00	$17.95	$224.40
18767408	The Iowa Clinic	$0.00	$231.00	$0.00	$0.00
7199	William C	$0.00	$231.00	$0.00	$0.00
113	Thomas & S	226.1	$0.00	$0.00	$0.00
2062	Kaplovitz & A	$211.00	$0.00	$0.00	$0.00
18768140	Cortina, M	$0.00	$206.95	$0.00	$0.00
153	Savannah B	$0.00	$181.02	$0.00	$0.00
7041	Law Office of Al W	$0.00	$0.00	$0.00	$0.00
471	Joanne L	$0.00	$178.36	$0.00	$0.00
5655	Ray C	$159.50	$0.00	$0.00	$0.00
18768038	Rhian D	$0.00	$156.60	$0.00	$0.00
12235	Garrity and G	153.9	$0.00	$0.00	$0.00
1122	Law Offices of Daniel R. M	$0.00	149.5	$0.00	$0.00
864	David L. P	$0.00	$148.12	$0.00	$0.00
342	Finucane & H	$0.00	$142.56	$0.00	$0.00
18768139	Robert D. T	$140.94	$0.00	$0.00	$0.00
18768195	LCP	$135.35	$0.00	$0.00	$0.00
207	Angelo C	$0.00	$0.00	$132.08	$0.00
7765	Pillsbury & L	$31.50	$99.75	$0.00	$0.00
150	Stephen E.	$0.00	$1.50	$0.00	$0.00
416	Warren W	$0.00	$129.06	$0.00	$0.00

18768081	Connell L	$0.00	$124.00	$0.00	$0.00
503	Iannuzo & I.	$0.00	$0.00	$0.00	$0.00
18767758	Law Office of Terry K	$0.00	$0.00	$0.00	$0.00
18768022	The Law Firm of Barbara S	$0.00	$0.00	$116.50	$0.00
18767290	Jonathan J. S	$0.00	$1.50	$0.00	$0.00
2499	Cascone & K	$0.00	$109.52	$0.00	$0.00
121	Richard A. K	108.54	$0.00	$0.00	$0.00
575	Heath & M	$0.00	$0.00	$107.89	$0.00
18768200	Office S	$107.20	$0.00	$0.00	$0.00
6491	Redfield L	$0.00	$0.00	$106.75	$0.00
5444	Varrone & V	$106.75	$0.00	$0.00	$0.00
421	Dennis N. H	$0.00	$0.00	$106.54	$0.00
5984	Giannascoli & A	$104.11	$0.00	$0.00	$0.00
18768198	The Orner L	$103.47	$0.00	$0.00	$0.00
3861	Benjamin & J	$0.00	$103.30	$0.00	$0.00
10181	O'Connell &L	101.08	$0.00	$0.00	$0.00
3013	Adler L	$0.00	$0.00	$99.90	$0.00
637	Lunn T	$50.27	$49.63	$0.00	$0.00
18768173	Rochelle H	$99.90	$0.00	$0.00	$0.00
10186	MVOS	$98.49	$0.00	$0.00	$0.00
3791	The Law Offices of Brent C	$0.00	$0.00	$94.74	$0.00
228	McConville,C	$91.48	$0.00	$0.00	$0.00
18767904	Attorney Celeste D	$0.00	$91.13	$0.00	$0.00
5499	Attorney at Law W. Bevis S	$0.00	$88.15	$0.00	$0.00
12240	Deborah M	$0.00	$88.10	$0.00	$0.00
3006	Drew D	$87.27	$0.00	$0.00	$0.00
429	Michael R	$84.01	$0.00	$0.00	$0.00
18767979	Law Offices of Donald T	$0.00	$0.00	$2.95	$78.44
18767897	The Boston L	$0.00	$0.00	$0.00	$0.00
139	Kenneth K	$0.00	$81.25	$0.00	$0.00
18767248	Wickins & A	$0.00	$73.44	$0.00	$0.00
18768002	Capital D	$0.00	$0.00	$72.45	$0.00
18767996	Felicia S	$0.00	$0.00	$66.21	$0.00
516	Michael J	$0.00	$62.59	$0.00	$0.00
315	Gilbert R. P	$0.00	$61.56	$0.00	$0.00
18768037	Leslie A	$0.00	$59.95	$0.00	$0.00
18768202	Education/E	$55.00	$0.00	$0.00	$0.00
18766969	Gray & F	$0.00	$53.62	$0.00	$0.00
18768187	Sylvia S	$52.60	$0.00	$0.00	$0.00
18767206	Sheffy & M	$0.00	$52.55	$0.00	$0.00
611	James D. B	$51.69	$0.00	$0.00	$0.00
564	Fero & I	$49.63	$0.00	$0.00	$0.00
299	John J. P	$0.00	$0.00	$47.54	$0.00
307	Peter P	$0.00	$47.30	$0.00	$0.00
18768191	Bass S	$45.55	$0.00	$0.00	$0.00
244	Kelly M	$39.80	$0.00	$0.00	$0.00
11067	Hirshberg A	$0.00	36.11	$0.00	$0.00

18768125	Dara B	$0.00	$34.43	$0.00	$0.00
18768143	Edward B	$0.00	$30.25	$0.00	$0.00
18768203	The Community S	$30.00	$0.00	$0.00	$0.00
4343	Pacific P	$27.31	$0.00	$0.00	$0.00
6770	Tom S	$23.54	$0.00	$0.00	$0.00
18767919	Deborah C	$0.00	$0.00	$22.98	$0.00
328	Paul F. B	$19.42	$0.00	$0.00	$0.00
18767520	Illinois Dept	$0.00	$1.50	$0.00	$0.00
318	Jennie M	$0.00	$13.99	$0.00	$0.00
3612	Barry F	$9.72	$0.00	$0.00	$0.00
321	Stoner & A	$0.00	$1.50	$0.00	$0.00
246	Underwood & R	$0.00	$0.00	($27.45)	$0.00
5707	Johnson, L	$0.00	$0.00	($30.44)	$0.00
131	Kaman, B	$320.38	$0.00	($352.62)	$0.00
18767584	bross, b	$0.00	$0.00	$0.00	$0.00
182	Muldoon & G	$0.00	$0.00	$0.00	$0.00
5095	Fields, D	$0.00	$0.00	$0.00	$0.00
1018	Patrick P
1018	Patrick P	$0.00	$1.50	$0.00	$0.00
1018	Patrick P	$0.00	$0.00	$0.00	$0.00
Total - D1018	Patrick P	$0.00	$1.50	$0.00	$0.00
	Total	$11,716.11	$9,047.24	$2,477.78	$4,296.59

Schedule 2.1(h)

Cash and Cash Equivalents

Bank of America Account No. 009442661376 – Balance $10,405.83

Schedule 2.2

Excluded Assets

Outstanding operating leases not related to the Business.

Net Operating Loss carryovers.

Schedule 2.3

Assumed Liabilities

Office lease with Stern Properties dated September 6, 2005

Trade payables listed on the Accounts Payable register as of the Closing Date.

Accrued Payroll of Legalstore.com employees Deanna Gadsby and John Lyon for the pay period beginning on Monday October 5, , 2009 through Thursday, October 8, , 2009.

Any liabilities in connection with the Contracts assigned under Section 2.1(c).

[Any liabilities listed on the Closing Balance Sheet]

Schedule 2.4(a)(v)

Closing Balance Sheet

LEGALSTORE.COM
Carve-Out Balance Sheets
As of

October 7,
2009

ASSETS	(unaudited)

Current assets:
Cash and cash equivalents	$10,405
Accounts receivable	31,161
Inventory	101,011

Total current assets	142,577

Fixed assets, net	32,218
Goodwill	81,013

Total assets	$255,808

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$13,264
Current portion of capital lease obligations	-

Total current liabilities	13,264

Divisional equity	242,544

Total liabilities and divisional equity	$255,808

Schedule 3.3

Purchase Price Allocation

Asset	Amount

Total:

Schedule 4.1

Shareholders of Seller

Document Security Systems, Inc., a New York corporation

Schedule 4.2

Consent

Consent for the transaction is required under the Office lease with Stern Properties dated September 6, 2005

LANDLORD CONSENT AND ESTOPPEL CERTIFICATE

To:  Stern Properties, 274 N. Goodman St., Rochester, NY 14607

Re: Original Lease Date:	September 6, 2005
Current tenant:	Lester Levin, Inc.
Assignee, and after assignment,
New Tenant:	Internet Media Services, Inc.
Leased Premises:	Unit #209, consisting of approximately
3,829 square feet of the building located at
320 north Goodman Street, Rochester, New
York 14607

The undersigned, STERN PROPERTIES, as the current landlord (“Landlord”) under the above referenced lease agreement (the “Lease”) acknowledges that it has been advised that LESTER LEVIN Inc. (“Tenant”), the current Tenant of the Leased Premises under the Lease, is contemplating the assignment of the tenant’s interest as Tenant under the Lease to INTERNET MEDIA SERVICES, INC. (“Assignee” or “New Tenant”).  Tenant and Assignee have requested that the undersigned consent to such assignment and to deliver the Estoppel Certificate to the above named parties.

The undersigned, as the Landlord under the Lease, hereby certifies to Tenant and Assignee as follows:

1.	The Lease is in full force and effect and the Lease represents the entire agreement between the parties as to the Lease premises.
2.
The monthly base rent under the lease is $1,533.48.  All rent and additional rent for the Premises up to and including the date hereof, has been paid in full and Tenant has complied with all of its obligations under the Lease.

3.	The current term of the Lease expires on October 31, 2010.
4.
Tenant is not in default under the Lease, and , to the best of Landlord’s knowledge, no event has occurred which, with notice or lapse of time or both, would result in a default by Tenant under the Lease.

5.	Landlord consents to the assignment of this Lease to the Assignee.
6.	The statements contained herein may be relied upon by Tenant and Assignee.

The undersigned is duly authorized to execute this certificate.

Dated this 7th day of October, 2009.

LANDLORD:

STERN PROPERTIES
By:  /s/ Susan Fame, as agent for Stern Properties

Schedule 4.6

Litigation

None

Schedule 4.7

Intellectual Property

All of Seller’ existing customer databases.

All of Seller’ websites, domain names and URL’s, and all information and rights related thereto as follows:

LegalStore.com
LegalStore.org
LegalStore.mobi
LegalStore.me
LegalStore.us
legalstore.biz
legalstore.info
legalstore.ws
legalstore.tv

Seller will continue to own the domain name lesterlevin.com, but will direct web traffic to legalstore.com. Email will continue to flow as it currently does to lesterlevin.com.

Schedule 4.8

Insurance

Attached.

Commercial Liability Insurance	CNA Insurance	#B2099780764
Workers Compensation Insurance	The Hartford Insurance	#76WEGNS6367
New York Disability	The Standard Life Insurance Company	#432330

Schedule 4.11

Affiliate Interests

The internet domain names listed in Schedule 4.7 owned by Seller are registered in the name of Patrick White and DSS and are to be assigned to Buyer at the Closing.

Schedule 5.6

IMS Stockholders

Name	Shares of IMS Common Stock Held

Raymond Meyers	9,000,000

Michael Buechler	4,000,000

Alex Orlando	1,000

Total	13,001,000

LAW OFFICE OF GARY A. AGRON
5445 DTC Pkwy., Suite 520
Greenwood Village, Colorado  80111
Telephone:  (303) 770-7254
Facsimile:  (303) 770-7257
gaa@agronlaw.com

October ___, 2009

Lester Levin Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614

Document Security Systems, Inc.
28 East Main Street, Suite 1525
Rochester, New York 14614

Ladies and Gentlemen:

We have acted as counsel to Internet Media Services, Inc., a Delaware corporation (the “Buyer”), in connection with the execution and delivery by Buyer of the Asset Purchase Agreement, dated as of October ___, 2009 (the “Asset Purchase Agreement”), by and among Buyer and Lester Levin Inc. (the “Seller”).  This opinion is given to you pursuant to Section 2.4(b)(iii) of the Asset Purchase Agreement.  (Capitalized terms not otherwise defined herein are defined as set forth in the Asset Purchase Agreement.)

We have participated in the preparation and negotiation of the Asset Purchase Agreement and the exhibits and disclosure schedules thereto, and the other documents referred to therein.

Based on the foregoing, we give you our opinion as follows:

1.            Buyer, and its wholly-owned subsidiary Legal Store.Com, Inc., are each corporations duly formed, validly existing and in good standing under the laws of the State of Delaware.  Buyer has the requisite corporate power and authority to own, lease and operate its properties and assets as presently owned, leased and operated and to carry on its business as it is now being conducted.  Buyer has the full corporate right, power and authority to execute, deliver and carry out the terms of the Asset Purchase Agreement and all documents and agreements necessary to give effect to the provisions of the Asset Purchase Agreement and to consummate the transactions contemplated on the part of Buyer hereby.  The execution, delivery and consummation of the Asset Purchase Agreement and all other agreements and documents executed in connection therewith by Buyer has been duly authorized by all necessary corporate action on the part of Buyer.  No other action, consent or approval on the part of Buyer, any stockholder of Buyer, or any other person or entity is necessary to authorize the execution, delivery and consummation of the Asset Purchase Agreement and all other agreements and documents executed in connection therewith.

2.           The execution and delivery of the Asset Purchase Agreement and the performance by Buyer of its obligations thereunder do not and will not conflict with or violate any provision of the certificate of incorporation and by-laws or similar organizational documents of Buyer or its subsidiary.

3.           The IMS Common Stock to be issued to DSS under the Asset Purchase Agreement has been duly authorized and upon issuance, the IMS Common Stock will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances other than securities law restrictions and shall not be subject to preemptive rights or other similar rights of stockholders of Buyer.

4.           The total authorized capital stock of Buyer consists of 25,000,000 shares of common stock, par value $.001 per share, of which 13,001,000 shares are outstanding as of the date hereof.  Immediately after the Closing, the authorized capital stock of Buyer will consist of an aggregate of 25,000,000 shares of common stock, of which 20,501,000 shares will be issued and outstanding. To our knowledge, there are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire from Buyer any capital stock or other securities of Buyer, or any other agreements to issue any such securities or rights.  The rights, privileges and preferences of the IMS Common Stock are as stated in Buyer’s certificate of incorporation, as amended.

Very truly yours,

/s/ Gary Agron

INTERNET MEDIA SERVICES, INC.

CERTIFICATE AS TO CHARTER DOCUMENTS, RESOLUTIONS AND ELECTION, QUALIFICATION, INCUMBENCY AND SIGNATURES OF OFFICERS

Pursuant to the Asset Purchase Agreement dated as of October ___, 2009 (“Asset Purchase Agreement”) by and Among Internet Media Services, Inc., a Delaware corporation (“Buyer”) and Lester Levin Inc., a New York corporation (“Seller”), Raymond Meyers hereby certifies to Seller, in his own name and on behalf of the Buyer, that he is the duly elected, qualified and acting Chief Executive Officer of Buyer and that, as such, he is authorized to execute this certificate on behalf of the Buyer, and further certifies as follows:

1.           Attached hereto as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Buyer, as in effect on the date hereof, and all amendments thereto (the “Certificate”), through and as of the date hereof.  Such Certificate is in full force and effect on this date.  No action has been taken by the Board of Directors of the Buyer for the purpose of effecting any further amendment to or modification of such Certificate;

2.           Attached hereto as Exhibit B is a true, correct and complete copy of the By-Laws of the Buyer and all amendments thereto and modifications thereof, as in effect on and as of the date hereof;

3.           Attached hereto as Exhibit C is a complete and correct copy of all resolutions of the Board of Directors and Shareholders of the Buyer authorizing and approving the execution, delivery and performance of the Asset Purchase Agreement and all of the transactions contemplated thereunder, and all other documents and instruments to be delivered pursuant to the Asset Purchase Agreement.  Such resolutions are all the resolutions adopted in connection with the execution, delivery and performance of the Asset Purchase Agreement, and such resolutions have not been amended, modified, revoked or rescinded and are in full force and effect on and as of the date hereof; and

4.           The person named below is, as of the date hereof, a duly elected, acting and qualified officer of the Buyer, and as of the date of execution of the Asset Purchase Agreement, was, and on the date hereof is, an officer of the Buyer, holding the office set forth opposite his name, duly authorized to execute and deliver the Asset Purchase Agreement, in the name and on behalf of the Buyer, and any certificate, document or other instrument in connection therewith, and the signature set forth opposite his name below is his genuine signature.

Name	Title	Signature
Raymond Meyers	Chief Executive Officer	/s/ Raymond Meyers
Michael Buechler	Secretary	/s/ Michael Buechler

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of the ____ day of October 2009.

/s/ Raymond Meyers
Raymond Meyers, Chief Executive Officer

I, Michael Buechler, ____________, do hereby certify for an on behalf of Buyer that Raymond Meyers is the duly elected or appointed qualified and acting Chief Executive Officer of Buyer, and the signature set forth above is the genuine signature of such officer.

/s/ Michael Buechler
Michael Buechler

EXHIBIT A

[Certificate of Incorporation]

EXHIBIT B

[By-laws]

EXHIBIT C

[Resolutions]